                                                                   EXHIBIT 10.6


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                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                          DATED AS OF OCTOBER 15, 1999

                                  BY AND AMONG

                               AHL SERVICES, INC.
                                      AND
                          CERTAIN OF ITS SUBSIDIARIES

                                 AS BORROWERS,

                        THE LENDERS REFERRED TO HEREIN,

                   FIRST UNION NATIONAL BANK (LONDON BRANCH)

                         AS EUROPEAN SWINGLINE LENDER,

                           FIRST UNION NATIONAL BANK

                            AS ADMINISTRATIVE AGENT,

        FIRST UNION CAPITAL MARKETS CORP. AND SALOMON SMITH BARNEY INC.,

                                AS CO-ARRANGERS,

          SALOMON BROTHERS HOLDING COMPANY INC., AS SYNDICATION AGENT

                                      AND

        BANK OF AMERICA, N.A. AND WACHOVIA BANK N.A., AS MANAGING AGENTS


                          $375,000,000 CREDIT FACILITY


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

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                               TABLE OF CONTENTS

ARTICLE I

         DEFINITIONS..............................................................................................    2
         SECTION 1.1   Definitions................................................................................    2
         SECTION 1.2   General....................................................................................   23
         SECTION 1.3   Accounting Matters.........................................................................   23
         SECTION 1.4   Other Definitions and Provisions...........................................................   23

ARTICLE II

         CREDIT FACILITY..........................................................................................   24
         SECTION 2.1   Revolving Loans............................................................................   24
         SECTION 2.2   Procedure for Advances of Revolving Loans..................................................   24
         SECTION 2.3   Swingline Loan Subfacility.................................................................   25
         SECTION 2.4   Repayment of Revolving Loans...............................................................   27
         SECTION 2.5   Letters of Credit..........................................................................   29
         SECTION 2.6   Revolving Notes............................................................................   34
         SECTION 2.7   Termination of Revolving Facility..........................................................   34
         SECTION 2.8   Use of Proceeds............................................................................   35
         SECTION 2.9   Security; Trust; Covenant to Pay; Reaffirmation of Obligations, etc........................   35
         SECTION 2.10  Maximum Borrower Liability.................................................................   36
         SECTION 2.11  Waiver of Subrogation......................................................................   38
         SECTION 2.12  European Swingline Loans...................................................................   38
         SECTION 2.13  Liability Unconditional....................................................................   40

ARTICLE III

         GENERAL LOAN PROVISIONS..................................................................................   41
         SECTION 3.1   Interest...................................................................................   41
         SECTION 3.2   Notice and Manner of Conversion or Continuation of Loans...................................   45
         SECTION 3.3   Fees.......................................................................................   46
         SECTION 3.4   Manner of Payment..........................................................................   48
         SECTION 3.5   Crediting of Payments and Proceeds.........................................................   48
         SECTION 3.6   Nature of Obligations of Lenders Regarding Loans; Assumption by
                       Administrative Agent.......................................................................   49
         SECTION 3.7   Changed Circumstances......................................................................   49
         SECTION 3.8   Indemnity..................................................................................   51
         SECTION 3.9   Capital Requirements.......................................................................   51
         SECTION 3.10  Taxes; Currency............................................................................   52
         SECTION 3.11  Special Lenders............................................................................   55

ARTICLE IV

         CLOSING: CONDITIONS OF CLOSING AND BORROWING.............................................................   56
         SECTION 4.1   Closing....................................................................................   56
         SECTION 4.2   Conditions to Closing and Initial Loan.....................................................   56
         SECTION 4.3   Conditions to All Loans....................................................................   60

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF BORROWERS..............................................................   60
         SECTION 5.1   Representations and Warranties.............................................................   60
         SECTION 5.2   Survival of Representations and Warranties, Etc............................................   66

ARTICLE VI

         FINANCIAL INFORMATION AND NOTICES.........................................................................  67
         SECTION 6.1   Financial Statements and Projections........................................................  67
         SECTION 6.2   Officer's Compliance Certificate............................................................  68
         SECTION 6.3   Other Reports...............................................................................  68
         SECTION 6.4   Notice of Litigation and Other Matters......................................................  68
         SECTION 6.5   Accuracy of Information.....................................................................  69

ARTICLE VII

         AFFIRMATIVE COVENANTS.....................................................................................  70
         SECTION 7.1   Preservation of Corporate Existence and Related Matters.....................................  70
         SECTION 7.2   Maintenance of Property.....................................................................  70
         SECTION 7.3   Insurance...................................................................................  70
         SECTION 7.4   Accounting Methods and Financial Records....................................................  70
         SECTION 7.5   Payment and Performance of Obligations......................................................  71
         SECTION 7.6   Compliance With Laws and Approvals..........................................................  71
         SECTION 7.7   Environmental Laws..........................................................................  71
         SECTION 7.8   Compliance with ERISA and the Code..........................................................  71
         SECTION 7.9   Compliance With Other Agreements............................................................  72
         SECTION 7.10  Conduct of Business........................................................................   72
         SECTION 7.11  Visits and Inspections.....................................................................   72
         SECTION 7.12  Subsidiaries...............................................................................   72
         SECTION 7.13  Further Assurances.........................................................................   73
         SECTION 7.14  Year 2000 Compatibility....................................................................   73

ARTICLE VIII

         FINANCIAL COVENANTS......................................................................................   73
         SECTION 8.1   Capitalization Ratio.......................................................................   73

         SECTION 8.2  Consolidated Total Indebtedness to Consolidated Pro Forma EBITDA ..........................    74
         SECTION 8.3  Interest Coverage Ratio....................................................................    74
         SECTION 8.4  Current Ratio..............................................................................    74

ARTICLE IX

         NEGATIVE COVENANTS......................................................................................    74
         SECTION 9.1   Limitations on Debt.......................................................................    74
         SECTION 9.2   Limitations on Contingent Obligations.....................................................    75
         SECTION 9.3   Limitations on Liens......................................................................    75
         SECTION 9.4   Limitations on Loans, Advances, Investments and Acquisitions..............................    75
         SECTION 9.5   Limitations on Mergers and Liquidation....................................................    79
         SECTION 9.6   Limitations on Sale of Assets.............................................................    79
         SECTION 9.7   Limitations on Dividends and Distributions................................................    79
         SECTION 9.8   Transactions with Affiliates..............................................................    80
         SECTION 9.9   Certain Accounting Changes................................................................    80
         SECTION 9.10  Licenses..................................................................................    80
         SECTION 9.11  Restrictive Agreements....................................................................    80

ARTICLE X

         DEFAULT AND REMEDIES....................................................................................    80
         SECTION 10.1  Events of Default.........................................................................    80
         SECTION 10.2  Remedies..................................................................................    83
         SECTION 10.3  Rights and Remedies Cumulative; Non-Waiver; etc...........................................    83
         SECTION 10.4  Set-off...................................................................................    83
         SECTION 10.5  Adjustments...............................................................................    84
         SECTION 10.6  Consents..................................................................................    84

ARTICLE XI

         THE ADMINISTRATIVE AGENT................................................................................    84
         SECTION 11.1  Appointment...............................................................................    84
         SECTION 11.2  Nature of Duties..........................................................................    85
         SECTION 11.3  Exculpatory Provisions....................................................................    85
         SECTION 11.4  Reliance by Administrative Agent..........................................................    86
         SECTION 11.5  Non-Reliance on Administrative Agent and Other Lenders....................................    86
         SECTION 11.6  Notice of Default.........................................................................    87
         SECTION 11.7  Indemnification...........................................................................    87
         SECTION 11.8  The Administrative Agent in its Individual Capacity.......................................    87
         SECTION 11.9  Successor Administrative Agent............................................................    88

ARTICLE XII

         MISCELLANEOUS...........................................................................................    88
         SECTION 12.1   Notices..................................................................................    88
         SECTION 12.2   Expenses.................................................................................    90
         SECTION 12.3   Governing Law............................................................................    90
         SECTION 12.4   Consent to Jurisdiction..................................................................    90
         SECTION 12.5   WAIVER OF JURY TRIAL.....................................................................    91
         SECTION 12.6   Reversal of Payment......................................................................    91
         SECTION 12.7   Successors and Assigns; Participations...................................................    91
         SECTION 12.8   Amendments, Waivers and Consents: Renewal................................................    94
         SECTION 12.9   Performance of Duties....................................................................    95
         SECTION 12.10  Indemnification..........................................................................    95
         SECTION 12.11  All Powers Coupled with Interest.........................................................    95
         SECTION 12.12  Survival of Indemnities..................................................................    95
         SECTION 12.13  Provision of Loan Documents..............................................................    95
         SECTION 12.14  Titles and Captions......................................................................    95
         SECTION 12.15  Severability of Provisions...............................................................    95
         SECTION 12.16  Counterparts.............................................................................    96
         SECTION 12.17  AHL as Agent for Other Borrowers.........................................................    96
         SECTION 12.18  Term of Agreement........................................................................    96
         SECTION 12.19  EMU; Continuity of Contract, Etc.........................................................    96
         SECTION 12.20  Entire Agreement.........................................................................    99
         SECTION 12.21  Transitional Provisions..................................................................   100
         SECTION 12.22  Acknowledgments..........................................................................   101

EXHIBITS
Exhibit A-1       -        Form of Revolving Note
Exhibit A-2       -        Form of Swingline Note
Exhibit A-3       -        Form of European Swingline Note
Exhibit B         -        Form of Notice of Borrowing
Exhibit C         -        Form of Notice of Conversion/Continuation
Exhibit D         -        Form of Officer's Compliance Certificate
Exhibit E         -        Form of Assignment and Acceptance
Exhibit F-1       -        Copy of Pledge Agreement - AHL
Exhibit F-2       -        Copy of Pledge Agreement - U.S.Holdings
Exhibit G-1       -        Copy of German Assignment of Accounts Receivable Agreements
Exhibit G-2       -        Form of German Confirmation Agreement
Exhibit G-3       -        Copy of German Guaranty Agreements
Exhibit G-4       -        Copy of German Pledge Agreements
Exhibit H-1       -        Copies of Prior UK Security Documents
Exhibit H-2       -        Form of Composite Debenture
Exhibit H-3       -        Form of Mortgage of Shares (AHL)
Exhibit H-4       -        Form of Mortgage of Shares (European Holdings)
Exhibit I         -        Copy of Security Agreement
Exhibit J         -        Form of Confirmation Agreement
Exhibit K         -        Form of Intercompany Subordination Agreement
Exhibit L         -        Form of Joinder Agreement

SCHEDULES
Schedule 1.1      -        Lenders and Commitments
Schedule 1.1
(Existing Loans)  -        Existing Loans
Schedule 1.1(PL)  -        Existing Liens
Schedule 5.1(a)   -        Jurisdictions of Organization and Qualification to Do
                           Business as Foreign Corporation; Chief Executive Office
Schedule 5.1(b)   -        Subsidiaries and capitalization
Schedule 5.1(d)   -        Regulatory  Matters
Schedule 5.1(g)   -        Environmental Matters
Schedule 5.1(h)   -        ERISA Plans
Schedule 5.1(k)   -        Patents, Copyrights and Trademarks
Schedule 5.1(1)   -        Material Contracts
Schedule 5.1(m)   -        Labor and Collective Bargaining Agreements
Schedule 5.1(o)   -        Liabilities Not Reflected in Financial Statements
Schedule 5.1(r)   -        Real Property
Schedule 5.1(t)   -        Debt and Contingent Obligations
Schedule 5.1(u)   -        Litigation
Schedule 9.1      -        Existing Debt
Schedule 9.4      -        Existing Loans, Advances and Investments

         SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 15, 1999, by and among AHL SERVICES, INC., a Georgia corporation ("AHL"), ARGENBRIGHT SECURITY, INC., a Georgia corporation ("Argenbright Security"), ARGENBRIGHT, INC., a Georgia corporation ("Argenbright Transportation"), ADI U.K. LIMITED, a company organized under the laws of the United Kingdom ("ADI U.K."), AVIATION DEFENCE INTERNATIONAL GERMANY LIMITED, a company organized under the laws of the United Kingdom ("ADI Germany"), ARGENBRIGHT HOLDINGS LIMITED, a Georgia corporation ("U.S. Holdings"), THE ADI GROUP LIMITED, a company organized under the laws of the United Kingdom ("European Holdings"), and ADI ALPHA HOLDING GMBH, a limited liability company organized under the laws of the Federal Republic of Germany ("ADI Alpha Holding") (each of AHL, Argenbright Security, Argenbright Transportation, ADI U.K., ADI Germany, U.S. Holdings, European Holdings and ADI Alpha Holding is sometimes individually referred to as a "Borrower" and collectively are referred to as the "Borrowers"), the financial institutions who are or may become party hereto (the "Lenders"), FIRST UNION NATIONAL BANK, LONDON BRANCH (the "European Swingline Lender"), FIRST UNION NATIONAL BANK, a national banking association ("First Union"), as Administrative Agent for the Lenders and individually a Lender, FIRST UNION CAPITAL MARKETS CORP. and SALOMON SMITH BARNEY INC., as co-arrangers (in such capacity, the "Co-Arrangers"), SALOMON BROTHERS HOLDING COMPANY INC., as syndication agent (in such capacity, the "Syndication Agent"), and Bank of America, N.A. and Wachovia Bank N.A., as Managing Agents.


                                    RECITALS

         WHEREAS, Borrowers, First Union, as administrative agent, and the Existing Lenders are parties to that certain Amended and Restated Credit Agreement, dated as of February 10, 1998, as amended by that certain (i) First Amendment to Amended and Restated Credit Agreement dated as of July 9, 1998,
(ii) Second Amendment to Amended and Restated Credit Agreement dated as of November 18, 1998, (iii) Third Amendment to Amended and Restated Credit Agreement dated as of March 17, 1999, and (iv) Fourth Amendment to Amended and Restated Credit Agreement dated as of April 23, 1999 (as so amended prior to the date hereof, the "Prior Credit Agreement"), pursuant to which the Existing Lenders have extended to Borrowers a revolving credit facility in the original principal amount of up to Two Hundred Fifty Million Dollars ($250,000,000); and

         WHEREAS, Borrowers, Lenders and Administrative Agent desire to enter into this Agreement to (i) amend and restate the Prior Credit Agreement so that the terms and conditions of the Prior Credit Agreement are the terms and conditions set forth herein, (ii) to increase the amount of the revolving credit facility available to the Borrowers from $250,000,000 to $375,000,000 upon the terms and subject to the conditions set forth herein, (iii) finance permitted Acquisitions, and (iv) provide working capital for the Borrowers.

         NOW, THEREFORE, in consideration of the premises and the agreements, covenants and provisions herein contained and for TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Borrowers, jointly and severally, the Lenders and First Union hereby agree that the Prior Credit Agreement be, and it hereby is, amended and restated as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1 Definitions. In addition to the terms defined above and the terms defined elsewhere herein, the following terms when used in this Agreement shall have the meanings assigned to them below:

         "Accounts Designation Letter" means the letter executed by each of the Borrowers, delivered on the Closing Date and from time to time thereafter, designating the accounts of AHL or the other Borrowers to which proceeds of Loans are to be disbursed and authorizing Loan proceeds to be disbursed to such accounts.

         "Acquired Company" shall have the meaning assigned thereto in Section 7.12.

         "ADI Germany" shall have the meaning assigned thereto in the preamble hereof.

         "ADI U.K." shall have the meaning assigned thereto in the preamble hereof.

         "Adjusted EBITDA" as applied to AHL and the Subsidiaries, means, for any period, AHL and the Subsidiaries' Net Income (but without deduction of income and franchise taxes that have been accrued), plus (a) Interest Expense paid or accrued, (b) amortization and depreciation deducted in determining Net Income, and (c) the Reserve Increase during the period, provided that in calculating Net Income for the purpose of calculating EBITDA there shall be excluded therefrom (i) any gain or loss arising from the sale of capital assets; (ii) any gain or loss arising from any write-up of assets; (iii) all net earnings of any entity (other than a Subsidiary) in which AHL has an ownership interest unless such net earnings have actually been received by AHL and the Subsidiaries in the form of cash distributions; (iv) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the AHL and the Subsidiaries; and (v) any gain or loss arising from extraordinary or nonrecurring items.

         "Administrative Agent" means First Union in its capacity as administrative agent hereunder, and any successor thereto appointed pursuant to
Section 11.9.

         "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 12.1.

         "Affiliate" means a Person: (i) that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a Person; (ii) that beneficially owns or holds 25% or more of any class of voting stock or other equity interest of the Person; or (iii) 25% or more of whose voting stock (or in the case of a Person which is not a corporation, 25% or more of whose equity interest) is beneficially owned or held by the Person. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock or other equity interests, by contract, or otherwise.

         "Agents" means, collectively, the Administrative Agent and the Syndication Agent.

         "Aggregate Commitment" means Three Hundred Seventy-Five Million Dollars ($375,000,000).

         "Agreement" means this Second Amended and Restated Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

         "AHL" shall have the meaning assigned thereto in the preamble hereof.

         "Alternative Currency" shall mean English Pounds or any other currency (other than Dollars), in each case, freely transferable and convertible into Dollars in the London Interbank market requested by a Foreign Borrower and acceptable to the Lenders.

         "Applicable Law" means all applicable provisions of constitutions, laws, statutes, treaties, rules, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

         "Applicable Margin" shall have the meaning assigned thereto in Section 3.1(a).

         "Assigned Dollar Value" shall mean, in respect of any Foreign Currency Loan or Letter of Credit payable in an Alternative Currency, the Dollar equivalent thereof determined based upon the applicable Spot Exchange Rate as of the Denomination Date for such Loan or Letter of Credit.

         "Assigned Dollar Value Excess" shall mean the Dollar amount by which, at the end of any Interest Period for a Foreign Currency Loan, the Assigned Dollar Value of outstanding Foreign Currency Loans under the subject Loan facility plus the Assigned Dollar Value of the undrawn amount of any Letters of Credit payable in an Alternative Currency exceeds the applicable Foreign Currency Sublimit.

         "Assignment and Acceptance" shall have the meaning assigned thereto in
Section 12.7(a).

         "Avoidance Provisions" shall have the meaning assigned thereto in
Section 2.10(a).

         "Bankruptcy Code" means the U.S. Bankruptcy Code, 11 U.S.C. ss. 101 et seq., as amended.

         "Base Rate Currency" means English Pounds but no other Alternative Currency.

         "Base Rate Loan" means any loan made by the Lenders under the Revolving Facility and bearing interest determined with reference to the Domestic Base Rate or by the European Swingline

Lender under the European Swingline and bearing interest at a rate determined with reference to the Foreign Base Rate.

         "Benefitted Lender" shall have the meaning assigned thereto in Section 10.5.

         "Borrowers" shall have the meaning assigned thereto in the preamble hereof.

         "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and Atlanta, Georgia are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan or Foreign Currency Loan, any day that is a Business Day described in clause (a) and that is also, with respect to LIBOR Rate Loans, a day for trading by and between banks in deposits in the London interbank market, and, with respect to such Foreign Currency Loans, is a day in which the banks in the capital of the country of the foreign currency are open.

         "Capital Asset" means, with respect to AHL and its Subsidiaries, any asset that would, in accordance with GAAP, be required to be classified and accounted for as a capital asset on a Consolidated balance sheet of AHL and its Subsidiaries.

         "Capital Expenditures" means, with respect to AHL and its Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by AHL and its Subsidiaries during such period, determined in accordance with GAAP.

         "Capital Lease" means, with respect to AHL and its Subsidiaries, any lease of any property that would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a Consolidated balance sheet of AHL and its Subsidiaries.

         "Cash Collateral Account" shall have the meaning assigned thereto in
Section 2.5(a).

         "Change in Control" means (i) any person or group of persons other than Frank A. Argenbright, Jr. shall obtain beneficial ownership or control (within the meaning of Section 13(d)(3) of the Exchange Act) in one or more series of transactions of more than fifty percent (50%) of the common stock of AHL or more than fifty percent (50%) of the voting power of shareholders of AHL entitled to vote in the election of members of the board of directors (ii) during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the board of directors of AHL cease for any reason to constitute a majority of the members of the board of directors of such company, or (iii) there shall have occurred under any indenture or other instrument evidencing any Debt in excess of Five Million Dollars ($5,000,000) any "change in control" (as defined in such indenture or other evidence of Debt) obligating AHL or any Subsidiary to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein.

         "Closing Date" means the date of this Agreement.

         "Co-Arrangers" shall have the meaning assigned thereto in the preamble hereof.

         "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

         "Collateral" means any assets pledged by any of the Borrowers or any of their Subsidiaries in order to secure the Obligations or a portion thereof.

         "Commitment" means the commitment of a Lender to make Loans, the Issuing Bank to issue Letters of Credit hereunder, and of each Lender to reimburse the Issuing Bank for unreimbursed drawings under any Letter of Credit. On the Closing Date, the Commitment of each Lender shall be the amount set forth opposite such Lender's name on Schedule 1.1 under the caption "Commitment", as the same may be reduced or modified at any time or from time to time pursuant to Section 2.4(c) and Section 12.8.

         "Commitment Percentage" means, at any time, with respect to any Lender or the Issuing Bank, the ratio of (a) the Commitment of such Lender or the Issuing Bank at such time to (b) the Aggregate Commitments of all Lenders and the Issuing Bank at such time.

         "Composite Debenture" means the Composite Guarantee and Debenture dated as of the Closing Date, substantially in the form of Exhibit H-2, executed by European Holdings, ADI Germany and ADI U.K. in favor of the Administrative Agent for the benefit of itself and the Lenders, as amended, modified or supplemented from time to time.

         "Confirmation Agreement" means the Confirmation and Omnibus Amendment Agreement dated as of the date hereof, substantially in the form of Exhibit J, by and among the domestic Borrowers, the Administrative Agent and the Lenders, as amended, modified or supplemented from time to time.

         "Consolidated" means, when used with reference to financial statements or financial statement items of AHL and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

         "Contributing Borrower" shall have the meaning assigned thereto in
Section 2.10(d).

         "Contingent Obligation" means, with respect to AHL and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Contingent Obligation shall not include (i) customary indemnification obligations provided in connection with previously- consummated acquisition or sale transactions or provided in connection with future acquisition or sale transactions consummated in compliance with the terms of this Agreement or (ii) endorsements for collection or deposit in the ordinary course of business.

         "Correspondent(s) means the financial institution(s) or office(s), which may or may not be an Affiliate of the Administrative Agent or the European Swingline Lender, which the Administrative Agent or the European Swingline Lender from time to time designates to the Borrowers as its correspondent hereunder in disbursing proceeds of a Loan and/or receiving payments with respect to a Loan.

         "Credit Facility" means the several credits to be extended to the Borrowers pursuant to Article II.

         "Current Assets" at any date, the amount at which all of the Consolidated current assets of AHL and Subsidiaries would be properly classified in accordance with GAAP as current assets on a balance sheet at such date.

         "Current Liabilities" at any date, the amount at which all of the Consolidated current liabilities of AHL and Subsidiaries would be properly classified in accordance with GAAP as current liabilities on a balance sheet at such date, excluding the Loans, current maturities of any Funded Indebtedness, amounts due to Affiliates, and the current portion of the reserve maintained by AHL and its Subsidiaries for the payment of workers' compensation and vehicle claims.

         "Debt" means, with respect to AHL and its Subsidiaries, at any date and without duplication, the sum, calculated in accordance with GAAP, of (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables or accrued liabilities arising in the ordinary course of business not more than ninety (90) days past due or, if more than ninety (90) days past due, being contested by such Person in good faith, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, and banker's acceptances issued for the account of any such Person, (f) all Contingent Obligations of such Person, (g) all obligations to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities of such Person and (h) all termination payments which would be due and payable by any such Person pursuant to a Hedging Agreement.

         "Default" means any of the events specified in Section 10.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

         "Domestic Borrower" means each Borrower other than a Foreign Borrower.

         "Denomination Date" means, (a) in determining the Assigned Dollar Value of any European Swingline Loan, in determining the conversion to Dollars of all Foreign Currency Loans pursuant to Section 3.1(f), or in determining the Assigned Dollar Value of all Foreign Currency Loans pursuant to Section 3.10(g), the same Business Day on which such determination is made,
(b) in determining the Assigned Dollar Value of any Foreign Currency Loans to be made, continued or converted, the date that is two Business Days before the date on which the applicable Foreign Currency Loan is made, continued or converted, and (c) with respect to any determination of any Denomination Date, from time to time by the Administrative Agent in its sole discretion.

         "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

         "Domestic Base Rate" means, at any time, with respect to Revolving Loans made in Dollars and Swingline Loans the higher of (a) the U.S. Prime Rate or (b) the Federal Funds Rate plus one half of one percent (0.50%); each change in the Domestic Base Rate shall take effect simultaneously with the corresponding change or changes in the U.S. Prime Rate or the Federal Funds Rate, as applicable.

         "EBITDA" as applied to AHL and the Subsidiaries, means, for any period, AHL and the Subsidiaries' Net Income (but without deduction of income and franchise taxes that have been accrued), plus (a) Interest Expense paid or accrued, (b) amortization and depreciation deducted in determining Net Income, and (c) the Reserve Increase during the period, provided that in calculating Net Income for the purpose of calculating EBITDA there shall be excluded therefrom (i) any gain arising from the sale of capital assets; (ii) any gain arising from any write-up of assets; (iii) all net earnings of any entity (other than a Subsidiary) in which AHL has an ownership interest unless such net earnings have actually been received by AHL and the Subsidiaries in the form of cash distributions; (iv) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the AHL and the Subsidiaries; and (v) any gain arising from extraordinary or nonrecurring items.

         "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $1,000,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or any successor thereto (the "OECD") or a political subdivision of any such country and having total assets in excess of $1,000,000,000, provided that such bank or other financial institution is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in loans in the ordinary course of its business and having total assets in excess of $500,000,000, (v) any Affiliate of an existing Lender or
(vi) any other Person approved by the Administrative Agent and, if and to the extent required under Section 12.7, AHL, which approval shall not be unreasonably withheld.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees or former employees of any Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees or former employees of any Borrower or any current or former ERISA Affiliate.

        "English Pounds" means Pounds Sterling, the lawful currency of the United Kingdom on the date of this Agreement.

         "Environmental Laws" means any and all federal, state, provincial and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals and interpretations, and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

         "ERISA Affiliate" means any Person who together with any Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

         "European Holdings" shall have the meaning assigned thereto in the preamble hereof.

         "European Swingline Committed Amount" means the Assigned Dollar Value of Fifteen Million Dollars ($15,000,000).

         "European Swingline Facility" means the revolving credit facility extended in English Pounds or any other currency (other than Dollars), in each case, freely transferable and convertible into Dollars in the London Interbank market requested by a Foreign Borrower and acceptable to the European Swingline Lender in the aggregate principal amount not to exceed at any time the European Swingline Committed Amount.

         "European Swingline Lender" shall have the meaning assigned thereto in the preamble hereof.

         "European Swingline Loan" means any Loan made pursuant to the European Swingline Facility.

         "European Swingline Note" means the European Swingline Note made by the Borrowers and payable to the order of the European Swingline Lender substantially in the form of Exhibit A-3 hereto, evidencing the European Swingline Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "European Swingline Note" means any of such Notes.

         "European Swingline Termination Date" means the date that is the Revolving Facility Termination Date.

         "Event of Default" means any of the events specified in Section 10.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Lenders" means, collectively, First Union, First Union National Bank, London Branch, Wachovia Bank, N.A., SunTrust Bank, Atlanta, Bank of America, N.A. (formerly NationsBank, N.A.), Fleet National Bank, Dresdner Bank AG, New York and Grand Cayman Branches, DG Bank Deutsche
Genossenschaftsbank AG Cayman Island Branch, The Bank of Nova Scotia, Scotiabank Europe plc and Salomon Brothers Holding Company Inc.

         "Existing Letters of Credit" means the letters of credit issued by the Issuing Bank under the Prior Credit Agreement and outstanding immediately prior to the Closing Date and identified on Schedule 5.1(t).

         "Existing LIBOR Rate Loans" means the "LIBOR Rate Loans" (as such term is defined in the Prior Credit Agreement) made by the Existing Lenders to the Borrowers under the Prior Credit Agreement, as described on Schedule 1.1 (Existing Loans), which on the Closing Date shall be repaid in accordance with
Section 12.21 of this Agreement.

         "Existing Security Documents" means, collectively, the Security Agreement, the Pledge Agreements and the Prior UK Security Documents.

         "Expiration Date" means November 18, 2003.

         "Facility Fee" shall have the meaning assigned thereto in Section
3.3(a).

         "Facility Fee Percentage" shall have the meaning assigned thereto in
Section 3.3(a).

         "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published at 11:00 a.m. (Eastern Standard or Daylight Time) for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it in good faith as reasonably representative of such rate.

         "First Union" shall have the meaning assigned thereto in the preamble hereof.

         "FUCM" means First Union Capital Markets Corp.

         "Fiscal Year" means each fiscal year of AHL and its Subsidiaries ending on the last Friday in December, or, with respect to the Foreign Borrowers, ending on December 31.

         "Foreign Base Rate" means, at any time, with respect to European Swingline Loans made as Base Rate Loans in the Base Rate Currency, the Prime Rate; each change in the Foreign Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate.

         "Foreign Borrowers" means each of ADI U.K., ADI Germany, European Holdings and ADI Alpha Holding.

         "Foreign Currency Loan" means any Loan that is borrowed in, and to be repaid in, an Alternative Currency.

         "Foreign Currency Sublimit" means, with respect to the Revolving Facility, the Assigned Dollar Value of an amount equal to fifty percent (50%) of the Aggregate Commitment, and with respect to the European Swingline Facility, the Assigned Dollar Value of $15,000,000, being the maximum aggregate Loans to be made in the Alternative Currency under the respective Credit Facilities.

         "Foreign Subsidiary Note" means each and every promissory note made to AHL from a foreign Subsidiary and made to evidence the loans to be made by AHL to the foreign Subsidiary from proceeds of the Loans and other cash sources.

         "Funded Indebtedness" means all (i) Debt for money borrowed, (ii) all guaranties of Funded Indebtedness described in clauses (i), (iii), and (iv) of this definition, (iii) the face amount of the Letters of Credit then outstanding, and (iv) Capital Lease obligations, in each case that by their terms mature more than one year from the date of any calculation thereof or that are renewable or extendable at the option of the obligor to a date beyond one year from such date of calculation.

         "Funding Borrower" shall have the meaning assigned thereto in Section 2.10(d).

         "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for AHL and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of AHL and the Subsidiaries.

         "German Assignment of Accounts Receivable Agreements" means, collectively, (a) the Assignment of Accounts Receivable dated May 2, 1997, executed by ADI Germany, as supplemented by that certain Supplemental Assignment dated February 10, 1998, and (b) all of the Assignment of Accounts Receivable agreements executed by certain (direct and indirect) German Subsidiaries of AHL, in each case, in favor of the Administrative Agent and the Existing Lenders party thereto, copies of which are attached hereto as Exhibit G-1, in each case, as amended and supplemented by the German Confirmation Agreement and as further amended, modified or supplemented from time to time.

         "German Confirmation Agreement" means the Confirmation and Omnibus Amendment Agreement dated the date hereof, substantially in the form of Exhibit G-2, executed by Argenbright Transportation and certain (direct and indirect) German Subsidiaries of AHL in favor of the

Administrative Agent and each of the Lenders, as further amended, modified or supplemented from time to time.

         "German Guaranty Agreements" means, collectively, all of the Guaranty agreements executed by certain (direct and indirect) German Subsidiaries of AHL, copies of which are attached hereto as Exhibit G-3, in each case, as amended and supplemented by the German Confirmation Agreement and as further amended, modified or supplemented from time to time.

         "German Pledge Agreements" means, collectively, all of the Pledge Agreements executed by Argenbright Transportation and certain subsidiaries of Argenbright Transportation, in each case, in favor of the Administrative Agent and the Existing Lenders party thereto, copies of which are attached hereto as Exhibit G-4, in each case, as amended and supplemented by the German Confirmation Agreement and as further amended, modified or supplemented from time to time.

         "German Security Documents" means, collectively, (a) the German Assignment of Accounts Receivable Agreements, (b) the German Guaranty Agreements, (c) the German Pledge Agreements, (d) the German Confirmation Agreement, and (e) each other agreement, deed, instrument or writing governed by the laws of the Federal Republic of Germany to which AHL or any Subsidiary thereof pledges, charges or grants a security interest in the Collateral or such Person guarantees payment and performance of the Obligations, in each case, as amended, restated, modified or supplemented from time to time.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing having jurisdiction over the Person and the subject matter, including, without limitation, the Federal Reserve Board and the Bank of England.

         "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law,
(d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Hedging Agreement" means any agreement with any Lender with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate or currency risk exposure executed in connection with hedging the interest rate or currency exposure of the Borrowers, and any confirming letter executed pursuant to such hedging agreement, all as amended or supplemented from time to time.

         "Intercompany Subordination Agreement" means the Intercompany Subordination Agreement of even date by and among AHL, certain Subsidiaries of AHL identified therein and the Administrative Agent, for the benefit of itself and the Lenders, substantially in the form of Exhibit K attached hereto, as amended or supplemented from time to time.

         "Interest Coverage Ratio" means, at any date of determination thereof, the ratio of (a) (i) Consolidated Net Income of AHL and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date, plus (ii) income and franchise taxes paid in cash during such period, plus (iii) Interest Expense paid in cash during such period, plus
(iv) the Reserve Increase during the period to (b) Interest Expense for such period.

         "Interest Expense" means, with respect to AHL and the Subsidiaries, for any period of calculation and without duplication, gross interest expense (including without limitation, interest expense attributable to Capital Leases and, after taking into account appropriate netting, all amounts due or receivable, pursuant to hedging agreements), determined for such period in accordance with GAAP.

         "Interest Payment Date" means, with respect to Base Rate Loans, the last Business Day of each calendar quarter commencing with the first calendar quarter ending after the Closing Date, and with respect to LIBOR Rate Loans, the last day of each Interest Period applicable thereto (unless such Interest Period extends over three (3) months, in which case "Interest Payment Date" shall also include the last Business Day of the third month during such Interest Period).

         "Interest Period" shall have the meaning assigned thereto in Section 3.1(b).

         "Issuing Bank" means First Union, as the issuer of a Letter of Credit.

         "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit L executed by each Subsidiary in accordance with Section 7.12, as amended or supplemented from time to time.

         "Joinder Event" shall have the meaning assigned thereto in Section
7.12.

         "Lender" includes the European Swingline Lender, each Person executing this Agreement as a Lender set forth on the signature pages hereto, and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to
Section 12.7.

         "Letter of Credit" means a letter of credit at any time issued by the Issuing Bank for the account of the Borrowers and includes each of the two letters of credit issued for the account of the Borrowers prior to the Closing Date and specified in Schedule 9.1.

         "LIBOR" means the rate of interest determined on the basis of the rate of interest at which Dollar deposits, in the case of any Loan other than a Foreign Currency Loan, or deposits in the Alternative Currency, in the case of any Foreign Currency Loan, for a period comparable to the applicable Interest Period commencing on the first day of such Interest Period appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period. In the event that such rate does not appear on Telerate Page 3750, "LIBOR" shall be determined by the Administrative Agent to be the rate per annum at which Dollar deposits or deposits in the Alternative Currency, as the case may be, are offered by leading reference banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period comparable to such Interest Period and in an amount comparable to the amount of the applicable Revolving Loan.

         "LIBOR Rate" means:

         (a) with respect to all Loans (other than Foreign Currency Loans made in English Pounds) (i) LIBOR divided by (ii) one (1) less the Reserve Percentage (such rate to be rounded upward to the next whole multiple of 1/16 of 1%); and

         (b) with respect to all Foreign Currency Loans made in English Pounds (i) LIBOR plus (ii) MLA Costs.

As used herein "MLA Cost" means, subject to paragraph 3 below, the rate per annum determined by the Administrative Agent to be equal to the arithmetic mean (rounded to three decimal places with the mid-point rounded up) of the respective rates determined by the Administrative Agent as the rate resulting from the application of the following formula:

                              A(D-E) + BD + C(D-F)
                            -----------------------
                                 100  -  (B+C)

where on the date upon which the calculation fails to be made:

         "A" is the level of secured loans which the Administrative Agent is required by the Bank of England to maintain with members of the London Discount Market Association, gilt-edged market makers and Stock Exchange money brokers or certain marketable or callable securities approved by the Bank of England, expressed as a percentage of Eligible Liabilities;

         "B" is the level of interest free cash balances which the Administrative Agent is required to maintain with the Bank of England expressed as a percentage of Eligible Liabilities;

         "C" is the level of interest-bearing Special Deposits which the Administrative Agent is required to maintain with the Bank of England, expressed as a percentage of Eligible Liabilities;

         "D" is the interest rate expressed as a percentage per annum at which one, two, three or six months (as the case may be) English Pounds are offered to the Administrative Agent in the London Interbank Market at or about 11:00 a.m. (London time);

         "E" is the lower of D (above) and the interest rate expressed as a percentage per annum offered by Discount Houses for secured one, two, three or six month callable fixtures (as the case may be) at or about 11:00 a.m. (London time); and

         "F" is the lower of D (above) and the interest rate expressed as a percentage per annum payable by the Bank of England to the Administrative Agent on interest-bearing Special Deposits.

         1. For purposes hereof, Eligible Liabilities and Special Deposits have the meanings given to them at the time of application of the formula by the Bank of England.

         2. The MLA Cost shall be calculated at or about 11:00 a.m. (London time) on the first day of each Interest Period and, if necessary, on days falling at intervals of three months thereafter during such Interest Period; the MLA Cost so calculated shall apply from and including the date on which the calculation is made to, but excluding, the date on which the MLA Cost is next calculated or, as the case may require, the last day of the Interest Period in question.

         3. If there is any change in applicable law or regulation, or the interpretation thereof, by any governmental authority charged with the administration thereof, or in the nature of any request or requirement by the Bank of England, or other applicable banking authority, the effect of which is to impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirements against assets held by, or deposits in, or for the account of, or advances by the Administrative Agent, or in any other respect whatsoever, the Administrative Agent shall be entitled to vary the above formula so as (but only so as) to restore the position, in terms of overall return to that which prevailed before such change became necessary. The Administrative Agent shall notify AHL of any necessary variation to the formula and the formula, as so varied, shall be the formula for the purposes hereof with effect from the date of notification; however, such change shall not affect the MLA Cost in respect of any period of calculation which commenced before the date of such notification.

The LIBOR Rate shall be adjusted automatically as of the effective date of any change in the Reserve Percentage or the MLA Cost.

         "LIBOR Rate Loan" means any Loan bearing interest at a rate determined with reference to the LIBOR Rate.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Loan" means any loan or advance made by any Lender pursuant to this Agreement, including without limitation, any Revolving Loan, any Swingline Loan, any European Swingline Loan, and all such Loans collectively as the context requires.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Intercompany Subordination Agreement, any Joinder Agreement, the Security Documents, the Confirmation Agreement and any supplements thereto executed in connection with any Joinder Agreement, any Hedging Agreement executed by any Lender and each other document, instrument and agreement executed and delivered by any Borrower or a Subsidiary thereof in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended or supplemented from time to time.

         "Loan Office" means the office specified by the Administrative Agent or any Lender from time to time as its office for disbursement or receipt of Loan proceeds.

         "LOC Committed Amount" means the Assigned Dollar Value of Fifteen Million Dollars ($15,000,000).

         "LOC Fronting Fee" means the non-refundable, fully-earned fee equal to 0.125% per annum of the undrawn face amount of each Letter of Credit issued, renewed or extended by the Issuing Bank.

         "LOC Issuance Fee"shall have the meaning assigned thereto in Section 2.5(b).

         "LOC Obligations" means, as to each Letter of Credit, all liabilities of the Borrowers or any of their Subsidiaries thereunder or in respect thereof, whether contingent or otherwise, including (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid or made available by the Administrative Agent or the Issuing Bank to the extent not reimbursed, and (c) all unpaid interest, fees and expenses relating thereto.

         "Material Adverse Effect" means, with respect to AHL and its Subsidiaries, a material adverse effect on (a) the properties, business, prospects, operations or condition (financial or otherwise) of AHL and its Subsidiaries, taken as a whole, or (b) the ability of AHL or any of its Subsidiaries to perform its obligations under the Loan Documents to which it is a party.

         "Material Contract" means (a) any contract or other agreement, written or oral, of AHL or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $1,000,000 per annum, or (b) any other contract or agreement, written or oral, of AHL or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

         "Material Judgment Amount" means $1,000,000.

         "Material Subsidiary" means (i) each Borrower and (ii) any Subsidiary having at any fiscal quarter end, a Revenue Percentage, for the period consisting of the quarter just ended, equal to or greater than ten percent (10%).

         "Maximum Borrower Liability" shall have the meaning assigned thereto in Section 2.10(a).

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate has made, or accrued an obligation to make, contributions within the preceding six years.

         "Net Cash Proceeds" means, as applicable, (a) with respect to any sale or other disposition of assets (including sale/leaseback transactions), the gross cash proceeds received by AHL or any of its Subsidiaries from such sale or other disposition less (i) the sum of (A) all legal, title, recording, transfer and income tax expenses, commissions and other fees and expenses incurred, and all other federal, state, local and foreign taxes assessed in connection therewith and (ii) the principal amount of, premium, if any, and interest on any Debt secured by a Lien on the asset (or a portion thereof) sold or disposed of, which Debt is required to be repaid in connection with such sale, (b) with respect to any offering of debt or equity securities, the gross cash proceeds received by AHL or any of its Subsidiaries therefrom less all legal, underwriting and other fees, commissions and expenses incurred in connection therewith and (c) with respect to any payment under an insurance policy, the amount of cash proceeds received by AHL or its applicable Subsidiary from the related insurance company.

         "Net Income" means, with respect to AHL and its Subsidiaries, for any period and without duplication, net income (or loss) for such period determined in accordance with GAAP.

         "Notes" means the Revolving Notes, the Swingline Note, the European Swingline Note and collectively all of such Notes.

         "Notice of Borrowing" shall have the meaning assigned thereto in
Section 2.2(a).

         "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 3.2.

         "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) all payment and other obligations owing by a Borrower to any Lender under any Hedging Agreement and (c) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by a Borrower to the Lenders or to the Administrative Agent under or in respect of this Agreement, any Note or any of the other Loan Documents, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money.

         "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 6.2.

         "Other Debtor Relief Law" shall have the meaning assigned thereto in
Section 2.10(a).

         "Other Taxes" shall have the meaning assigned thereto in Section
3.10(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees or former employees of any Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees or former employees of any Borrower or any of their current or former ERISA Affiliates.

         "Permitted Liens" means (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP,
(b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty
(30) days or (ii) which are being contested in good faith and by appropriate proceedings, (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or performance obligations under customer service contracts, (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of such property or impair the use thereof in the ordinary conduct of business, (e) Liens of the Administrative Agent and the Security Trustee for the benefit of the Administrative Agent, the Security Trustee and the Lenders and Liens in favor of the Lenders granted pursuant to the Security Documents, (f) Liens securing Debt permitted by Section 9.1(h), but only if each such Lien attaches only to the property acquired with the proceeds of such permitted Debt and it is expressly subordinated to newly-created or existing Liens in favor of the Administrative Agent for the benefit of the Lenders pursuant to subordination documentation with terms and in a form approved by the Administrative Agent, (g) Liens securing Debt permitted by Section 9.1(i), but only if each such Lien attaches only to the property acquired with the proceeds of such permitted Debt, and (h) Liens existing on the Closing Date and described on Schedule 1.1(PL).

         "Person" means an individual, corporation, partnership, association, trust, business trust, limited liability company, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group.

         "Pledge Agreements" means, collectively, (a) the Pledge Agreement dated as of February 10, 1998, executed by AHL, a copy of which is attached hereto as Exhibit F-1, pursuant to which, among other things, AHL has granted a pledge to the Administrative Agent in respect of all of the outstanding shares of capital stock owned by AHL, and (b) the Pledge Agreement dated as of February 10, 1998, executed by U.S. Holdings, a copy of which is attached hereto as Exhibit F-2, pursuant to which, among other things, U.S. Holdings has granted a pledge to the Administrative Agent in respect of all of the outstanding shares of capital stock of Argenbright Security and Argenbright Transportation owned by U.S. Holdings, in each case as amended by the Confirmation Agreement and as further amended, restated, modified or supplemented from time to time.

         "Possible Obligation Liability" means, with respect to any Borrower, the maximum amount of the outstanding Obligations at the time of determination which the Administrative Agent determines in its sole discretion that the individual Borrower would be required to pay upon an Event of Default, taking into consideration the financial resources of all of the other Borrowers that are jointly and severally obligated upon the Obligations.

         "Prime Rate" means, at any time, with respect to European Swingline Loans in the Base Rate Currency, the fluctuating and publicly announced base rate of HSBC Plc (formerly named Midland Bank, plc), plus two percent (2%). Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate that may be announced publicly as the Prime Rate is an index or base rate and shall not necessarily be the lowest or best rate charged to customers or other banks.

         "Prior Credit Agreement" shall have the meaning assigned thereto in the first paragraph of the recitals hereto.

         "Prior UK Security Documents" means, collectively, (a) the Composite Debenture dated as of May 2, 1997, executed by European Holdings, ADI Germany and ADI U.K. in favor of the Administrative Agent for the benefit of itself and the Lenders, (b) the Mortgage of Shares dated May 2, 1997 executed by AHL, and
(c) the Mortgage of Shares dated May 2, 1997 executed by European Holdings, copies of which are attached hereto as Exhibit H-1, in each case, with respect to the stock of the Material Subsidiaries and in favor of the Administrative Agent for the benefit of itself and the Lenders, in each case as amended, modified or supplemented from time to time.

         "Projections" shall have the meaning assigned thereto in Section
6.1(c).

         "Pro Forma Adjusted EBITDA" as applied to AHL and the Subsidiaries, means, for any period, Consolidated Adjusted EBITDA of AHL and the Subsidiaries calculated on a pro forma basis to include as of the first day of such period, the Adjusted EBITDA of all companies acquired during such period as if they had been owned by AHL and the Subsidiaries for the entire period (adjusted for any non-recurring costs and expenses incurred by the acquired company prior to the date of such acquisition) as approved by the Administrative Agent in its sole discretion (or, in the case of any acquisition that requires the consent of the Required Lenders, as approved by the Administrative Agent and the Required Lenders). Borrowers hereby agree to promptly furnish to the Administrative Agent any information, including, without limitation, financial statements of the acquired company, as may reasonably be requested by the Administrative Agent in order to calculate Pro Forma Adjusted EBITDA.

         "Pro Forma EBITDA" as applied to AHL and the Subsidiaries, means, for any period, Consolidated EBITDA of AHL and the Subsidiaries calculated on a pro forma basis to include as of the first day of such period, the EBITDA of all companies acquired during such period as if they had been owned by AHL and the Subsidiaries for the entire period (adjusted for any non-recurring costs and expenses incurred by the acquired company prior to the date of such acquisition) as approved by the Administrative Agent in its sole discretion (or, in the case of any acquisition that requires the consent of the Required Lenders, as approved by the Administrative Agent and the Required Lenders). Borrowers hereby agree to promptly furnish to the Administrative Agent any information, including, without limitation, financial statements of the acquired company, as may reasonably be requested by the Administrative Agent in order to calculate Pro Forma EBITDA.

         "Register" shall have the meaning assigned thereto in Section 12.7(b).

         "Required Lenders" means, at any date, any combination of the Lenders holding at least 51% of the combined sum of the Commitments of all Lenders, or if the Commitments of the Lenders shall have been terminated, any combination of the Lenders holding at least 51% of the sum of the aggregate unpaid principal amount of the Loans and the LOC Obligations.

         "Reserve Increase" means for any period the amount by which the reserve maintained by AHL and its Subsidiaries for the payment of workers' compensation and vehicle claims increased during the period after netting and deducting any charges or offsets to the reserve during the period.

         "Reserve Percentage" means the maximum daily arithmetic (expressed as a decimal) reserve requirement imposed by any Governmental Authority on Dollar or Alternative Currency liabilities, including, without limitation, any reserve requirement or increased cost imposed by any Governmental Authority, including, without limitation, the Board of Governors of the Federal Reserve System (or any successor) under Regulation D.

         "Revenue Percentage" means, for any Subsidiary of any Borrower, for any period of calculation, the percentage derived by dividing (A) the product of (i) Consolidated revenues for such Subsidiary during the period, multiplied by (ii) the percentage amount of direct or indirect ownership by all Borrowers of all outstanding capital stock or other ownership interests in the Subsidiary at the end of the period by (B) Consolidated revenues for AHL and all its Subsidiaries during the period.

         "Revolving Facility" means the revolving credit facility extended to the Borrowers pursuant to Section 2.1.

         "Revolving Facility Termination Date" means the earliest of the dates referred to in Section 2.7.

         "Revolving Loan" means any Loan made to the Borrowers pursuant to
Section 2.1, and all such Loans collectively as the context requires.

         "Revolving Notes" means the separate Revolving Credit Notes made by the Borrowers payable to the order of each Lender, substantially in the form of Exhibit A-1 hereto, evidencing the Revolving Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Revolving Note" means any of such Notes.

         "Schulbert" means Schulbert GmbH & Co. KG (formerly Schulbert Personal Service GmbH), a limited partnership organized under the laws of the Federal Republic of Germany.

         "SEC" means the Securities and Exchange Commission.

         "Security Agreement" means the Security Agreement dated as of February 10, 1998, a copy of which is attached hereto as Exhibit I, executed by the Borrowers in favor of the Administrative Agent for the benefit of itself and the Lenders, as amended by the Confirmation Agreement and as further amended, restated, modified or supplemented from time to time.

         "Security Documents" means the collective reference to the Existing Security Documents, the German Security Documents, the UK Security Documents, and each other agreement or writing pursuant to which AHL or any Subsidiary thereof heretofore, now or hereafter pledges or grants a security interest in the Collateral or such Person guaranties the payment or performance of the Obligations.

         "Security Trustee" shall have the meaning assigned thereto in Section 11.1.

         "Senior Indebtedness" means, at any date of determination thereof, the Total Indebtedness, less all Subordinated Indebtedness, of AHL and its Subsidiaries.

         "Share Mortgage" means, collectively, (a) the Mortgage of Shares dated the Closing Date, substantially in the form of Exhibit H-3, executed by AHL, pursuant to which, among other things, AHL grants a mortgage to the Administrative Agent and the Lenders in the shares of European Holdings representing 65% of the outstanding shares of stock of European Holdings, and
(b) the Mortgage of Shares dated the Closing Date, substantially in the form of Exhibit H-4, executed by European Holdings, pursuant to which, among other things, European Holdings grants a mortgage to the Administrative Agent and the Lenders in (i) the shares of ADI U.K., representing 100% of the outstanding shares of stock of ADI U.K. and the shares of ADI Germany, representing 100% of the outstanding shares of stock of ADI Germany, in each case, as amended, modified or supplemented from time to time.

         "Solvent" means, with respect to each of AHL and each of its Subsidiaries, that such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

         "Spot Exchange Rate" shall mean, on any day, (i) with respect to any Alternative Currency, the spot rate at which Dollars are offered on such day to the Administrative Agent by the European Swingline Lender, for delivery two Business Days forward for such Alternative Currency at approximately 11:00 a.m. (London time), and (ii) with respect to Dollars in relation to any specified Alternative Currency, the spot rate at which such specified Alternative Currency is offered for Dollars for delivery two Business Days forward on such day to the Administrative Agent by the European Swingline Lender at approximately 11:00 a.m. (London time).

         "Subordinated Indebtedness" means, at any date of determination thereof, any Debt of AHL and its Subsidiaries that is subordinated to the Credit Facilities upon terms and conditions satisfactory to the Administrative Agent and the Required Lenders.

         "Subsidiary" means any corporation, partnership or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by AHL or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency).

         "Swingline Committed Amount" means Ten Million Dollars ($10,000,000).

         "Swingline Lender" means First Union, as the Lender with respect to Swingline Loans.

         "Swingline Loans" shall have the meaning assigned thereto in Section 2.3(a).

         "Swingline Note" shall have the meaning assigned thereto in Section 2.3(b).

         "Syndication Agent" shall have the meaning assigned thereto in the preamble hereof.

         "Taxes" shall have the meaning assigned thereto in Section 3.10(a).

         "Term Sheet" shall have the meaning assigned thereto in Section 3.3(b).

         "Termination Event" means: (a) a "Reportable Event" described in
Section 4043 of ERISA (other than a Reportable Event as to which the provision of 30 days' notice has been waived by the PBGC under applicable regulations);
(b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA; (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a distress termination under Section 4041(c) of ERISA; (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan; (g) the imposition of a Lien pursuant to Section

412 of the Code or Section 302 of ERISA; (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA; or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

         "Total Capitalization" means, as of any date of determination, Borrower's Consolidated shareholders equity, plus Consolidated Total Indebtedness, as of such date.

         "Total Indebtedness" means, at any date of determination thereof, all
(a) Debt (including Subordinated Indebtedness) for money borrowed of AHL and its Consolidated Subsidiaries, (b) guaranties of Debt described in clauses (a),
(c), and (d) of this definition by AHL and its Consolidated Subsidiaries, (c) the undrawn face amount of any Letters of Credit then outstanding, and (d) Capital Lease obligations of AHL and its Consolidated Subsidiaries.

         "UCC" means the Uniform Commercial Code as in effect in the State of Georgia.

         "UK Security Documents" means, collectively, (a) the Prior UK Security Documents, (b) the Composite Guarantee and Debenture, (c) Share Mortgage, and
(d) each other agreement, deed, instrument or writing governed by the laws of the United Kingdom to which AHL or any Subsidiary thereof pledges, charges or grants a security interest in the Collateral or such Person guarantees payment or performance of the Obligations, in each case, as amended, restated, modified or supplemented from time to time.

         "United States" means the United States of America.

         "U.S. Holdings" shall have the meaning assigned thereto in the preamble hereof.

         "U.S. Prime Rate" means, with respect to Revolving Loans made in Dollars, the rate of interest publicly announced by First Union from time to time as its prime rate. Each change in the U.S. Prime Rate shall be effective as of the opening of the Business Day on the day such change in the U.S. Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as the prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

         "Verfurth Baumer" means Baumer Personalberatung GmbH, a limited liability company organized under the laws of the Federal Republic of Germany, which is registered in department B of the Commercial Register of the Lower Court of Verfurth Munster under registration number HRB 5210 and has its head office in Verfurth Munster, Germany.

         "Verfurth Dortmund" means Verfurth Personal Leasing GmbH, a limited liability company organized under the laws of the Federal Republic of Germany, which is registered in department B of the Commercial Register of the Lower Court of Dortmund under registration number HRB 1057 and has its head office in Dortmund, Germany.

         "Verfurth Osnabruck" means Verfurth Personal Leasing GmbH, a limited liability company organized under the laws of the Federal Republic of Germany, which is registered in department B of the Commercial Register of the Lower Court of Osnabruck under registration number HRB 16463 and has its head office in Osnabruck, Germany.

         "Wholly-Owned" means, with respect to a Subsidiary, a Subsidiary all of the shares of capital stock or other ownership interests of which are, directly or indirectly, owned or controlled by AHL and/or one or more of its Wholly-Owned Subsidiaries.

         SECTION 1.2 General. All terms of an accounting nature not specifically defined herein shall have the meanings assigned thereto by GAAP. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina. Any reference herein to "London time" shall refer to the applicable time of day in London, England.

         SECTION 1.3 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including without limitation, all computations utilized by the Borrowers or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Borrowers, be performed in accordance with GAAP. In the event that changes in GAAP (as in effect on the Closing Date) shall be mandated by the Financial Accounting Standards Board or any similar accounting body of comparable standing or shall be recommended by the Borrowers' certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrowers, the Required Lenders and the Administrative Agent shall have entered into an amendment of this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

         SECTION 1.4 Other Definitions and Provisions.

         (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

         (b) Miscellaneous. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE II

                                CREDIT FACILITY

         SECTION 2.1 Revolving Loans. Subject to the terms and conditions of this Agreement, each Lender severally but not jointly agrees to make Revolving Loans to the Borrowers jointly and severally from time to time from the Closing Date through the Revolving Facility Termination Date as requested by AHL, on behalf of the Borrowers, in accordance with the terms of Section 2.2; provided that, after giving effect to any amount requested, (i) the aggregate principal amount (reflecting the Assigned Dollar Value of any outstanding Foreign Currency Loans) of all outstanding Revolving Loans shall not exceed the Aggregate Commitment less the sum of (A) the sum of the principal amount of any drawings not reimbursed pursuant to Section 2.5(d) and the undrawn amount of outstanding Letters of Credit (reflecting the Assigned Dollar Value of such unreimbursed drawings made in an Alternative Currency or such undrawn amount of any Letters of Credit payable in an Alternative Currency), (B) the aggregate principal amount of all outstanding Swingline Loans, and (C) the Assigned Dollar Value of all outstanding European Swingline Loans, (ii) the sum of (A) the principal amount of Revolving Loans (reflecting the Assigned Dollar Value of any outstanding Foreign Currency Loans) from any single Lender, plus (B) the principal amount of such Lender's share of any required participations in outstanding Swingline Loans, as required pursuant to Section 2.4, plus (C) the principal amount of such Lender's share of any required participations in outstanding European Swingline Loans, as required pursuant to Section 2.12, plus such Lender's share of any required participations in the outstanding amount of any Letters of Credit (reflecting the Assigned Dollar Value of such unreimbursed drawings made in an Alternative Currency or such undrawn amount of any Letters of Credit payable in an Alternative Currency), as required pursuant to Section 2.5, shall not at any time exceed such Lender's Commitment, and
(iii) the Assigned Dollar Value of the principal amount of all outstanding Foreign Currency Loans made under the Revolving Facility shall not exceed the Foreign Currency Sublimit for the Revolving Facility. Each Revolving Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Revolving Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Revolving Loans hereunder until the Revolving Facility Termination Date.

         SECTION 2.2 Procedure for Advances of Revolving Loans.

         (a) Requests for Borrowing. AHL, on behalf of the Borrowers, shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit B (a "Notice of Borrowing") not later than 11:00 a.m. (Charlotte time) (i) on the date of borrowing with respect to each Revolving Loan constituting a Base Rate Loan that is not a Foreign Currency Loan (ii) at least three (3) Business Days before each Dollar LIBOR Rate Loan, and (iii) at least four (4) Business Days before each Foreign Currency Loan of its intention to borrow, specifying (A) the Borrower to whom loan proceeds are to be advanced, (B) the date of such borrowing, which shall be a Business Day,
(C) the amount of such borrowing, which shall, with respect to (I) Foreign Currency Loans (other than European Swingline Loans) and LIBOR Rate Loans, be in an aggregate principal amount of $3,000,000 or a whole multiple of $100,000 in excess thereof, (II) Base Rate Loans (other than Swingline Loans and European Swingline Loans made as Base Rate Loans), be in an aggregate principal amount of $2,000,000 and/or a whole multiple of $100,000 in excess thereof, and (III) European Swingline Loans, be in an aggregate principal amount of $500,000 and or a whole multiple of $50,000 in excess thereof, (D) if not a Foreign Currency Loan, whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

         (b) Disbursement of Revolving Loans. Not later than 1:00 p.m. (Charlotte time) on the proposed borrowing date for any Revolving Loan to be made in Dollars (or if such Revolving Loan is to be made in an Alternative Currency, no later than 1:00 p.m. (local time in the country having such Alternative Currency as its lawful currency ) on the proposed borrowing date as is necessary for such funds to be received and transferred to the Borrowers for same day value on the date of such borrowing), each Lender will make available to the Administrative Agent, for the account of the Borrowers, at the Correspondent or Loan Office designated by the Administrative Agent, in Dollars or the Alternative Currency in which the Loan is to be made, and funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Revolving Loans requested. The proceeds of each Dollar Loan requested pursuant to this Section 2.2 shall be disbursed in immediately available funds by crediting or wiring such proceeds to the account of the relevant Borrower designated in the Accounts Designation Letter. The proceeds of each Foreign Currency Loan requested pursuant to this Section 2.2 shall be transferred by wire from the Loan Office or an account maintained by the Administrative Agent at a Correspondent to the account of the Foreign Borrower specified by AHL in its Notice of Borrowing. All costs incurred and paid by the Administrative Agent in advancing Loan proceeds, including all wire transfer fees charged to the Administrative Agent and the Administrative Agent's own wire transfer fees, shall be borne solely by the Borrowers and shall be paid or reimbursed to the Administrative Agent immediately upon billing, or, at the option of the Administrative Agent, shall be paid by deduction from the Loan proceeds. Subject to Section 3.6 hereof, the Administrative Agent shall not be obligated to disburse the proceeds of any Revolving Loan requested pursuant to this Section 2.2 until each Lender shall have made available to the Administrative Agent its applicable Commitment Percentage of such Revolving Loan; provided, however, that the failure of a Lender to make available to the Administrative Agent such Commitment Percentage shall not affect the obligation of the Administrative Agent to disburse the proceeds of any Revolving Loan with respect to that portion of such Loan as to which the Administrative Agent shall have received the applicable Commitment Percentage.

         SECTION 2.3  Swingline Loan Subfacility.

         (a) Swingline Commitment. Subject to the terms and conditions of this Agreement (including, without limitation, satisfaction (or proper waiver) of the applicable conditions precedent in Article IV hereof), First Union, in its individual capacity, agrees to make certain revolving credit loans requested by the Borrowers in Dollars to the Borrowers (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time, from the Closing Date until the Revolving Facility Termination Date for the purposes hereinafter set forth; provided, however, that at any time

(i) the aggregate principal amount of Swingline Loans outstanding shall not exceed the Swingline Committed Amount, and (ii) the aggregate principal amount (reflecting the Assigned Dollar Value of any outstanding Foreign Currency Loans) of all outstanding Revolving Loans (reflecting the Assigned Dollar Value of any Letters of Credit payable in an Alternative Currency) plus the aggregate principal amount of outstanding Swingline Loans plus the sum of the principal amount of any drawings not reimbursed pursuant to Section 2.5(d) and the undrawn amount of outstanding Letters of Credit (reflecting the Assigned Dollar Value of such unreimbursed drawings made in an Alternative Currency or such undrawn amount of any Letters of Credit payable in an Alternative Currency) plus the Assigned Dollar Value of all outstanding European Swingline Loans shall not exceed the Aggregate Commitment. Swingline Loans hereunder shall be made as Base Rate Loans and may be repaid and reborrowed in accordance with the provisions hereof.

         (b)      Swingline Loan Advances.

                  (i) Notices; Disbursement. Whenever the Borrowers desire a Swingline Loan advance hereunder AHL, on behalf of the Borrowers, shall give written notice (or telephone notice promptly confirmed in writing) to the Swingline Lender not later than 12:00 Noon (Charlotte time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of the Swingline Loan advance requested.

                  Each Swingline Loan shall be made as a Base Rate Loan and shall mature as provided in subsection (b)(iii) below.

                  (ii) Minimum Amounts. Each Swingline Loan advance made by the Swingline Lender in response to a notice submitted by the Borrowers pursuant to the first paragraph of this Section 2.3(b) shall be in a minimum principal amount of $50,000 and in integral multiples of $50,000 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).

                  (iii) Repayment of Swingline Loans. The principal amount of all Swingline Loans shall be due and payable on the earlier of (A) the maturity date specified by the Swingline Lender or (B) the Revolving Facility Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrowers and the Lenders, demand repayment of its Swingline Loans by way of an advance under the Revolving Facility, in which case the Borrowers shall be deemed to have requested a Revolving Loan comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Revolving Facility Termination Date and on the date of the occurrence of any Event of Default described in
Section 10.1 and upon acceleration of the Obligations hereunder and the exercise of remedies in accordance with the provisions of Section 10.2. Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 4.3 are then satisfied, (III) whether a Default or an Event of Default then exists,
(IV) failure of any such request or deemed request for a Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Revolving Facility relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to any Borrower or any Subsidiary of any Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from such Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Commitment Percentage of the Aggregate Commitment (determined before giving effect to any termination of the Revolving Facility pursuant to Section 2.7), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrowers in accordance with the terms of subsection (c)(ii) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate.

         (c)      Interest on Swingline Loans.

                  (i) Subject to the provisions of Section 3.1, each Swingline Loan shall bear interest at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may
be) equal to the Domestic Base Rate.

                  (ii) Payment of Interest. Interest on Swingline Loans shall be payable quarterly in arrears on the last Business Day of each calender quarter, at such other times as the Swingline Lender may specify from time to time, and on the Revolving Facility Termination Date.

         (d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note (the "Swingline Note") of the Borrowers to the Swingline Lender in substantially the form of Exhibit A-2.

         SECTION 2.4 Repayment of Revolving Loans.

         (a) Repayment on Revolving Facility Termination Date. The Borrowers shall repay the outstanding principal amount of all Revolving Loans made to such Borrowers in full, together with all accrued but unpaid interest thereon, on the Revolving Facility Termination Date.

         (b) Mandatory Repayment of Excess Loans. If at any time the sum of (i) the outstanding aggregate principal amount of all outstanding Revolving Loans (after giving effect to the Assigned Dollar Value of any Foreign Currency Loans) plus (ii) the sum of the principal amount of any drawings not reimbursed pursuant to Section 2.5(d) and the undrawn amount of outstanding Letters of Credit (reflecting the Assigned Dollar Value of such unreimbursed drawings made in an Alternative Currency or such undrawn amount of any Letters of Credit payable in an Alternative Currency) plus (iii) the outstanding aggregate principal amount of all Swingline Loans and plus (iv) the Assigned Dollar Value of all outstanding European Swingline Loans exceeds the Aggregate Commitment, the Borrowers shall immediately repay such excess, and such payment shall be applied in the following order: (i) first, to Swingline Loans; (ii) secondly, to European Swingline Loans, (iii) thirdly, to Revolving Loans which are Base Rate Loans; (iv) fourthly, to Revolving Loans made in Dollars which are LIBOR Loans, and (v) finally, to Foreign Currency Loans (other than European Swingline Loans). Each such repayment shall be accompanied by accrued interest on the amount repaid and any amount required to be paid pursuant to Section 3.8 hereof.

         (c) Mandatory Repayment and Reduction Upon Net Proceeds Realization. At the time of and upon the consummation of any sale or other disposition of assets producing Net Cash Proceeds in excess of $5,000,000 in any single transaction or, together with all other sales or dispositions of assets during the current Fiscal Year, $10,000,000, the Borrowers shall apply all Net Cash Proceeds from such sale or other disposition (including all amounts up to the $5,000,000 and $10,000,000 minimum triggering amounts) to repay the Revolving Loans and the Swingline Loans and reduce the Aggregate Commitment by the amount of such repayment, provided, however, that no reduction in the Aggregate Commitment shall be required to the extent that the Borrowers reinvest the Net Cash Proceeds of such disposition or casualty loss in equipment used or useful in the business of the Borrowers or in a acquisition permitted under Section 9.4 within one hundred eighty (180) days after such disposition or casualty loss. The payment shall be applied in the following order: (i) first to Swingline Loans; (ii) secondly, to European Swingline Loans, (iii) thirdly, to Revolving Loans which are Base Rate Loans; and (iv) fourthly, to Revolving Loans made in Dollars which are LIBOR Loans, and (v) finally, to Foreign Currency Loans (other than European Swingline Loans) based upon the Assigned Dollar Value as of the date of such payment.

         (d)      Optional Repayments and Commitment Reductions. Subject to
Section 2.4(e) below, without fee or penalty, the Borrowers may at any time and from time to time repay the Revolving Loans made thereto, in whole or in part, upon irrevocable notice to the Administrative Agent not later than 11:00 a.m. (Charlotte time) on the date of repayment with respect to Base Rate Loans, at least three (3) Business Days before with respect to LIBOR Rate Loans, and at least four (4) Business Days before with respect to Foreign Currency Loans, specifying the date and amount of repayment and whether the repayment is of Base Rate Loans, LIBOR Rate Loans, or Foreign Currency Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $3,000,000 or a whole multiple of $100,000 in excess thereof with respect to LIBOR Rate Loans or Foreign Currency Loans (other than European Swingline Loans), $2,000,000 or a whole multiple of $100,000 in excess thereof with respect to Base Rate Loans (other than Swingline Loans and European Swingline Loans made as Base Rate Loans), $500,000 or a whole multiple of $50,000 in excess thereof with respect to European Swingline Loans, and $50,000 or a whole multiple of $50,000 in excess thereof with respect to Swingline Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 3.8. Upon the repayment of any Loan, the Borrowers, without fee or penalty, upon irrevocable notice to the Administrative Agent at least five (5) Business Days prior to the proposed Aggregate Commitment reduction, may reduce the Aggregate Commitment for more or less than the repaid Loan amount, but with such Aggregate Commitment reduction to be in a minimum amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

         (e) Limitation on Repayment of LIBOR Rate Loans. No Borrower may repay any LIBOR Rate Loan hereunder on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 3.8.

         (f) Pro-Rata Commitment Reductions. All repayments and Commitment reductions made pursuant to this Section 2.4 shall be applied proportionally to all Lenders based on each Lenders pro rata share of the Aggregate Commitment.

         SECTION 2.5 Letters of Credit.

         (a) Issuance of Letters of Credit. Issuing Bank shall from time to time, upon satisfaction (or proper waiver) of the applicable conditions precedent in Article IV hereof, issue, extend or renew Letters of Credit that are payable in Dollars or Alternative Currency for the account of each of the Borrowers, upon such terms and conditions as Issuing Bank may then require; provided that (i) the sum of the principal amount of any drawings not reimbursed pursuant to Section 2.5(d) and the undrawn amount of outstanding Letters of Credit (reflecting the Assigned Dollar Value of such unreimbursed drawings made in an Alternative Currency or such undrawn amount of any Letters of Credit payable in an Alternative Currency) shall at no time exceed the LOC Committed Amount, and (ii) the sum of (A) the aggregate principal amount of Revolving Loans outstanding (reflecting the Assigned Dollar Value of all
Foreign Currency Loans), (B) the sum of the principal amount of any drawings not reimbursed pursuant to Section 2.5(d) and the undrawn amount of outstanding Letters of Credit (reflecting the Assigned Dollar Value of such unreimbursed drawings made in an Alternative Currency or such undrawn amount of any Letters of Credit payable in an Alternative Currency), and (C) the aggregate principal amount of outstanding Swingline Loans and (D) the Assigned Dollar Value of the aggregate European Swingline Loans outstanding shall all at no time exceed the Aggregate Commitment. No Letter of Credit shall have an original expiration date more than one year from the date of issuance or that extends beyond the Revolving Facility Termination Date. The joint and several reimbursement obligations of the Borrowers under any such Letters of Credit are to be Obligations hereunder, and the coming due of any reimbursement obligation under any such Letter of Credit shall be deemed to be a request for a Revolving Loan in the amount of such Obligation. If an Event of Default occurs or exists, or, if at the Revolving Facility Termination Date, there is outstanding a Letter of Credit that as originally issued or as extended had an expiry date extending beyond the Revolving Facility Termination Date, Borrowers, on demand by the Issuing Bank, are to deliver to the Administrative Agent good funds equal to 100% of the maximum liability under all outstanding Letters of Credit, which funds are to be deposited in a separate, blocked account (the "Cash Collateral Account") maintained by Borrowers with the Administrative Agent and are to be held in the Cash Collateral Account for the benefit of the Lenders as cash collateral for the Borrowers' joint and several reimbursement obligations and the other Obligations. Without limiting any other provisions in this Agreement, including the restrictions on the issuance, extension or renewal of Letters of Credit set forth in Section 2.5(a) hereof, the parties hereto hereby agree that if at any time the sum of the undrawn amount (reflecting the Assigned Dollar Value of any Letters of Credit payable in an Alternative Currency) of outstanding Letters of Credit exceeds the LOC
Committed Amount, Borrowers, on demand by the Issuing Bank, are to deliver to the Administrative Agent good funds equal to 100% of the amount of such excess, which funds are to be deposited in the Cash Collateral Account maintained by Borrowers with the Administrative Agent and are to be held in the Cash Collateral Account for the benefit of the Lenders as cash collateral for the Borrowers' joint and several reimbursement obligations and the other Obligations.

         (b) Letter of Credit Fees. Upon the issuance, renewal or extension of a Letter of Credit on or after the Closing Date, the Borrowers jointly and severally agree to pay to the Administrative Agent, for the account of the Lenders as set forth below, a fee (the "LOC Issuance Fee") with respect to the undrawn amount of the Letter of Credit and such fee shall be paid by the Borrowers in arrears on the last Business Day of each calendar quarter commencing September 30, 1999, and on the Revolving Facility Termination Date, based upon the average daily undrawn amount of such Letter of Credit multiplied by the Applicable Margin for LIBOR Rate Loans in effect on the last day of immediately preceding calender quarter (irrespective of whether any LIBOR Rate Loans are then outstanding). Each Lender, upon the issuance, renewal or extension of a Letter of Credit on or after the Closing Date, shall share in the LOC Issuance Fee which shall be computed on the basis of a year of 360 days and assessed for the actual number of days elapsed. The Borrowers jointly and severally further agree to (I) pay to the Issuing Bank, for its own account, the LOC Fronting Fee, payable by the Borrowers in arrears on the last Business Day of each calendar quarter commencing September 30, 1999, and on the Revolving Facility Termination Date, and (II) pay the to the Issuing Bank, for its own account, such administrative and operational fees, charges, and expenses customarily charged by the Issuing Bank with respect to the issuance, handling, and administration of payment under Letters of Credit.

         (c) Participation. To the extent that Issuing Bank has not been reimbursed as required hereunder or under any such Letter of Credit, the Administrative Agent shall notify each of the Lenders, and each such Lender shall pay to the Administrative Agent for the Issuing Bank such Lender's Commitment Percentage of the Revolving Loan made to pay such unreimbursed drawing in same day funds on the day of notification by Issuing Bank of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to fund any Revolving Loan as provided above shall be absolute and unconditional and shall not be affected by any dispute over the propriety of payment under any Letter of Credit, the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the joint and several obligations of the Borrowers to reimburse Issuing Bank under any Letter of Credit, together with interest on such reimbursement amounts as provided in subsection (d) hereof.

         (d) Reimbursement. Issuing Bank will promptly notify the Borrowers of any drawing under any Letter of Credit. Unless AHL, on behalf of the Borrowers, shall immediately notify Issuing Bank that the Borrowers intend to reimburse Issuing Bank for such drawing other than from proceeds of Revolving Loans, the Borrowers shall be deemed to have requested that the Lenders make Revolving Loans in the amount (and in the case of any such Letter of Credit payable in an Alternative Currency, reflecting the Assigned Dollar Value of such drawing) of such drawing as provided in subsection (e) hereof on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations to Issuing Bank. The Borrowers jointly and severally agree to reimburse Issuing Bank on the date of drawing under any Letter of Credit (either with the proceeds of Revolving Loans or otherwise) in immediately available funds. If the conditions for making a Revolving Loan deemed requested pursuant to this Section 2.3(c) to reimburse any Letter of Credit drawing have not been satisfied, and the Administrative Agent in its sole discretion has not waived the unsatisfied conditions for making the Revolving Loan but has not accelerated the payment date of the Obligations pursuant to Section 10.2 hereof because of the Borrowers' failure to reimburse such drawing, the Borrowers shall pay the Letter of Credit drawing in full, or the unreimbursed amount of such drawing shall bear interest at a rate per annum equal to (i) the higher of the U.S. Prime Rate or the Federal Funds Rate plus 1/2 of 1% plus (ii) two percent (2%). The Borrowers' reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment any Borrower may claim or have against Issuing Bank, the Administrative Agent, the Lenders, the beneficiary of such Letter of Credit or any other Person, including without limitation any defense based on any failure of any Borrower or any Subsidiary of any Borrower to receive consideration or the legality, validity or unenforceability of the Letter of Credit. Issuing Bank will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of Issuing Bank, in Dollars and in immediately available funds, the amount of such Lender's Commitment Percentage of such unreimbursed drawing and such payment shall be made or deemed made pursuant to clause (e) below. Such payment shall be made on the day such notice is received by such Lender from Issuing Bank if such notice is received at or before 3:00 P.M. (Charlotte time); otherwise, such payment shall be made at or before 1:00 P.M. (Charlotte time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to Issuing
Bank in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of Issuing Bank interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to Issuing Bank in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Domestic Base Rate. Each Lender's obligation to make such payment to Issuing Bank, and the right of Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrowers hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to Issuing Bank, such Lender shall, automatically and without any further action on the part of Issuing Bank or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to Issuing Bank) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon, and shall have a claim against Borrowers with respect thereto.

         (e) Repayment with Revolving Loans. On any day on which the Borrowers shall have requested, or been deemed to have requested as provided in
(d) above, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrowers to be made in connection with a drawing under a Letter of Credit, in which case Lenders shall severally make Revolving Loans to the Borrowers jointly and severally in a principal amount for each Lender equal to such Lender's Commitment Percentage of such Revolving Loan requested or deemed to be requested by the Borrowers. Each Lender shall make available to the Administrative Agent, at the office of the Administrative Agent in Dollars in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Revolving Loans requested, and the proceeds thereof shall be paid directly to Issuing Bank for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make its Commitment Percentage of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to any Borrower or any other Person obligated upon the Obligations), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) from Issuing Bank such participation in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 2.7)), provided that at the time any such purchase of a participation is actually made, the purchasing Lender shall be required to pay to Issuing Bank, to the extent not paid to the Issuing Bank by the Borrowers in accordance with the terms of subsection (d) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, if paid within two
(2) Business Days of the date of the Revolving Loan, at the Federal Funds Rate, and thereafter at the Domestic Base Rate.

         (f) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

         (g) Uniform Customs and Practices. Issuing Bank may have the Letters of Credit be subject to the Uniform Customs and Practices for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP") that shall be specified in the Letter of Credit, in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

         (h)      Indemnification; Nature of Issuing Bank's Duties.

                  (i) In addition to its other obligations under this Section, the Borrowers jointly and severally shall and do hereby protect, indemnify, pay and save Issuing Bank and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                  (ii) As between the Borrowers and Issuing Bank, the Borrowers shall assume all risks of the acts, omission or misuse of any Letter of Credit by the beneficiary thereof, and Issuing Bank shall not be responsible (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if any such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged,
         (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason, (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher, (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof, and (E) for any consequences arising from causes beyond the control of Issuing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of Issuing Bank's rights or powers hereunder.

                  (iii) In furtherance and extension and not in limitation of the specific provisions of the foregoing, any action taken or omitted by Issuing Bank or any Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Bank or such Lender under any resulting liability to the Borrowers or any of their Subsidiaries. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify Issuing Bank and each Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrowers (on behalf of themselves and each of their Subsidiaries), including, without limitation, any and all Government Acts. Issuing Bank and the Lender shall not, in any way, be liable for any failure by Issuing Bank or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of Issuing Bank.

                  (iv) Nothing in this subsection (h) is intended to limit the joint and several reimbursement obligations of the Borrowers contained in subsection (d) above. The joint and several obligations of the Borrowers under this subsection (h) shall survive the termination of this Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of Issuing Bank or any Lender to enforce any right, power or benefit under this Agreement.

                  (v) Notwithstanding anything to the contrary contained in this subsection (h), the Borrowers shall not have an obligation to indemnify Issuing Bank or any Lender in respect of any liability incurred by Issuing Bank or such Lender (A) arising solely out of the gross negligence or willful misconduct of Issuing Bank or such Lender, as determined by a court of competent jurisdiction, or (B) caused by Issuing Bank's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by at law, regulation, court order or decree.

         (i) Responsibility of Issuing Bank. It is expressly understood and agreed that the obligations of Issuing Bank to the Lenders are only those expressly set forth in this Agreement and that Issuing Bank shall be entitled to assume with respect to any Revolving Loans requested or deemed to be requested hereunder that the conditions precedent to borrowings set forth in
Section 4.3 have been satisfied; provided, however, that nothing set forth in this Section 2.5 shall be deemed to prejudice the right of any Lender to recover from Issuing Bank any amounts made available by such Lender to Issuing Bank pursuant to this Section 2.5 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of Issuing Bank.

         (j) Conflict with Letter of Credit Documents. All documents and instruments executed in connection with the issuance of any Letter of Credit shall be interpreted in a manner to be consistent with, and not in conflict of, this Agreement and the other Loan Documents, but in the event of any conflict between the provisions of this Agreement and any document or instrument executed in connection with the issuance of any Letter of Credit (including any letter of credit application), the terms and provisions of this Agreement shall control.

         SECTION 2.6 Revolving Notes. Each Lender's Revolving Loans and the joint and several obligation of the Borrowers to repay the Revolving Loans made thereto shall be evidenced by the Revolving Note executed by the Borrowers payable to the order of such Lender representing the Borrowers' joint and several obligation to pay such Lender's Commitment or, if less, the aggregate unpaid principal amount of all Revolving Loans made and to be made by such Lender to the Borrowers hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Revolving Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 3.1.

         SECTION 2.7 Termination of Revolving Facility. The Lenders' Commitments under Sections 2.1 and 2.2 shall terminate on the earlier of (a) the Expiration Date or (b) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 10.2(a).

         SECTION 2.8 Use of Proceeds. The Borrowers shall use the proceeds of the Loans for working capital and general corporate requirements of the Borrowers, including the payment of consideration in acquisitions and investments permitted by this Agreement and the payment of certain fees and expenses incurred in connection with the transactions contemplated hereby; provided, that in the event any Borrower intends to use the proceeds of any of the Loans hereunder to finance or refinance, directly or indirectly, an acquisition of any Person (or the acquisition of (i) more than 50% of the publicly traded securities (of any class) of any Person or (ii) any of the publicly traded stock (of any class) of any Person after such Borrower or any of its Subsidiaries shall have been required to file a Schedule 13D under the Exchange Act, with respect to such stock), then unless such acquisition (or such other acquisition) has been approved by the board of directors of such Person or officers thereof duly authorized to do so, then notwithstanding any other provision of this Agreement, each Lender shall have the right to assign all of its interest in its Loans and Commitments under the Credit Facility, after first offering such assignment of its interest to each of the other Lenders, without the consent of the Administrative Agent or, if and to the extent required under Section 12.7 AHL, provided that such assignment is made within 90 days after the public announcement of such acquisition.

         SECTION 2.9 Security; Trust; Covenant to Pay; Reaffirmation of Obligations, etc.

         (a) Security. The Obligations of each Borrower shall be secured in accordance with the terms of the applicable Security Documents.

         (b) Trust. All assets, rights, interests and benefits which are now or in future granted to or conferred upon the Security Trustee pursuant to the German Security Documents, the UK Security Documents or otherwise mortgaged, charged, assigned or granted to it under any German Security Documents, UK Security Documents (or any other document required in connection with the German Security Documents or the UK Security Documents) and all other rights, powers and discretions granted to or conferred upon the Security Trustee under the German Security Documents, the UK Security Documents (or any other document required in connection with the German Security Documents or UK Security Documents) shall be held by the Security Trustee in trust for the Administrative Agent, the Issuing Bank and the Lenders from time to time in accordance with the provisions of the relevant German Security Documents and UK Security Documents and this Agreement. The trusts constituted by this clause
(b) shall come into existence on the date of this Agreement and shall remain in full force and effect until:

                  (i) all Obligations under this Agreement or any other Loan Document have been fully and finally discharged; and

                  (ii) neither Issuing Bank nor any Lender is under any commitment, obligation or liability (whether actual or contingent) to make advances or provide any other financial accommodation under this Agreement or any other Loan Document, provided that, for the purpose of the rule against perpetuities, the perpetuity period applicable to the trusts constituted by clause (b) above of this Agreement shall be the period of 80 years less one day from the date of this Agreement.

         (c) Covenant to Pay. Without prejudice to its respective obligations to the Administrative Agent, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents, each Borrower undertakes to the Security Trustee to pay to the Security Trustee on behalf of the Administrative Agent, the Issuing Bank and the Lenders all amounts from time to time due and payable by it for the account of the Administrative Agent, the Issuing Bank and any Lender under any Loan Document to the extent not already paid and duly and punctually to observe and perform all its obligations contained in each Loan Document to which it is a party. Any payment made by the Borrowers to the Security Trustee pursuant to the immediately preceding sentence, shall, to the extent of such payment, also discharge such Borrowers' obligation to make such payment to the Administrative Agent, the Issuing Bank or the Lender concerned.

         (d) Reaffirmation of Obligations and Liens. Each of the Borrowers does hereby reaffirm all of its indebtedness, obligations and liabilities to the Administrative Agent and the Lenders under the Existing Security Documents executed by it and does hereby reaffirm the grant of any and all Liens on its property held by the Administrative Agent (for the benefit of the Lenders) under such Existing Security Documents; provided, however, that nothing in this
Section 2.9(b) is intended, or shall be construed, to constitute a novation of any such indebtedness, obligations or liabilities or to modify, affect, release or otherwise impair the continuity or perfection of such Liens.

         (e) Continued Effectiveness of Existing Security Documents. On the Closing Date, each of the domestic Borrowers shall enter into the Confirmation Agreement, pursuant to which, among other things, (i) each Borrower shall confirm and agree that each of the Existing Security Documents shall, after giving effect to the execution, delivery and performance of this Agreement and the other Loan Documents executed on the Closing Date, (A) remain in full force and effect, (B) guarantee or secure (as the case may be) all Obligations which may now exist or hereafter arise, and (ii) certain provisions of the Existing Security Documents shall be amended.

         SECTION 2.10  Maximum Borrower Liability.

         (a) It is the intent of the Borrowers, the Administrative Agent, the Lenders and any other Person holding any of the Obligations that each Borrower's (other than AHL's) maximum obligations hereunder (such Borrower's "Maximum Borrower Liability") in any case or proceeding referred to below (but only in such a case or proceeding) shall not be in excess of:

                  (i) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code on or within one year from the date on which any of the Obligations of such Borrower are incurred, the maximum amount that would not otherwise cause the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Administrative Agent, the Lenders and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                  (ii) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code subsequent to one year from the date on which any of the Obligations of such

Borrower are incurred, the maximum amount that would not otherwise cause the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Administrative Agent, the Lenders and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                  (iii) in a case or proceeding commenced by or against such Borrower under any law, statute or regulation other than the Bankruptcy Code relating to dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of debt, compromise, rearrangement, receivership, insolvency, reorganization or similar debtor relief from time to time in effect affecting the rights of creditors generally (collectively, "Other Debtor Relief Law"), the maximum amount that would not otherwise cause the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Administrative Agent, the Lenders and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under such Other Debtor Relief Law, including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding. (The substantive state or federal laws under which the possible avoidance or unenforceability of the obligations of any Borrower hereunder (or any other obligations of such Borrower to the Administrative Agent, the Lenders and any other Person holding any of the Obligations) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

         (b) To the extent set forth in Section 2.10(a), but only to the extent that the Obligations of any Borrower hereunder, or the transfers made by such Borrower under the Pledge Agreements, the Mortgage of Shares or the Security Agreement, would otherwise be subject to avoidance under any Avoidance Provisions if such Borrower is not deemed to have received valuable consideration, fair value, fair consideration or reasonably equivalent value for such transfers or obligations, or if such transfers or obligations of any Borrower hereunder would render such Borrower insolvent, or leave such Borrower with an unreasonably small capital or unreasonably small assets to conduct its business, or cause such Borrower to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the obligations of such Borrower are deemed to have been incurred and transfers made under such Avoidance Provisions, then the obligations of such Borrower hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Obligations of such Borrower hereunder (or any other obligations of such Borrower to the Administrative Agent, the Lenders or any other Person holding any of the Obligations), as so reduced, to be subject to avoidance under such Avoidance Provisions. This
Section 2.10(b) is intended solely to preserve the rights hereunder of the Administrative Agent, the Lenders and any other Person holding any of the Obligations to the maximum extent that would not cause the obligations of the Borrowers hereunder to be subject to avoidance under any Avoidance Provisions, and no Borrower nor any other Person shall have any right, defense, offset, or claim under this Section 2.10(b) as against the Administrative Agent, the Lenders or any other Person holding any of the Obligations that would not otherwise be available to such Person under the Avoidance Provisions.

         (c) Each Borrower agrees that the Obligations may at any time and from time to time exceed the Maximum Borrower Liability of such Borrower, and may exceed the aggregate Maximum

Borrower Liability of all Borrowers hereunder, without impairing this Agreement or any provision contained herein or affecting the rights and remedies of the Lenders and the Administrative Agent hereunder.

         (d) In the event any Borrower (a "Funding Borrower") shall make any payment or payments under this Agreement or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations hereunder, each other Borrower (each, a "Contributing Borrower") shall contribute to such Funding Borrower an amount equal to such payment or payments made, or losses suffered, by such Funding Borrower determined as of the date on which such payment or loss was made multiplied by the ratio of (i) the Maximum Borrower Liability of such Contributing Borrower (without giving effect to any right to receive any contribution or other obligation to make any contribution hereunder), to (ii) the aggregate Maximum Borrower Liability of all Borrowers (including the Funding Borrowers) hereunder (without giving effect to any right to receive, or obligation to make, any contribution hereunder). Nothing in this Section 2.10(d) shall affect each Borrower's joint and several liability to the Administrative Agent and the Lenders for the entire amount of its Obligations. Each Borrower covenants and agrees that its right to receive any contribution hereunder from a Contributing Borrower shall be subordinate and junior in right of payment to all obligations of the Borrowers to the Administrative Agent and Lenders hereunder.

         (e) Notwithstanding anything to the contrary appearing herein or in the other Loan Documents, no Foreign Borrower shall be liable with respect to the Obligations except for (i) the principal, interest, and other amounts owing with respect to Loans made under the European Swingline Facility; (ii) the principal, interest, and other amounts owing with respect to Revolving Loans or Swingline Loans made to, and Letters of Credit issued for the benefit of, one or more of the Foreign Borrowers; (iii) the costs incurred by the Administrative Agent or any Lender in enforcing obligations of the Foreign Borrowers; and (iv) the maximum principal amount at any time outstanding under all Foreign Subsidiary Notes executed by such Foreign Borrower.

         SECTION 2.11 Waiver of Subrogation. Except for the contribution provided for in Section 2.10(d) above, each Borrower hereby waives, to the fullest extent possible, as against each other Borrower and its assets, any and all rights, whether at law, in equity, by agreement or otherwise, to subrogation, indemnity, reimbursement, contribution, or any other similar claim, cause of action or remedy that otherwise would arise out of such Borrower's payment or performance of the Obligations. The preceding waiver is intended by each Borrower, the Lenders and the Administrative Agent to be for the benefit of each other Borrower and any of their successors or assigns as an absolute defense, other than under Section 2.10(d), to any action by any such Borrower against any other Borrower or its assets.

         SECTION 2.12  European Swingline Loans.

         (a) European Swingline Commitment. Subject to the terms and conditions of this Agreement, the European Swingline Lender agrees to make European Swingline Loans to the Foreign Borrowers (but with each of the Borrowers, including, without limitation, each of the Foreign Borrowers, jointly and severally obligated to repay such Loans) from time to time from the Closing Date through the European Swingline Termination Date as requested by the Foreign Borrowers, in accordance with the terms of Section 2.12(b); provided, that (a) the Assigned Dollar Value of all outstanding European Swingline Loans (after giving effect to any amount requested) when added to the sum of (i) the aggregate principal amount (reflecting the Assigned Dollar Value of any outstanding Foreign Currency Loans) of all outstanding Revolving Loans plus (ii) the sum of the principal amount of any drawings not reimbursed pursuant to Section 2.5(d) and the undrawn amount of outstanding Letters of Credit (reflecting the Assigned Dollar Value of such unreimbursed drawings made in an Alternative Currency or such undrawn amount of any Letters of Credit payable in an Alternative Currency) plus (iii) the aggregate principal amount of any outstanding Swingline Loans, shall not exceed the Aggregate Commitment, and (b) the Assigned Dollar Value of all outstanding European Swingline Loans (after giving effect to any amount requested) shall not exceed the European Swingline Committed Amount. Subject to the terms and conditions hereof the Foreign Borrowers may borrow, repay and reborrow Revolving Loans hereunder until the European Swingline Termination Date.

         (b)      Procedure for Advances of European Swingline Loans.

                  (i) Notices; Disbursement. The Foreign Borrowers shall give the European Swingline Lender notice of their intention to borrow (A) not later than 11:00 a.m. (London time) at least three (3) Business Days before each European Swingline Loan in the case of European Swingline Loans to be made as LIBOR Rate Loans and (B) not later than 12:00 p.m. (London time) on the date of the borrowing in the case of European Swingline Loans to be made as Base Rate Loans, and such notice shall be in the form required by the European Swingline Lender from time to time, and the European Swingline Lender shall advance funds to a bank account of the Foreign Borrower in London pursuant to procedures approved by the European Swingline Lender from time to time.

         Each European Swingline Loan shall be made as a Base Rate Loan or LIBOR Rate Loans as provided in Section 3.1, shall bear interest as Base Rate Loans or LIBOR Rate Loans as provided in Section 3.1 and shall mature as provided in subsection (b)(iii) below.

                  (ii) Minimum Amounts. Each European Swingline Loan advance made by the European Swingline Lender in response to a notice submitted by a Foreign Borrower pursuant to the first paragraph of this Section 2.12(b) shall be in a minimum principal amount of $100,000 and in integral multiples of $50,000 in excess thereof (or the remaining amount of the European Swingline Committed Amount, if less).

                  (iii) Repayment of European Swingline Loans. The principal amount of all European Swingline Loans shall be due and payable on the earlier of (A) the maturity date specified by the European Swingline Lender (which, in the case of any European Swingline Loans made as LIBOR Rate Loans, shall be the last day of the interest period applicable to such Loan or such earlier date pursuant to the proviso contained in this sentence), or (B) the Revolving Facility Termination Date. The European Swingline Lender may, at any time, in its sole discretion, by written notice to the Foreign Borrowers and the Lenders, demand repayment of any of its European Swingline Loans by way of an advance under the Revolving Facility (except that the European Swingline Lender may not demand repayment of any European Swingline Loans made as LIBOR Rate Loans prior to the expiration of the last day of the interest period applicable to such Loans unless either of the conditions set forth in the proviso contained in this sentence have occurred), in which case (I) such European Swingline Loans shall be converted on such maturity date to Loans payable in Dollars at the Assigned Dollar Value of the outstanding amount of such European Swingline Loans and shall bear interest thereafter at a rate per annum equal to the rate then applicable to Base Rate Loans made in Dollars, and (II) the Borrowers shall be deemed to have requested a Revolving Loan comprised solely of Base Rate Loans in the amount of such converted European Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Revolving Facility Termination Date and on the date of the occurrence of any Event of Default described in Section 10.1 and upon acceleration of the Obligations hereunder and the exercise of remedies in accordance with the provisions of Section 10.2. Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in
Section 4.3 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for a Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Revolving Facility relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to any Borrower or any Subsidiary of any Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from such Borrower on or after such date and prior to such purchase) from the European Swingline Lender such participations in the outstanding European Swingline Loans as shall be necessary to cause each such Lender to share in such European Swingline Loans ratably based upon its Commitment Percentage of the Aggregate Commitment (determined before giving effect to any termination of the Revolving Facility pursuant to Section 2.7), provided that (A) all interest payable on the European Swingline Loans shall be for the account of the European Swingline Lender until the date as of which the respective participation is purchased and
(B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the European Swingline Lender, to the extent not paid to the European Swingline Lender by the Borrowers in accordance with the terms of this subsection (b)(iii) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate.

         (c) Swingline Note. The European Swingline Loans shall be evidenced by a European Swingline Note duly executed by all of the Borrowers.

         SECTION 2.13 Liability Unconditional.

                  Each Domestic Borrower hereby agrees that such Borrower is jointly and severally liable for the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to the Administrative Agent, Issuing Bank and the Lenders by each other Borrower. Each Domestic Borrower agrees that its liability shall be absolute and unconditional, irrespective of, and unaffected by,

                  (i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

                  (ii) the absence of any action to enforce this Agreement (including this Section 2.13) or any other Loan Document or the waiver or consent by the Administrative Agent or the Lenders with respect to any of the provisions thereof;

                  (iii) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by the Administrative Agent or any Lender in respect thereof (including the release of any such security);

                  (iv)  the insolvency of any Borrower; or

                  (v) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

it being agreed by each Domestic Borrower that its obligations as confirmed under this Section 2.13 shall not be discharged until the payment and performance, in full, of the Obligations has occurred. Each Domestic Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Administrative Agent or any Lender to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Borrower, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Domestic Borrower. It is agreed among each Domestic Borrower, the Administrative Agent, the Issuing Bank and the Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section
2.13 and such waivers, each Lender would decline to enter into this Agreement.

                                  ARTICLE III

                            GENERAL LOAN PROVISIONS

         SECTION 3.1  Interest.

         (a) Interest Rate Options. Loans made on the Closing Date shall be made only as Base Rate Loans and shall bear interest at a rate equal to (i) the Domestic Base Rate, if such Loans constitute Revolving Loans made in Dollars or Swingline Loans, or (ii) the Foreign Base Rate, if such Loans constitute European Swingline Loans made as Base Rate Loans in the Base Rate Currency. Thereafter, (A) Base Rate Loans shall bear interest at a rate equal to (i) the Domestic Base Rate, if such Loans constitute Revolving Loans made in Dollars or Swingline Loans, or (ii) the Foreign Base Rate, if such Loans constitute European Swingline Loans made as Base Rate Loans in the Base Rate

Currency, and (B) LIBOR Rate Loans (which shall include all Revolving Loans made as Foreign Currency Loans, and any European Swingline Loans made in Alternative Currencies other than Europeans Swingline Loans made as Base Rate Loans in the Base Rate Currency) shall bear interest at the LIBOR Rate plus the Applicable Margin (the "Applicable Margin") as set forth below in this Section
3.1. On behalf of the Borrowers, AHL shall determine whether a Revolving Loan is to be a Foreign Currency Loan, Base Rate Loan or LIBOR Rate Loan and select the Interest Period, if any, applicable to such Loan at the time a request for borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 3.2. Any Revolving Loan or any portion thereof as to which the Company has not duly specified an interest rate as provided herein shall,
(x) if it is a Loan made in Dollars, be deemed a Base Rate Loan, and (y) if it is a Revolving Loan made as a Foreign Currency Loan, be deemed a LIBOR Rate Loan having an interest period of one month. Any LIBOR Rate Loan for which an interest Period has ended, shall, so long as no Event of Default has occurred and shall be continuing, be deemed renewed as a LIBOR Rate Loan in the currency in which the LIBOR Rate Loan was repayable (unless it is a Foreign Currency Loan made in German deutsche marks, which shall be paid in full at the end of such Interest Period), and have an Interest Period of one month, provided that no Event of Default shall arise as a result thereof.

         For the avoidance of doubt and without limiting the foregoing, (i) any borrowings under the Revolving Facility made in an Alternative Currency (including English Pounds) shall be made by the Lenders solely as LIBOR Rate Loans, (ii) any borrowings under the European Swingline Facility made in an Alternative Currency (other than English Pounds) shall be made by the European Swingline Lender solely as LIBOR Rate Loans having an Interest Period of one month or as otherwise acceptable to the European Swingline Lender, and (iii) any borrowings under the European Swingline Facility made in English Pounds shall be made by the European Swingline Lender as Foreign Base Rate Loans or, if acceptable to the European Swingline Lender, as LIBOR Rate Loans having an Interest Period of one month or as otherwise acceptable to the European Swingline Lender.

         (b) Interest Periods. In connection with each LIBOR Rate Loan (and except as otherwise provided in Section 2.12(b) with respect to European Swingline Loans), AHL, on behalf of the Borrowers for Revolving Loans, by giving notice at the times required hereunder, shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall, be a period of one, two, three, or six months; provided that:

                  (i) the Interest Period shall commence on the date of advance of or conversion to LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

                  (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that, with respect to any LIBOR Rate Loan, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iii) with respect to any LIBOR Rate Loan, any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                  (iv) no Interest Period for Revolving Loans shall extend beyond the Revolving Facility Termination Date;

                  (v) at any time there shall be no more than ten Tranches of LIBOR Rate Loans (excluding European Swingline Loans made as LIBOR Rate Loans) under the Revolving Facility, no more than five of which Tranches may be Foreign Currency Loans (excluding European Swingline Loans made as LIBOR Rate Loans); for purposes of this provision, a "Tranch" of Loan shall refer to Loans with Interest Periods beginning and ending on the same date;

                  (vi)  such right of election is subject to Section 3.1(f);

                  (vii) European Swingline Loans made as LIBOR Rate Loans shall have an interest period of one month or as otherwise acceptable to the European Swingline Lender; and

                  (viii) at any time there shall be no more than six (6) Tranches of European Swingline Loans made as LIBOR Rate Loans (including the Existing LIBOR Rate Loans); for purposes of this provision, a "Tranch" of Loan shall refer to European Swingline Loans with Interest Periods beginning and ending on the same date.

         (c) Initial Applicable Margin. The Applicable Margin provided for in Section 3.1(a) shall initially be set at 1.625% for the period commencing on the Closing Date through (but not including) the earlier of: (i) the date which is five (5) Business Days after receipt by the Administrative Agent of the financial statements for the third fiscal quarter of AHL and its Subsidiaries ending on September 30, 1999, required to be delivered by Borrowers pursuant to
Section 6.1(a) hereof, together with the Officer's Compliance Certificate required to be delivered pursuant to Section 6.2 hereof in connection with such financial statements; and (ii) the date which is five (5) Business Days after receipt by the Administrative Agent of an officer's certificate setting forth the ratio of Consolidated Total Indebtedness to Consolidated Pro Forma Adjusted EBITDA for AHL and its Subsidiaries calculated on a pro forma basis required to be delivered pursuant to Section 9.4(g)(v).

         (d) Applicable Margin. Base Rate Loans under the Revolving Facility shall always bear interest at the Domestic Base Rate, without any additional applicable margin. European Swingline Loans shall always bear interest at (A) if made as Base Rate Loans, the Foreign Base Rate which, as defined, represents a margin over the base rate quoted publicly by HSBC Plc (formerly named Midland Bank, plc), and (B) if made as LIBOR Rate Loans, at the LIBOR Rate plus the Applicable Margin. Except as provided in Section 3.1(c) above, the Applicable Margin with respect to such LIBOR Rate Loans shall be determined on the earlier of (A) at the end of each fiscal quarter hereof by reference to the ratio of Consolidated Total Indebtedness of AHL and its Subsidiaries as of the end of such fiscal quarter to Consolidated Pro Forma Adjusted EBITDA for AHL and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on the last day of such fiscal quarter, and (B) where the Borrowers are required to deliver an officer's certificate under Section 9.4(g)(v) in connection with the consummation of an acquisition, by reference to the ratio of Consolidated Total Indebtedness of AHL and its Subsidiaries as of the most recently ended fiscal quarter to Consolidated Pro Forma Adjusted EBITDA for AHL and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on the last day of such fiscal quarter (calculated on a pro forma basis in accordance with said Section), in each case, as follows:


Total Indebtedness/Pro                     LIBOR Margin
----------------------                     ------------
Forma Adjusted EBITDA
---------------------

Greater than or equal to 3.50                 1.750%
to 1.00

Greater than or equal to 3.00                 1.625%
to 1.00 but less than 3.50 to
1.00

Greater than or equal to 2.50                 1.375%
to 1.00 but less than 3.00 to
1.00

Greater than or equal to 1.50                 1.125%
to 1.00 but less than 2.50 to
1.00

Less than 1.50 to 1.00                        0.875%

                  All adjustments to the Applicable Margin shall be made by the Administrative Agent as provided in Section 3.1(e) below.

         (e) Adjustments to Applicable Margin. Adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent five (5) Business Days after receipt by the Administrative Agent of (i) quarterly financial statements for AHL and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the ratio of Consolidated Total Indebtedness to Consolidated Pro Forma Adjusted EBITDA for AHL and its Subsidiaries as of the most recent fiscal quarter end (calculated as provided in subsection (d) above), and (ii) each officer's certificate setting forth the ratio of Consolidated Total Indebtedness to Consolidated Pro Forma Adjusted EBITDA for AHL and its Subsidiaries calculated on a pro forma basis required to be delivered pursuant to Section 9.4(g)(v). Subject to Section 3.1(f), in the event AHL fails to deliver such financial statements and certificate within the time required by Section 6.2 or Section 9.4(g)(v), as applicable, the Applicable Margin shall be the highest Applicable Margin set forth above until five (5) Business Days after the delivery of such financial statements and certificate.

         (f) Default Rate. Upon the occurrence and during the continuance of an Event of Default, (i) the Borrowers shall no longer have the option to request LIBOR Rate Loans, Swingline

Loans and Foreign Currency Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter shall bear interest at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans made in Dollars and, if Foreign Currency Loans under the Revolving Facility are outstanding, and the acceleration rights under Section 10.2(a) shall have been exercised by the Administrative Lender, such Foreign Currency Loans shall be converted on the date of acceleration to Loans payable in Dollars at the Assigned Dollar Value of the outstanding amount of the Loans and shall bear interest thereafter at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans made in Dollars, and (iii) all other Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans made in Dollars. Interest shall continue to accrue on the Notes after the filing by or against any Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (g) Interest Payment and Computation. Interest on each Base Rate Loan and LIBOR Rate Loan shall be payable in arrears on each Interest Payment Date and on the Revolving Facility Termination Date. Interest on Base Rate Loans and Foreign Currency Loans made in the Base Rate Currency shall be computed on the basis of a year of 365 or 366 days, as the case may be, and assessed for the actual number of days elapsed, and interest on all other Loans shall be computed on the basis of a year of 360 days and assessed for the actual number of days elapsed.

         (h) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option promptly refund to the applicable Borrower or Borrowers any interest received by Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

         SECTION 3.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Default or Event of Default has occurred and is then continuing, the Borrowers, with respect to Revolving Loans, shall have the option to (i) convert at any time all or any portion of their outstanding Base Rate Loans in a principal amount equal to $2,000,000 or any whole multiple of $100,000 in excess thereof into LIBOR Rate Loans, (ii) upon the expiration of any Interest Period, convert all or any part of their outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof into Base Rate Loans, and (iii) upon the expiration of its Interest Period, continue any LIBOR Rate Loan in a principal amount of $2,000,000 or any whole multiple of $100,000 in excess thereof as a LIBOR Rate Loan; provided, that the Borrowers shall not be entitled to continue, but shall repay, such portion of any Foreign

Currency Loan that equals the Assigned Dollar Value Excess as of the end of the Interest Period. Whenever the Borrowers desire to convert or continue Loans as provided above, AHL, on behalf of the Borrowers, shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit C (a "Notice of Conversion/Continuation") not later than 11:00 a.m. (Charlotte time or London time, respectively) three (3) Business Days before the Business Day, in the case of a conversion to or a continuation of a LIBOR Rate Loan, four (4) Business Days before the Business Day, in the case of a continuation of a LIBOR Rate Loan that is a Foreign Currency Loan, and the same Business Day, in the case of a conversion to a Base Rate Loan, on which a proposed conversion or continuation of such Loan is to be effective specifying (i) the Loans to be converted or continued and, with respect to any LIBOR Rate Loan to be converted or continued, the last day of the current Interest Period therefor, (ii) the effective date of such conversion or continuation (which shall be a Business Day), (iii) the principal amount of such Loans to be converted or continued and (iv) with respect to a continuation of Foreign Currency Loan, the Alternative Currency and the Interest Period to be applicable thereto. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation received with respect to Revolving Loans.

         SECTION 3.3  Fees.

         (a)      Facility Fee.

                  (i) Payment of Facility Fee. Commencing on the Closing Date and continuing through and including the Revolving Facility Termination Date, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable facility fee (the "Facility Fee") on the average daily Aggregate Commitment of the Lenders outstanding at a rate per annum (the "Facility Fee Percentage") (based on a 360 day year), as set forth below in this
         Section 3.3(a). The Facility Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing September 30, 1999, and on the Revolving Facility Termination Date. Such Facility Fee shall be distributed by the Administrative Agent between the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages.

                  (ii) Initial Facility Fee Percentage. The Facility Fee Percentage shall initially be set at 0.375% for the period commencing on the Closing Date through (but not including) the date which is five
         (5) Business Days after receipt by the Administrative Agent of the financial statements for the third fiscal quarter of AHL and its Subsidiaries ending on September 30, 1999, required to be delivered by Borrowers pursuant to Section 6.1(a) hereof, together with the Officer's Compliance Certificate required to be delivered pursuant to
         Section 6.2 hereof in connection with such financial statements.

                  (iii) Determination of Facility Fee Percentage. Except as provided in clause (ii) of this Section 3.1(a), the Facility Fee Percentage shall be determined on the earlier of (A) at the end of each fiscal quarter hereof by reference to the ratio of Consolidated Total Indebtedness of AHL and its Subsidiaries as of the end of such fiscal quarter to Consolidated Pro Forma Adjusted EBITDA for AHL and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on the last day of such fiscal quarter, and (B) where the Borrowers are required to deliver an officer's certificate under Section 9.4(g)(v) in connection with the consummation of an acquisition, by reference to the ratio of Consolidated Total Indebtedness of AHL and its Subsidiaries as of the most recently ended fiscal quarter to Consolidated Pro Forma Adjusted EBITDA for AHL and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on the last day of such fiscal quarter (calculated on a pro forma basis in accordance with said Section), in each case, as follows:


Total Indebtedness/Pro                           Facility Fee
----------------------                           ------------
Forma Adjusted EBITDA                             Percentage
----------------------                            ----------
Greater than or equal to                             .500%
3.50 to 1.00

Greater than or equal to                             .375%
3.00 to 1.00 but less than
3.50 to 1.00

Greater than or equal to                             .375%
2.50 to 1.00 but less than
3.00 to 1.00

Greater than or equal to                             .375%
1.50 to 1.00 but less than
2.5 to 1.00

Less than 1.50 to 1.00                               .375%

                  All adjustments to the Facility Fee Percentage shall be made by the Administrative Agent as provided in Section 3.3(a)(iv) below.

                  (iv) Adjustments to Facility Fee Percentage. Adjustments, if any, in the Facility Fee Percentage shall be made by the Administrative Agent five (5) Business Days after receipt by the Administrative Agent of (i) quarterly financial statements for AHL and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the ratio of Consolidated Total Indebtedness to Consolidated Pro Forma Adjusted EBITDA for AHL and its Subsidiaries as of the most recent fiscal quarter end (calculated as provided in subsection (d) above), and (ii) each officer's certificate setting forth the ratio of Consolidated Total Indebtedness to Consolidated Pro Forma Adjusted EBITDA for AHL and its Subsidiaries calculated on a pro forma basis required to be delivered pursuant to Section 9.4(g)(v). If AHL fails to deliver such financial statements and certificate within the time required by Section 6.2 or Section 9.4(g)(v), as applicable, the Facility Fee Percentage shall be the highest Facility Fee Percentage set forth above until five (5) Business Days after the delivery of such financial statements and certificate.

         (b) Agent's Fees. In order to compensate the Administrative Agent for its obligations hereunder, the Borrowers jointly and severally agree to pay to the Administrative Agent, for its own account, the fees set forth in the Commitment Letter and related Summary of Terms and Conditions between First Union, FUCM and AHL dated September ____, 1999 and the Fee Letter executed by AHL in connection therewith (collectively, the "Term Sheet").

         (c) Letter of Credit Fees. Borrowers jointly and severally agree to pay the Letter of Credit fees as set forth in Section 2.5(b) hereof.

         SECTION 3.4 Manner of Payment.

         (a) Revolving Loan Payments. Each Revolving Loan payment (including repayments described in Article II) by any Borrower on account of the principal of or interest on the Revolving Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement or any Note shall be made in Dollars or, if such Revolving Loan was made as a Foreign Currency Loan, in the applicable Alternative Currency, not later than 1:00 p.m. (local time at the Loan Office specified with respect to the Loan) on the date specified for payment under this Agreement to the Administrative Agent for the account of the Lenders to be distributed pro rata among the Revolving Loans, and among such Lenders in accordance with their respective Commitment Percentages, as applicable, at the Administrative Agent's Office, in immediately available funds, and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 10.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any Revolving Loan payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes.

         (b) European Swingline Loan Payments. Each Payment by a Borrower on account of the principal of or interest on the European Swingline Loans or of any fee, commission or other amounts payable to the European Swingline Lender under this Agreement or the European Swingline Note shall be made not later than 1:00 p.m. (local time of the Loan Office designated by the European Swingline Lender to receive Loan repayments) on the date specified for payment under this Agreement at the Loan Office, in immediately available funds, and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time shall be deemed to have been made on the next succeeding Business Day for all purposes. All payments of principal and interest with respect to European Swingline Loans shall be repayable in the Foreign Currency in which such European Swingline Loan was made.

         (c) Business Days. If any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

         SECTION 3.5 Crediting of Payments and Proceeds. In the event that any Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 10.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be first applied to all Administrative Agent's fees and expenses then due and payable, then to all other expenses then due and payable by the Borrowers hereunder, then to all indemnity obligations then due and payable by the Borrowers hereunder, then to all Facility Fee and other fees and commissions then due and payable, then to accrued and unpaid interest on the Notes, then to the principal amount of the Notes (pro rata in accordance with all amounts due), and any termination payments due in respect of a Hedging Agreement with any Lender (pro rata in accordance with all such amounts due), in that order.

         SECTION 3.6 Nature of Obligations of Lenders Regarding Loans; Assumption by Administrative Agent. The obligations of the Lenders under this Agreement to make the Loans and to purchase participation interests in Swingline Loans, Letters of Credit and European Swingline Loans pursuant to the provisions of this agreement are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to such Lender's applicable Commitment Percentage of such borrowing and interest thereon at a rate per annum equal to the daily average Federal Funds Rate during such period as determined by the Administrative Agent. A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's applicable Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum then applicable to such Loan hereunder, on demand, from the applicable Borrower or Borrowers. The failure of any Lender to make its applicable Commitment Percentage of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its applicable Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its applicable Commitment Percentage of such Loan available on the borrowing date.

         SECTION 3.7 Changed Circumstances.

         (a) Circumstances Affecting Foreign Currency and LIBOR Rate Availability. If the Administrative Agent, any Lender, or any Loan Office shall determine that by reason of circumstances affecting the foreign exchange and interbank markets generally, LIBOR deposits in Dollars or deposits in the Alternative Currency are not being offered to the Person, then such Person shall forthwith give notice thereof to AHL. Thereafter, until such Person notifies AHL that such circumstances no longer exist, the obligation of the Person to make the affected Loan, and the right of each of the Borrowers to convert any Loan to the affected Loan or to continue any Foreign Currency Loan or LIBOR Rate Loan or otherwise defer payment of any Loan, shall be suspended, and each of the Borrowers shall repay in full (or cause to be repaid in full) the then-outstanding principal amount of each such Loan, together with accrued interest thereon and any payments required by Section 3.8 hereof.

         (b) Laws Affecting Foreign Currency and LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Administrative Agent, any Lender or any Loan Office with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for the Administrative Agent, any Lender, or any Loan Office to honor its obligations hereunder to make or maintain any Foreign Currency Loan or LIBOR Rate Loan, then such Person shall forthwith give notice thereof to AHL on behalf of the Borrowers. Thereafter, until such Person notifies AHL on behalf of the Borrowers that such circumstances no longer exist, the obligation of the Person to make the affected Loan, and the right of each of the Borrowers to convert any Loan to the affected Loan or to continue any Foreign Currency Loan or LIBOR Rate Loan or otherwise defer payment of any Loan, shall be suspended, and each of the Borrowers shall repay in full (or cause to be repaid in full) the then-outstanding principal amount of each such Loan, together with accrued interest thereon and any payments required by Section 3.8 hereof.

         (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Administrative Agent, any Lender, or the European Swingline Lender (or any Loan Office) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

                  (i) shall subject the Administrative Agent, any Lender, or the European Swingline Lender (or any Loan Office) to any tax, duty or other charge with respect to any Foreign Currency Loan, LIBOR Rate Loan, any Letter of Credit, or any Note or shall change the basis of taxation of payments to the Lender (or any Loan Office) of the principal of or interest on any Foreign Currency Loan, LIBOR Rate Loan, any Letter of Credit, or the Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax or any tax, duty, or other charge imposed on the overall net income of the Administrative Agent, any Lender, or the European Swingline Lender or any Loan Office imposed by the jurisdiction in which the Administrative Agent, any Lender, or the European Swingline Lender is organized or is or should be qualified to do business or such Loan Office is located); or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Bank of England or Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by the Administrative Agent, any Lender, or the European Swingline Lender(or any Loan Office) or shall impose on the Administrative Agent, any Lender, or the European Swingline Lender or any Loan Office or the foreign exchange and interbank markets any other condition affecting any Foreign

         Currency Loan, LIBOR Rate Loan, any Letter of Credit, or the Note; and the result of any of the foregoing is to increase the costs to the Lender of maintaining any Foreign Currency Loan, LIBOR Rate Loan, or Letter of Credit (after consideration of any changes in the Reserve Percentage) or to reduce the yield or amount of any sum received or receivable by the Lender under this Agreement or under the Note in respect of a Foreign Currency Loan, LIBOR Rate Loan, or Letter of Credit, then the affected Person shall promptly notify AHL of such fact and demand compensation therefor and, within fifteen (15) days after such notice, each of the Borrowers shall pay to such Person such additional amount or amounts as will compensate such Person for such increased cost or reduction. The Administrative Agent will promptly notify AHL of any event of which it has knowledge that will entitle any Person to compensation pursuant to this Section 3.7(c); provided, that the Administrative Agent shall incur no liability whatsoever to any of the Borrowers in the event it fails to do so. A certificate of the Administrative Agent setting forth the basis for determining such additional amount or amounts necessary to compensate the any Person shall be conclusively presumed to be correct absent manifest error. If any Person claims compensation under this Section, each of the Borrowers may at any time, upon at least four (4) Business Days' prior notice to the Administrative Agent, pay in full the affected Loan or substitute a letter of credit issued other than pursuant to this Agreement.

         SECTION 3.8 Indemnity. Each of the Borrowers does hereby indemnify each of the Administrative Agent, any Lender, and the European Swingline Lender against any loss or expense (including without limitation any foreign exchange costs) which may arise or be attributable to the Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain the Loans or the Issuing Bank's issuance or honor of a Letter of Credit (i) as a consequence of any failure by any of the Borrowers to make any payment when due of any amount due hereunder in connection with a Foreign Currency Loan or a LIBOR Rate Loan, (ii) due to any failure of any of the Borrowers to borrow on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion with respect to any Foreign Currency Loan or a LIBOR Rate Loan or (iii) due to any payment, prepayment or conversion of any Foreign Currency Loan or LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The Lender's calculations of any such loss or expense shall be furnished to each of the Borrowers and shall be presumed to be correct, absent manifest error.

         SECTION 3.9 Capital Requirements. If either (i) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (ii) compliance with any guideline or request after the Closing Date from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by the Administrative Agent, any Lender or the European Swingline Lender or any corporation controlling such Person as a consequence of, or with reference to the Commitment and other commitments of this type, below the rate which the Person or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, each of the Borrowers shall pay to such Person from time to time as specified by the Person additional amounts sufficient to compensate (after consideration of any change in the Reserve Percentage) the Administrative Agent, any Lender, or the European Swingline Lender or other corporation for such reduction. A certificate as to such amounts submitted to each of the Borrowers by the Administrative Agent, any Lender, or the European Swingline Lender shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

         SECTION 3.10 Taxes; Currency.

         (a) Payments Free and Clear. Any and all payments by each of the Borrowers hereunder or under the Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding income and franchise taxes imposed by the jurisdiction under the laws of which the Administrative Agent, any Lender, or the European Swingline Lender is organized or is or should be qualified to do business or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, with each of the Borrowers and liabilities being hereinafter referred to as "Taxes"). If any of the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Administrative Agent, any Lender, or the European Swingline Lender, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.10) the Administrative Agent, any Lender, or the European Swingline Lender receives an amount equal to the amount the Lender would have received had no such deductions been made, (B) such Borrower shall make such deductions, (C) such Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with Applicable Law, and (D) such Borrower shall deliver to the Administrative Agent, any Lender, or the European Swingline Lender evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 3.10(d).

         (b) Stamp and Other Taxes. In addition, each of the Borrowers shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the other Loan Documents, or the perfection of any rights in respect thereto (hereinafter referred to as "Other Taxes").

         (c) Indemnity. Each of the Borrowers shall and does hereby indemnify the Administrative Agent, any Lender, or the European Swingline Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.10) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent, any Lender, or the European Swingline Lender (as the case may be) makes written demand therefor.

         (d) Evidence of Payment. Within ten (10) days after the date of any payment of Taxes or Other Taxes, the affected Borrower shall furnish to the Administrative Agent, any Lender, or the

European Swingline Lender, at its address referred to in Section 12.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent, the Lender, or the European Swingline Lender

         (e) If any Lender is incorporated or organized under the laws of a jurisdiction other than the United States of America or any state thereof (a "Non-U.S. Lender"), such Non-U.S. Lender will deliver to each of the Administrative Agent and each of the Borrowers, on or prior to the Closing Date (or, in the case of a Non-U.S. Lender that becomes a party to this Agreement as a result of an assignment after the Closing Date, on the effective date of such assignment), (i) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a properly completed Internal Revenue Service Form 4224 or 1001, as applicable (or successor forms), certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms), and (ii) in the case of a Non-U.S. Lender that is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a certificate in form and substance reasonably satisfactory to the Agent and each of the Borrowers and to the effect that such Non-U.S. Lender (x) is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (y) is not a 10-percent shareholder for purposes of Section 881(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Internal Revenue Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each such Non-U.S. Lender further agrees to deliver to each of the Administrative Agent and the Borrower an additional copy of each such relevant form on or before the date that such form expires or becomes obsolete or after the occurrence of any event (including a change in its applicable Loan Office) requiring a change in the most recent forms so delivered by it, in each case certifying that such Non-U.S. Lender is entitled to an exemption from withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which event renders all such forms inapplicable or the exemption to which such forms relate unavailable and such Non-U.S. Lender notifies the Administrative Agent and the Borrower that it is not entitled to receive payments without deduction or withholding of United States federal income taxes. Each such Non-U.S. Lender will promptly notify the Administrative Agent and each of the Borrowers of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

         (f) Survival. Without prejudice to the survival of any other agreement of each of the Borrowers hereunder, the agreements and obligations of each of the Borrowers contained in this Section 3.10 shall survive the payment in full of the Obligations and the termination of the Commitments.

         (g) Failure to Pay in Foreign Currency. If any of the Borrowers is unable for any reason to effect payment of a Loan or to reimburse a drawing under the Letter of Credit in the Alternative Currency as required by this Agreement, the Administrative Agent, Issuing Bank, any Lender, or the European Swingline Lender may require such payment to be made in Dollars in the Assigned Dollar Value of such payment. In any case in which each of the Borrowers shall make such payment in Dollars, such Borrower agrees to hold the Administrative Agent, Issuing Bank, any Lender, or the European Swingline Lender harmless from any loss incurred by the Administrative Agent, Issuing Bank, any Lender, or the European Swingline Lender arising from any change in the value of Dollars in relation to such Alternative Currency between the date such payment became due and the date of payment thereof. Without limiting the generality of the foregoing, if any of the Borrowers is unable for any reason to effect payment of a Loan in the Alternative Currency as required by this Agreement or if any of the Borrowers shall default in the payment of any Foreign Currency Loan under the Revolving Facility, then the Borrowers shall be deemed to have requested, and Lenders shall be deemed to have extended, a Base Rate Loan under the Revolving Facility in an amount sufficient to purchase an amount of the Alternative Currency sufficient to repay such Foreign Currency Loan in full.

         (h) Judgment Currency. If for the purpose of obtaining judgment in any court or enforcing any such judgment it is necessary to convert any amount due in any Alternative Currency into any other currency, the rate of exchange used shall be the Administrative Agent, any Lender, or the European Swingline Lender's spot rate of exchange for the purchase of the Alternative Currency with such other currency at the close of business on the Business Day preceding the date on which judgment is given or any order for payment is made. The obligation of each of the Borrowers in respect of any amount due from it hereunder shall, notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due hereunder or under any judgment or order in any other currency or otherwise, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, any Lender, or the European Swingline Lender of any payment in a currency other than the Alternative Currency, the Administrative Agent, any Lender, or the European Swingline Lender is able (in accordance with normal banking procedures) to purchase the Alternative Currency, with such other currency. If the amount of the Alternative Currency that the Administrative Agent, any Lender, or the European Swingline Lender is able to purchase with such other currency is less than the amount due in the relevant Alternative Currency, notwithstanding any judgment or order, each of the Borrower shall indemnify the Lender for the shortfall.

         (i)      United Kingdom Tax Forms.

                  (A) Each Lender that is not a United Kingdom Bank (as defined in Section 840A of the United Kingdom Income and Corporation Taxes Act of 1988) subject to United Kingdom corporation tax as respects interest payments to it pursuant to this Agreement (each a "Non-U.K. Bank") shall deliver to the United Kingdom Inland Revenue (whether directly, through the United States Internal Revenue Service or such other appropriate channels), with copies sent contemporaneously therewith to AHL and the Administrative Agent, within seven (7) Business Days after it becomes a Lender hereunder, a form 13-D or such other appropriate official form (each, a "U.K. Tax Form") duly completed and signed by such Lender establishing that such Non-U.K. Bank is entitled to exemption (regardless of such

         Lender's Lending Office) from United Kingdom tax treaty with the appropriate jurisdiction, or establishing that it is otherwise entitled to receive payments without such withholdings; provided, however, that no Non-U.K. Bank shall be required to furnish any such documentation under this subparagraph (A) if it is not entitled to claim an exemption from or reduced rate of withholding under applicable law. At any time a Non-U.K. Bank is not entitled to claim an exemption from or a reduced rate of withholding under applicable law, such Non-U.K. Bank shall so inform AHL the Administrative Agent.

                  (B) Each Lender that is a United Kingdom Bank (as defined in Section 840A of the United Kingdom Income and Corporation Taxes Act of 1988) (each a "U.K. Bank") shall complete and deliver to AHL and the Administrative Agent a statement signed by an authorized signatory of such U.K. bank, and other documentation reasonably required to the effect that it is subject to United Kingdom corporation tax on interest payable to it pursuant to this Agreement.

                  (C) No Borrower shall be required to pay any additional amount to any Non-U.K. Bank or U.K. Bank in respect of United Kingdom withholding taxes under this Section 3.10(i) if such Lender shall have failed to deliver (1) the U.K. Tax Form as required under subparagraph
         (A) in the case of a Non-U.K. Bank, or (2) the statement and other documentation under subparagraph (B) in the case of a U.K. Bank; provided, however, that if a Non-U.K. Bank shall not have a Lending Office in the United Kingdom and shall not be entitled to an exemption from United Kingdom withholding tax under a treaty, each as of the time of a given payment by any Borrower hereunder, then Section 3.10(a) shall not apply with respect to such payment.

         SECTION 3.11 Special Lenders. Unless the Required Lenders seek indemnification, payment, or reimbursement under, or invoke the provisions of, Sections 3.7, 3.8, 3.9, or 3.10, if any Borrower is obligated to pay to the Administrative Agent or any Lender any amount under said Sections, the Borrowers may, so long as no Default or Event of Default then exists, replace such Lender with a new Lender reasonably acceptable to the Administrative Agent, and such Lender hereby agrees to be so replaced subject to the following:

                  (a) the obligations of the Borrowers hereunder to the Lender to be replaced (including such increased or additional costs incurred from the date of notice to the Borrowers of such increase or additional costs through the date such Lender is replaced hereunder) shall be paid in full to such Lender concurrently with such replacement;

                  (b) The replacement Lender shall be a Lender that is not subject to the increased costs arising under such Sections which may have effectuated the Borrower's election to replace any Lender hereunder;

                  (c) Each such replacement Lender shall execute and deliver to the Administrative Agent such documentation reasonably satisfactory to the Administrative Agent pursuant to which such Lender is to become a party hereto with a Commitment equal to that of the Lender being replaced and shall make a Loan or Loans in the aggregate principal amount equal to the aggregate outstanding principal amount of the Loan or Loans of the Lender being replaced;

                  (d) Upon such execution of such documents referred to in clause (c) and repayment of the amounts referred to in clause (a), the replacement Lender shall be a "Lender" with a Commitment as specified hereinabove and the Lender being replaced shall cease to be a "Lender" hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such replaced Lender;

                  (e) The Administrative Agent shall reasonably cooperate in effectuating the replacement of any Lender hereunder, but at no time shall the Administrative Agent be obligated to initiate any such replacement; and

                  (f) Any Lender replaced hereunder shall be replaced at the Borrower's sole cost and expense and at no cost or expense to the Administrative Agent.


                                   ARTICLE IV

                  CLOSING: CONDITIONS OF CLOSING AND BORROWING

         SECTION 4.1 Closing. The closing shall take place at the offices of Sutherland, Asbill & Brennan LLP at First Union Plaza, 999 Peachtree Street, N.E., 23rd Floor, Atlanta, Georgia at 10:00 a.m. on the Closing Date.

         SECTION 4.2 Conditions to Closing and Initial Loan. The obligations of the Lenders and the Administrative Agent to close this Agreement, the Lenders to make the initial Loans and the Issuing Bank to issue, extend or renew any Letters of Credit, are subject to the satisfaction of each of the following conditions:

         (a) Executed Loan Documents. (i) This Agreement, (ii) the Notes, (iii) the Intercompany Subordination Agreement, (iv) the Security Documents, including, without limitation, the Confirmation Agreement and the German Confirmation Agreement, in each case, shall have been duly authorized and executed by the parties thereto in form and substance satisfactory to the Administrative Agent, shall be in full force and effect and no default shall exist thereunder, and the Borrowers party thereto shall have delivered original counterparts thereof to the Administrative Agent.

         (b) Closing Certificates; etc.

                  (i) Officer's Certificate. The Administrative Agent shall have received a certificate from the chief executive officer and chief financial officer of AHL, on behalf of the Borrowers, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are true, correct and complete; that the Borrowers are not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; that the Borrowers have satisfied each of the closing conditions to be satisfied thereby; and that the Borrowers have filed all required tax returns and owe no delinquent taxes.

                  (ii) Certificate of Secretary of Each Borrower. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of each Borrower certifying, as applicable, that attached thereto is a true and complete copy of the articles of incorporation or other charter documents of such Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation; that attached thereto is a true and complete copy of the bylaws of such Borrower as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Borrower, authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party; and as to the incumbency and genuineness of the signature of each officer of such Borrower executing Loan Documents to which such Borrower is a party.

                  (iii) Certificates of Good Standing. The Administrative Agent shall have received certificates as of a recent date of the good standing of each Borrower under the laws of their respective jurisdictions of organization.

                  (iv) Accounts Designation Letter. The Accounts Designation Letter to be delivered by the Borrowers pursuant to Section 2.2, dated as of the Closing Date.

                  (v) Opinions of Counsel. The Administrative Agent shall have received favorable opinions of counsel to the Borrowers addressed to the Administrative Agent and Lenders with respect to the Borrowers and such other Persons, the Loan Documents, the transactions contemplated thereby, regulatory matters and such other matters as the Administrative Agent and the Lenders may reasonably request, reasonably satisfactory in form and substance to the Administrative Agent and Lenders.

                  (vi) Tax Forms. The Administrative Agent shall have received copies of the United States Internal Revenue Service forms required by Section
3.10 hereof.

         (c) Collateral.

                  (i) Filings and Recordings. The Administrative Agent shall have received all Uniform Commercial Code financing statements, in each case, duly executed and delivered by the Domestic Borrowers in the appropriate form required for filing for recording in all appropriate jurisdictions where such filing may be necessary or appropriate to perfect the Liens of the Administrative Agent and the Lenders in the Collateral described in the Security Agreement (to the extent not so perfected) other than Uniform Commercial Code financing statements for the State of Tennessee. All other filings and/or recordings that are necessary to perfect the Liens of the Administrative Agent, the Security Trustee and the Lenders in the Collateral described in the Security Documents (including, without limitation, the UK Security Documents and the German Security

Documents) shall have been filed for recording in all appropriate jurisdictions, including, without limitation, the United Kingdom and Federal Republic of Germany, and the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that such security interests constitute valid and perfected first priority Liens therein.

                  (ii) Pledged Stock. The Administrative Agent shall have received (A) original stock certificates evidencing the capital stock pledged pursuant to the Pledge Agreements, together with an appropriate undated stock power and irrevocable proxy for each certificate duly executed in blank by the registered owner thereof, and (B) original share certificates evidencing the ordinary shares pledged pursuant to the Mortgage of Shares, together with an appropriate undated stock transfer form for each certificate duly executed in blank by the registered owner thereof.

                  (iii) UCC Lien Searches. The Borrowers shall have delivered the results of a Lien search of all filings made against such Borrowers under the Uniform Commercial Code as in effect in those jurisdictions as required by the Administrative Agent, indicating among other things that their assets are free and clear of any Lien except for Permitted Liens.

                  (iv) Insurance. The Administrative Agent shall have received certificates of insurance and copies of insurance policies in the form required under Section 7.3 and the Security Documents and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

         (d) Consents; No Adverse Change.

                  (i) Governmental and Third Party Approvals. All necessary approvals, authorizations and consents, if any be required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the execution and delivery of this Agreement and the other Loan Documents shall have been obtained.

                  (ii) Permits and Licenses. All permits and licenses, including permits and licenses required under Applicable Laws, necessary to the conduct of business by the Borrowers and their Subsidiaries shall have been obtained.

                  (iii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

                  (iv) No Material Adverse Change. Since December 31, 1998, there shall not have occurred any material adverse change in the condition (financial or otherwise), operations, properties, business or prospects of AHL or any of its Subsidiaries, taken as a whole, or any event or condition that has had or could be reasonably expected to have a Material Adverse Effect.

                  (v) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

         (e) Financial Matters.

                  (i) Financial Statements. The Administrative Agent and each Lender shall have received recent annual and interim financial statements and other financial information with respect to AHL and its Subsidiaries prepared in accordance with GAAP. Without limitation of the foregoing, the Administrative Agent and each Lender shall have received audited financial statements for AHL and its Subsidiaries for the Fiscal Year ended December 31, 1998 and unaudited financial statements for AHL and its Subsidiaries for the fiscal quarters ending March 31, 1999 and June 30, 1999.

                  (ii) Financial Condition Certificate. AHL, on behalf of the Borrowers, shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate in all material respects by the chief executive officer or chief financial officer of AHL, to the effect that (A) attached thereto is a pro forma balance sheet of AHL and its Subsidiaries setting forth on a pro forma basis the financial condition of AHL and its Subsidiaries on a Consolidated basis as of that date, reflecting on a pro forma basis the effect of the transactions contemplated herein, and evidencing compliance on a pro forma basis with the covenants contained in Articles VIII and IX hereof, (B) the financial projections previously delivered to the Administrative Agent represent the good faith opinions of the Borrowers and senior management thereof as to the projected results contained therein, and (C) that AHL and each of its Subsidiaries singly (i) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (ii) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies and its liabilities with respect to the Obligations), and (iii) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

         (f) Miscellaneous.

                  (i) Notice of Borrowing. The Administrative Agent shall have received written instructions from AHL, on behalf of the Borrowers, directing the payment of any proceeds of Loans made under this Agreement that are to be made on the Closing Date.

                  (ii) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lenders may reasonably request, in form and substance reasonably satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

                  (iii) Due Diligence and Other Documents. The Borrowers shall have delivered to the Administrative Agent such other documents, certificates and opinions as the Administrative Agent reasonably request.

                  (iv) Payments at Closing. There shall have been paid by the Borrowers to the Administrative Agent, FUCM and the Lenders the fees set forth or referenced in the Term Sheet, and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, upfront fees, legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

         SECTION 4.3 Conditions to All Loans. The obligations of the Lenders to make any Loan and the Issuing Bank to issue, extend or renew any Letters of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

                  (i) Continuation of Representations and Warranties. The representations and warranties contained in Article V shall be true and correct on and as of such borrowing date with the same effect as if made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

                  (ii) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date.


                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF BORROWERS

         SECTION 5.1 Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders and the European Swingline Lender to make the Loans and the Issuing Bank to issue, extend and renew the Letters of Credit, the Borrowers hereby jointly and severally represent and warrant to the Administrative Agent, the Lenders, the Issuing Bank and the European Swingline Lender that:

         (a) Organization; Power; Qualification. Each of AHL and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being conducted and is duly qualified and authorized to do business in each jurisdiction where the failure to be so qualified or authorized could reasonably be expected to have a Material Adverse Effect. The jurisdictions in which AHL and its Subsidiaries are organized and qualified to do business as of the Closing Date are described on Schedule 5.1(a). The address of the chief executive office and principal place of business of each Borrower as of the Closing Date is set forth on Schedule 5.1(a) hereto. Prior to the Closing Date, Verfurth Dortmund and Verfurth Osnabruck merged with and into Munster, with Munster being the surviving entity of such merger. Prior to the Closing Date, Schulbert merged with and into Bocholt with Bocholt being the surviving entity of such merger. Set forth on Schedule 5.1(a) is a complete and correct organizational chart for AHL and each of its domestic and foreign Subsidiaries.

         (b) Ownership. As of the Closing Date, (i) each Subsidiary of AHL is listed on Schedule 5.1(b), (ii) the capitalization of each of the Subsidiaries of AHL consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 5.1(b), (iii) all outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable, (iv) the shareholders of each of the Subsidiaries of AHL and the number of shares owned by each are described on
Schedule 5. 1 (b), (v) there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of any Subsidiaries of AHL, except as described on Schedule 5.1(b), and (vi) Schedule 5.1(b) identifies each Material Subsidiary of AHL.

         (c) Authorization of Agreement, Loan Documents and Borrowing. Each of AHL and its Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of AHL and each of its Subsidiaries party thereto and each such document constitutes the legal, valid and binding obligation of AHL or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

         (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by AHL and each of its Subsidiaries of the Loan Documents to which each such Person is a party in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) except as set forth on Schedule 5.1(d) hereto, require any Governmental Approval or violate any Applicable Law relating to AHL or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of AHL or any of its Subsidiaries or any Material Contract to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person or
(iii) result in or require the creation or imposition of any Lien upon or with respect to any material property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

         (e) Compliance with Law; Governmental Approvals. Each of AHL and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law material to the conduct of its business and (ii) is in compliance with each such Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except where the failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect. Each such Governmental Approval is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best knowledge of the Borrowers, threatened attack by direct or collateral proceeding.

         (f) Tax Returns and Payments. Each of AHL and its Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where the payment of such tax is being disputed in good faith and adequate reserves have been established in accordance with GAAP. No Governmental Authority has asserted any Lien or other claim against AHL or any Subsidiary thereof with respect to material unpaid taxes which has not been discharged or resolved or is not being contested in good faith. The charges, accruals and reserves on the books of AHL and any of its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof are in the judgment of the Borrowers adequate, and the Borrowers do not anticipate any additional material taxes or assessments for any of such years.

         (g) Environmental Matters. The properties of AHL and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws. There is no contamination at, under or about such properties or such operations which could interfere in any material respect with the continued operation of such properties or, except as set forth on Schedule 5.1(g), impair in any material respect the fair saleable value thereof. Neither AHL nor any of its Subsidiaries has received any written notice of material violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of its properties or the operations conducted in connection therewith, nor does AHL nor any of its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

         (h) ERISA.

                  (i) As of the Closing Date, neither any Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 5.1(h);

                  (ii) Each Borrower and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and all other laws applicable to any Employee Benefit Plans and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. Each such Employee Benefit Plan has been operated in a manner to preserve such qualification. No liability has been incurred by any Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                  (iii) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

                  (iv) Neither any Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code; (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; (C) failed to make a required contribution or payment to a Multiemployer Plan; or (D) failed to make a required install ment or other required payment under Section 412 of the Code;

                  (v) The execution and delivery by Borrowers of this Agreement and the borrowings hereunder will not involve any prohibited transaction under ERISA or the Code;

                  (vi) No Termination Event has occurred or is reasonably expected to occur; and

                  (vii) No material proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of any Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) maintained or contributed to by any Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

         (i) Margin Stock. Neither AHL nor any Subsidiary thereof is engaged principally or as one of its significant activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

         (j) Government Regulation. Neither AHL nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither AHL nor any Subsidiary thereof is, or after giving effect to any Loan will be, a "Holding Company" or a "Subsidiary Company" of a "Holding Company" or an "Affiliate" of a "Holding Company" within the respective meanings of each of the quoted terms of the Public Utility Holding Company Act of 1935 as amended, or any other Applicable Law which materially limits its ability to incur or consummate the transactions contemplated hereby.

         (k) Patents, Copyrights and Trademarks. Each of AHL and its Subsidiaries owns or possesses all patent, copyright and trademark rights which are material to the conduct of its business without infringing upon any validly asserted rights of others. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights. Except as set forth on
Schedule 5.1(k), neither AHL nor any of its Subsidiaries has been threatened with any litigation regarding patents, copyrights or trademarks that would present a material impediment to the business of AHL and its Subsidiaries, taken as a whole.

         (l) Material Contracts. Schedule 5.1(1) sets forth a complete and accurate list of all Material Contracts of AHL and its Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto; other than as set forth in Schedule 5.1(1), each of AHL and any Subsidiary thereof party thereto has performed all of its material obligations under such Material Contracts and, to the best knowledge of the Borrowers, each other party thereto is in compliance in all material respects with each such Material Contract, and each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. AHL and its Subsidiaries have delivered to the Administrative Agent a true and complete copy of each Material Contract required to be listed on Schedule 5.1(1).

         (m) Employee Relations. As of the Closing Date, each of AHL and its Subsidiaries is not, except as set forth on Schedule 5.1(m), party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. AHL knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.

         (n) Burdensome Provisions. Neither AHL nor any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. AHL and its Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

         (o) Financial Statements. All balance sheets, statements of income, retained earnings, stockholders' equity and cash flows, and all other financial information of AHL and its Subsidiaries which have been furnished by the Borrowers to the Administrative Agent and the Lenders for the purposes of or in connection with this Agreement, including without limitation the financial statements described in Section 4.2 (e), have been prepared in accordance with GAAP consistently applied (except to the extent pro forma statements are based upon reasonable estimates in accordance with Section 4.2(e)(ii)) throughout the periods involved and present fairly in all material respects the matters reflected therein subject, in the case of unaudited statements, to changes resulting from normal year-end audit adjustments and items that would be disclosed in footnotes to the audited statements. As of the Closing Date, except as set forth on Schedule 5.1(o), neither AHL nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements described above or in the notes thereto.

         (p) No Material Adverse Change. Since December 31, 1998, there has been no material adverse change in the condition (financial or otherwise), operations, properties, business or prospects of AHL and its Subsidiaries, taken as a whole, including any event or condition that has had or is reasonably likely to have a Material Adverse Effect.

         (q) Solvency. As of the Closing Date and after giving effect to each Loan made hereunder, each of AHL and each of its Subsidiaries will be Solvent.

         (r) Titles to Properties. Each of AHL and its Subsidiaries has such title to the real property owned or leased by it as is material to the conduct of its business and good and marketable title to all of its personal property material to its business as presently conducted, except such property as has been disposed of by AHL or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder. Schedule 5.1(r) hereto sets forth the address of all real property owned or leased by a Borrower as of the Closing Date.

         (s) Liens. None of the properties and assets of AHL or any Subsidiary thereof is subject to any Lien, except in each case Permitted Liens. No financing statement under the Uniform Commercial Code of any state which names AHL or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and neither AHL nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect Permitted Liens. No filing or recording of any document or instrument under the laws of the United Kingdom or the Federal Republic of Germany or any jurisdiction thereof which names AHL or any Subsidiary thereof or any of their respective trade names or divisions as debtor, chargor, assignor or mortgagor and which has not been terminated, has been filed in the United Kingdom or the Federal Republic of Germany or any jurisdiction thereof and neither AHL nor any Subsidiary thereof has signed any pledge, mortgage, assignment, debenture or any other form of security agreement authorizing any secured party thereunder to file or record any such document, instrument or agreement, except to perfect Permitted Liens.

         (t) Debt and Contingent Obligations. Schedule 5.1(t) is a complete and correct listing as of the Closing Date of all Debt and Contingent Obligations of AHL and its Subsidiaries. Each of AHL and its Subsidiaries have performed and are in material compliance with all of the terms of such Debt and Contingent Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of AHL or its Subsidiaries exists with respect to any such Debt or Contingent Obligation.

         (u) Litigation. Except as set forth on Schedule 5.1(u), as of the Closing Date there are no actions, suits or proceedings pending nor, to the knowledge of the Borrowers, threatened against or in any other way relating adversely to or adversely affecting AHL or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority which, if adversely determined, is reasonably likely to have a Material Adverse Effect.

         (v) Franchise and License Fees. AHL and each of its Subsidiaries have paid all material franchise, license or other fees and charges which have become due pursuant to any Governmental Approval in respect of its business and has made appropriate provision as is required by GAAP for any such fees and charges which have accrued.

         (w) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by AHL or any Subsidiary thereof under any Material Contract or judgment, decree or order to which AHL or its Subsidiaries is a party or by which AHL or its Subsidiaries or any of their respective properties may be bound.

         (x) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of AHL or any Subsidiary thereof and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all material respects. No document furnished or written statement made to the Agents or the Lenders by AHL or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains any untrue statement of a fact material to the creditworthiness of AHL or its Subsidiaries or omits to state a material fact necessary in order to make the statements contained therein not misleading. AHL is not aware of any facts which it has not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as AHL can now foresee, could reasonably be expected to have a Material Adverse Effect.

         (y) Year 2000. The Borrowers have (i) undertaken a sufficient inventory, review and assessment of all areas within their business and operations that could be adversely affected by the failure of the Borrowers to be Year 2000 Compliant on a timely basis, (ii) developed a plan and timeline for becoming Year 2000 Compliant on a timely basis, (iii) to date, implemented that plan in accordance with that timeline in all material respects, and (iv) made inquiry of its key suppliers, vendors and customers as to whether such person(s) will, on a timely basis, be Year 2000 Compliant in all material respects and on the basis of such inquiry reasonably believes that all such person(s) will be Year 2000 Compliant. "Year 2000 Compliant" shall means that, in all material respects, all computer and software related applications shall be able to recognize and perform properly, date sensitive functions involving dates prior to and after December 31, 1999. The Borrowers shall take all action necessary to ensure that the Borrowers shall be Year 2000 Compliant and that no material adverse change will arise in the Borrowers' financial condition as a result of its efforts or failure to be Year 2000 Compliant.

         SECTION 5.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article V and all representations and warranties contained in any certificate or in any of the Loan Documents (including without limitation, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement (a) shall be made or deemed to be made at and as of the Closing Date, as of each borrowing date and as of the date of the issuance, renewal or extension of each Letter of Credit with the same effect as if made on and as of the Closing Date, except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date, (b) shall survive the Closing Date, and
(c) shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.


                                   ARTICLE VI

                       FINANCIAL INFORMATION AND NOTICES

         Until all the Obligations have been paid and satisfied in full (other than any Obligations that survive the termination of this Agreement pursuant to
Section 12.12) and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 12.8 hereof, the Borrowers will furnish or cause to be furnished to the Administrative Agent and each Lender at their respective addresses set forth in Section 12.1 hereof, or such other address as may be designated by such Administrative Agent or Lenders from time to time:

         SECTION 6.1 Financial Statements and Projections.

         (a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter, an unaudited Consolidated balance sheet of AHL and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year for the portion of the Fiscal Year then ended and prepared by AHL in accordance with GAAP, and certified by the chief financial officer of AHL to present fairly in all material respects the financial condition of AHL and its Subsidiaries as of their respective dates and the results of operations of AHL and its Subsidiaries for the respective periods then ended.

         (b) Annual Financial Statements. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, an audited Consolidated balance sheet of AHL and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm of nationally recognized standing in accordance with GAAP, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by AHL or any of its Subsidiaries, with respect to accounting principles followed by AHL or any of its Subsidiaries not in accordance with GAAP, or with respect to any going concern status of AHL and its Subsidiaries taken as a whole.

         (c) Annual Business Plan and Financial Projections. As soon as practicable and in any event within thirty (30) days after the beginning of each Fiscal Year, a business plan of AHL and its Subsidiaries for the ensuing four fiscal quarters, such plan to include, on a quarterly basis, the following, prepared in GAAP format: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet and a report, if such a report is requested by the Administrative Agent from time to time, containing management's discussion and analysis of such projections (such business plan and projections, the "Projections"), accompanied by a certificate from the chief financial officer of AHL to the effect that, to the best of such officer's knowledge, the Projections are good faith estimates of the financial condition and operations of AHL and its Subsidiaries for such four quarter period.

         SECTION 6.2 Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Sections 6.1(a) or (b), a certificate of the chief financial officer of AHL in the form of Exhibit D attached hereto (an "Officer's Compliance Certificate"):

         (a) stating that such officers have reviewed such financial statements and such statements fairly present the financial condition of AHL and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods indicated;

         (b) stating that to such officer's knowledge, based on a reasonable examination, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such Default or Event of Default; and

         (c) setting forth as at the end of such fiscal quarter or Fiscal Year, as the case may be, the calculations required to establish whether or not AHL and its Subsidiaries were in compliance with the financial covenants set forth in Article VIII hereof as at the end of each respective period, and the calculation of the Applicable Margin pursuant to Section 3.1(d) as at the end of each respective period.

         SECTION 6.3 Other Reports.

         (a) Promptly upon receipt thereof, copies of any management report and any management responses thereto submitted to any Borrower or its Board of Directors by its independent public accountants in connection with their auditing function;

         (b) Such other information regarding the operations, business affairs and financial condition of AHL or any of its Subsidiaries as the Administrative Agent or the Required Lenders may reasonably request; and

         (c) All filings by, or in connection with and received by, AHL, with or from the SEC (other than filings made by individuals and not involving a Change in Control on Forms 3 or 4 pursuant to Section 16 of the Exchange Act) and all notices and proxy and other information provided by AHL to its shareholders generally.

         SECTION 6.4 Notice of Litigation and Other Matters. Promptly (but in no event later than five (5) Business Days after an officer of AHL obtains knowledge thereof) telephonic and written notice of:


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


         (a) the commencement of all material proceedings and investigations by or before any Governmental Authority and all material actions and proceedings in any court or before any arbitrator against or involving AHL or any Subsidiary thereof or any of their respective properties, assets or businesses;

         (b) any notice of any material violation received by AHL or any Subsidiary thereof from any Governmental Authority, including without limitation, any notice of a material violation of Environmental Laws;

         (c) any material labor controversy that has resulted in, or could reasonably be expected to result in, a strike or other work action against AHL or any Subsidiary thereof;

         (d) any attachment, judgment, lien, levy or order exceeding the Material Judgment Amount that may be assessed against or threatened against AHL or any of its Subsidiaries;

         (e) any Default or Event of Default;

         (f) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which AHL or any of its Subsidiaries is a party or by which AHL or any Subsidiary thereof or any of their respective properties may be bound;

         (g) (i) the failure of any Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date, (ii) any Termination Event or "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Employee Benefit Plan or any trust created thereunder, along with a description of the nature thereof, what action such Borrower has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, (iii) all notices received by any Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iv) all notices received by any Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA, (v) any Borrower obtaining knowledge or reason to know that AHL or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA, and (vi) the requirement to file any notice with the Internal Revenue Service, Department of Labor, PBGC or any plan participant, beneficiary or alternate payee required under Sections 101(d), 302(f)(4), 303 and 307 of ERISA or under
Section 401(a)(29) of the Code with respect to any Employee Benefit Plan of any Borrower or any ERISA Affiliate; or

         (h) any event which makes any of the representations set forth in
Section 5.1 inaccurate in any material respect.

         SECTION 6.5 Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of any Borrower to any Agent or Lender whether pursuant to this Article VI or any other provision of this Agreement, or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects based on the applicable Borrower's knowledge thereof.


                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

         Until all of the Obligations have been paid and satisfied in full (other than Obligations that survive the termination of this Agreement pursuant to Section 12.12) and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 12.8, AHL and each Borrower will, and will cause each of its Subsidiaries to:

         SECTION 7.1 Preservation of Corporate Existence and Related Matters. Except as permitted by Section 9.5, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges material to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction where its business requires such qualification and authorization, if failure to qualify or to remain so qualified would have or could reasonably be expected to have a Material Adverse Effect.

         SECTION 7.2 Maintenance of Property. Protect and preserve all properties useful in and material to its business, including material copyrights, patents, trade names and trademarks; maintain in good working order and condition (reasonable wear and tear excepted) all buildings, equipment and other tangible real and personal property useful in and material to its business; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary in the reasonable judgement of such Borrower for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         SECTION 7.3 Insurance. In addition to the requirements set forth in the Security Documents, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, including, without limitation, an aviation services insurance policy in an amount not less than $500,000,000, and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         SECTION 7.4 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

         SECTION 7.5 Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Loan Documents and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that such Borrower and its Subsidiaries may contest any item described in clauses (a) and (b) hereof in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

         SECTION 7.6 Compliance With Laws and Approvals. Observe and remain in material compliance with all Applicable Laws and maintain in full force and effect all material Governmental Approvals, in each case to the extent that failure to so observe or remain in material compliance could reasonably be expected to have a Material Adverse Effect.

         SECTION 7.7 Environmental Laws. In addition to and without limiting the generality of Section 7.6, (a) comply in all material respects with, and use its best efforts to ensure such compliance by all of its tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use its best efforts to ensure that all of its tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws; (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and timely comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws; and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of such Borrower or its subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of or relate to the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 7.8 Compliance with ERISA and the Code. In addition to and without limiting the generality of Section 7.6, make timely payment of contributions required to meet the minimum funding standards set forth in ERISA or the Code with respect to any Employee Benefit Plan; not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan; not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code; furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent; and operate each Employee Benefit Plan in such a manner that such plan will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code.

         SECTION 7.9 Compliance With Other Agreements. Comply in all material respects with each term, condition and provision of all leases, other agreements and instruments (other than this Agreement and the Loan Documents) entered into in the conduct of its business if noncompliance would have or could reasonably be expected to have a Material Adverse Effect, including, without limitation, any Material Contract; provided, that such Borrower or Subsidiary may contest any such lease, agreement or other instrument in good faith so long as adequate reserves are maintained in accordance with GAAP.

         SECTION 7.10 Conduct of Business. Engage only in businesses in substantially the same fields as the businesses conducted on the Closing Date and in lines of business reasonably related thereto.

         SECTION 7.11 Visits and Inspections. Upon reasonable notice therefrom and during normal business hours, permit representatives of any of the Administrative Agent or Lenders, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

         SECTION 7.12 Subsidiaries. Unless a new Subsidiary is, as a part of an acquisition transaction, merged upon the consummation thereof into one of the Borrowers with such Borrower being the surviving entity, then the Borrowers shall, on or prior to the date of the consummation of such acquisition transaction: (a) cause each new domestic and foreign Subsidiary that is a Material Subsidiary (the "Acquired Company"), to execute and deliver to the Administrative Agent a Joinder Agreement and the documents referred to therein,
(b) cause each Acquired Company that is a domestic Subsidiary to execute and deliver to the Administrative Agent the supplement substantially in the form attached to the Security Agreement, (c) cause such Acquired Company that is a domestic Subsidiary and cause the Borrower or its Subsidiary which is the owner of such Acquired Company, to execute and deliver to the Administrative Agent the supplement substantially in the form attached to the Pledge Agreements, or if the owner of such Acquired Company is not AHL or U.S. Holdings, a pledge agreement substantially in the form of the Pledge Agreements executed by such owner with such modifications thereto as requested by the Administrative Agent,
(d) in the case of any Acquired Company that is a foreign Subsidiary, cause such Acquired Company and the Borrower or its Subsidiary which is the owner of such Acquired Company, to execute and deliver to the Administrative Agent a pledge agreement or mortgage of shares (or equivalent deed, instrument or agreement), in form and substance satisfactory to the Administrative Agent, pursuant to which the Administrative Agent, the Security Trustee and the Lenders shall have been granted a pledge or mortgage over all of the outstanding shares or ownership interests of such Acquired Company now or from time to time owned by Borrower or its Subsidiary to secure the Obligations, provided, however, that the pledge by AHL or any domestic Subsidiary of any shares or ownership interests of any Acquired Company that is a foreign Subsidiary shall be limited to not more than sixty-five (65%) of the outstanding shares or ownership interests of such Acquired Company, (e) such other documents reasonably requested by the Administrative Agent consistent with the terms of this Agreement which provide that such Acquired Company shall become a Borrower hereunder bound by all of the terms, covenants and agreements contained in the Loan Documents and that the assets of such Acquired Company shall become Collateral for the Obligations, and (f) such other documents as the Administrative Agent shall reasonably request, including without limitation, officers' certificates, financial statements, opinions of counsel, board resolutions, charter documents, certificates of existence and authority to do business and any other closing certificates and documents described in Section 4.2; provided, however, that if at any time after the Closing Date, the aggregate Revenue Percentage of all direct and indirect Subsidiaries of AHL that have not executed Joinder Agreements exceeds fifteen percent (15%) (each a ("Joinder Event") (in each case determined for the fiscal quarter of the Borrowers then most recently ended), then the Borrowers shall within the later to occur of (i) the date which is thirty (30) days after such Joinder Event, or (ii) the last Business Day of the then current Fiscal Quarter during which such Joinder Event has occurred, cause a sufficient number of such Subsidiaries to execute and deliver a Joinder Agreement and any other documents as set forth in clauses (a) through (e) of this Section 7.12 so that, after giving effect to all such Joinder Agreements, the aggregate Revenue Percentage of all direct and indirect Subsidiaries of AHL that have not executed Joinder Agreements does not exceed fifteen percent (15%).

         SECTION 7.13 Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as any Agent or Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure each Agent and the Lenders their respective rights under this Agreement, the Notes and the other Loan Documents.

         SECTION 7.14 Year 2000 Compatibility. Promptly and in no event later than January 1, 2000, take all action necessary to ensure that Borrowers' computer based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of the Administrative Agent, Borrowers shall provide the Administrative Agent and Lenders assurances in form and substance satisfactory to the Administrative Agent and Lenders of Borrowers' year 2000 compatibility.


                                  ARTICLE VIII

                              FINANCIAL COVENANTS

         Until all of the Obligations have been paid and satisfied (other than Obligations that survive the termination of this Agreement pursuant to Section 12.12) in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 12.8 hereof, AHL and its Subsidiaries on a Consolidated basis will not:

         SECTION 8.1 Capitalization Ratio. At any date (a) on or prior to December 31, 1999, permit the ratio of Consolidated Total Indebtedness to Total Capitalization to be more than 0.70 to 1.00, (b) after December 31, 1999 and on or prior to December 31, 2000, permit the ratio of Consolidated Total Indebtedness to Total Capitalization to be more than 0.65 to 1.00, and (c) after December 31, 2000, permit the ratio of Consolidated Total Indebtedness to Total Capitalization to be more than 0.60 to 1.00

         SECTION 8.2 Consolidated Total Indebtedness to Consolidated Pro Forma EBITDA. As of any fiscal quarter end, permit the ratio of (a) Consolidated Total Indebtedness of AHL and its Subsidiaries as of such date to (b) Consolidated Pro Forma EBITDA of AHL and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to exceed (i) 3.75 to 1.00, at each fiscal quarter end during the period commencing on the Closing Date through and including March 31, 2000, and (ii)
3.50 to 1.00, at each fiscal quarter end thereafter.

         SECTION 8.3 Interest Coverage Ratio. As of any fiscal quarter end, permit the Interest Coverage Ratio to be less than 2.00 to 1.00.

         SECTION 8.4 Current Ratio. As of any fiscal quarter end, permit the ratio of Current Assets to Current Liabilities to be less than 1.50 to 1.00.


                                   ARTICLE IX

                               NEGATIVE COVENANTS

         Until all of the Obligations have been paid and satisfied in full (other than Obligations that survive termination of this Agreement pursuant to Section 12.12) and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 12.8 hereof, AHL will not and will not permit any of its Subsidiaries to:

         SECTION 9.1 Limitations on Debt. Create, incur, assume or suffer to exist any Debt except (a) the Obligations, (b) Debt incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions reasonably satisfactory to the Administrative Agent, (c) existing Debt set forth on Schedule 9.1, (d) Debt consisting of Contingent Obligations permitted by Section 9.2, (e) Debt of any Borrower to any other Borrower, but only if such Debt is subordinated to the Obligations pursuant to the terms and conditions of the Intercompany Subordination Agreement, (f) Debt constituting trade payables and accruals arising in the ordinary course of business of AHL and its Subsidiaries, (g) Debt for which any Person acquired by AHL in a transaction permitted by Section 9.4(g) is obligated, but only if such Debt has as its sole obligor such acquired Person, (h) Debt constituting seller financing incurred in connection with a purchase or acquisition permitted by
Section 9.4(g), and unsecured Debt for borrowed money of any Foreign Borrower so long as the proceeds of which are used solely for working capital and general corporate purposes by such Foreign Borrower, provided that the aggregate principal amount of all such Debt referred to above in this clause
(h) outstanding at any time does not to exceed the Assigned Dollar Value of $10,000,000, and (i) purchase money Debt and Capital Leases secured only by an interest in the property being acquired, but only (x) if the amount of such purchase money Debt and the amount of such Capital Leases attributable to principal, when aggregated with all other purchase money Debt incurred and the principal amounts of Capital Leases entered into by AHL or any of its Subsidiaries pursuant to this clause (i) during the current Fiscal Year, does not exceed $1,500,000 in total, and (y) if the amount of such Capital Leases attributable to principal, when aggregated with all principal amounts of Capital Leases entered into by AHL or any of its Subsidiaries pursuant to this clause (i) during the current Fiscal Year, does not exceed $1,000,000 in total.

         SECTION 9.2 Limitations on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligations except for (i) Contingent Obligations comprised of guaranties or other support of or for Debt, leases, obligations, and undertakings permitted to any Borrower or any Subsidiary by this Agreement and (ii) Contingent Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders.

         SECTION 9.3 Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including shares of capital stock), real or personal, whether now owned or hereafter acquired, except Permitted Liens.

         SECTION 9.4 Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture, evidence of Debt or other obligation or security, substantially all or a material portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person; or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person; or enter into, directly or indirectly, any commitment or option in respect of the foregoing except:

         (a) investments in Wholly-Owned Subsidiaries, joint ventures or minority interests existing on the Closing Date and the other existing loans, advances and investments described on Schedule 9.4;

         (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the Federal Deposit Insurance Corporation ("FDIC") or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder, or (v) money market mutual funds.

         (c) capital contributions to and investments in Wholly-owned Subsidiaries created or acquired after the Closing Date; provided, that such Wholly-Owned Subsidiaries become Borrowers hereunder pursuant to the requirements of Section 7.12 hereof;

         (d) loans and advances to employees for reasonable and necessary business and travel expenses in the ordinary course of business of AHL and its Subsidiaries;

         (e) deposits for utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business;

         (f) trade accounts created in the ordinary course of business;

         (g) AHL or any Subsidiary may make investments in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person, without the consent of the Administrative Agent or any Lender, so long as

                  (i) the acquisition is of a company, business or property in substantially the same fields of business as AHL or any Subsidiary of AHL,

                  (ii) no Default or Event of Default is in existence at the time of such acquisition or would be created as a consequence of such acquisition, and after giving effect to any such acquisition on a pro forma basis, the ratio of Consolidated Total Indebtedness of AHL and its Subsidiaries as of the most recently ended fiscal quarter to Consolidated Pro Forma EBITDA of AHL and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on the last day of such fiscal quarter end will not exceed 3.50 to 1.00,

                  (iii) either

                                    (A) the aggregate consideration (including
                           any indebtedness assumed by AHL or any of its Subsidiaries in connection with such acquisition) in any single acquisition does not exceed $35,000,000, and after giving effect to any such acquisition, the aggregate consideration (including any indebtedness assumed by AHL or any of its Subsidiaries in connection with such acquisition) paid by AHL and its Subsidiaries for all such acquisitions during any Fiscal Year commencing with Borrowers' 1999 Fiscal Year (which begins on January 1, 1999), together with aggregate consideration (including any indebtedness assumed by AHL or any of its Subsidiaries in connection with such acquisition) for the acquisition, does not exceed $110,000,000, or

                                    (B) the aggregate consideration (including
                           any indebtedness assumed by AHL or any of its Subsidiaries in connection with such acquisition) in any single acquisition does not exceed $15,000,000,

                  (iv) on or prior to the consummation of such acquisition, AHL, on behalf of the Borrowers, shall (A) deliver to the Administrative Agent and the Lenders a certificate of its chief executive officer and chief financial officer, describing the principal terms of the acquisition and the business or assets to be acquired (including, without limitation, a description of the Person or assets to be acquired, the purchase price, the manner of acquisition, the payment structure and any other terms and conditions reasonably required by the Administrative Agent), (B) deliver to the Administrative Agent and the Lenders an

         Officer's Compliance Certificate dated as of the closing date of the acquisition demonstrating, in form and substance reasonably satisfactory thereto of pro forma compliance with each covenant contained in Articles VIII and IX of this Agreement, (C) deliver to the Administrative Agent and the Lenders copies of any certificates, resolutions, representations or other documents to the extent received by AHL and its Subsidiaries from target company evidencing that the board of directors or equivalent governing body of the target of such acquisition (or, in connection with any acquisition of a target company or the assets of a target company that is the subject of a bankruptcy case, the bankruptcy court presiding over such case) shall have approved of the terms of such acquisition, and (D) deliver to the Administrative Agent such other documents reasonably requested by the Administrative Agent in connection with such acquisition; provided, however, that in the case of any acquisition where the aggregate consideration (including any indebtedness assumed by AHL or any of its Subsidiaries in connection with such acquisition) does not exceed $15,000,000, Borrowers may deliver the items required under clauses
         (A) through (D) above of this paragraph to the Administrative Agent and the Lenders within thirty (30) days following the consummation of such acquisition;

                  (v) within thirty (30) days following the consummation of such acquisition, AHL, on behalf of the Borrowers, shall (A) deliver to the Administrative Agent copies of the final governing documentation (including, without limitation, the purchase agreement and all opinions of counsel to the seller and/or the Person to be acquired) with respect to the acquisition, (B) deliver to the Administrative Agent in form and substance satisfactory thereto, the historical financial statements of the Person to be acquired, if applicable, for the most recent two (2) year period and the most recent interim financial statements of the Person to be acquired, (C) deliver to the Administrative Agent the Joinder Agreement and Security Documents required pursuant to Section 7.12 hereof if the Person being acquired in connection with such acquisition will constitute a Material Subsidiary, and (D) deliver to the Administrative Agent such other documents reasonably requested by the Administrative Agent in connection with such acquisition,

                  (vi) AHL, on behalf of Borrowers, shall promptly deliver to the Administrative Agent such other documents and information as the Administrative Agent shall reasonably request; and

         (h) such other investments by AHL or any Subsidiary in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person if approved by the Required Lenders, in their sole and absolute discretion, in writing prior to such consummation so long as

                  (i) AHL, on behalf of the Borrowers, shall deliver to the Administrative Agent and the Lenders not less than fifteen (15) days prior to the proposed closing date of the acquisition, a description of the acquisition (including, without limitation, a description of the Person or assets to be acquired, the purchase price, the manner of acquisition, the payment structure and any other terms and conditions reasonably required by the Administrative

         Agent) and draft copies of the governing documentation (including, without limitation, the purchase agreement) with respect to the acquisition,

                  (ii) AHL, on behalf of the Borrowers, shall deliver to the Administrative Agent and the Lenders not less than fifteen (15) days prior to the proposed closing date of the acquisition, the historical financial statements of the Person to be acquired (or, in the case of any asset acquisition, the business or line of business to be acquired), if applicable, for the most recent two (2) year period and the most recent interim financial statements of the Person to be acquired (or, in the case of any asset acquisition, the business or line of business to be acquired),

                  (iii) AHL, on behalf of the Borrowers, shall deliver to the Administrative Agent and the Lenders not less than fifteen (15) days prior to the proposed closing date of the acquisition, a projected income statement, statement of cash flows and balance sheet (including, without limitation, a summary of assumptions and pro forma adjustments made in connection therewith) of the Person to be acquired (or, in the case of any asset acquisition, the business or line of business to be acquired), if applicable, prepared on a quarterly basis for the ensuing one-year period, and annually for the following two years,

                  (iv) AHL, on behalf of the Borrowers, shall deliver to the Administrative Agent and the Lenders not less than fifteen (15) days prior to the proposed closing date of the acquisition, an Officer's Compliance Certificate demonstrating, in form and substance reasonably satisfactory thereto of pro forma compliance with each covenant contained in Articles VIII and IX,

                  (v) AHL, on behalf of the Borrowers, within thirty (30) days following the consummation of such acquisition, shall (A) deliver to the Administrative Agent copies of the final governing documentation (including, without limitation, the purchase agreement and all opinions of counsel to the seller and/or the Person to be acquired (or, in the case of any asset acquisition, the business or line of business to be acquired)) with respect to the acquisition, (B) deliver to the Administrative Agent the Joinder Agreement and Security Documents required pursuant to Section 7.12 hereof if the Person being acquired in connection with such acquisition will constitute a Material Subsidiary, and (C) deliver to the Administrative Agent such other documents reasonably requested by the Administrative Agent in connection with such acquisition,

                  (vi) AHL, on behalf of the Borrowers, on or prior to the consummation of such acquisition, shall deliver to the Administrative Agent and the Lenders evidence that the board of directors or equivalent governing body of the target of such acquisition (or, in connection with any acquisition of a target company or the assets of a target company that is the subject of a bankruptcy case, the bankruptcy court presiding over such case) shall have approved of the terms of such acquisition, and

                  (vii) AHL, on behalf of the Borrowers, on or prior to the closing date of the acquisition, shall deliver to the Administrative Agent the officer's certificate described in

         Section 9.4(g)(v) above and such other documents and information as the Required Lenders shall reasonably request.

         SECTION 9.5 Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except
(a) any Wholly-Owned Subsidiary of AHL may merge with AHL or any other Wholly-Owned Subsidiary of AHL and (b) AHL or any Wholly-Owned Subsidiary may merge with or into any other Person for the purpose of consummating any acquisition permitted by Section 9.4 as long as AHL, in the case of a merger by AHL, or, in the case of a merger by a Wholly-Owned Subsidiary that is a Material Subsidiary, such Wholly-Owned Subsidiary, is the surviving Person or the surviving Person becomes a party to the Loan Documents as a Borrower, and no Default or Event of Default shall have occurred before and after giving effect to such merger.

         SECTION 9.6 Limitations on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

         (a) the sale of inventory in the ordinary course of business;

         (b) sales of other assets in the aggregate not producing in excess of $5,000,000 in Net Cash Proceeds in any Fiscal Year;

         (c) the sale of obsolete assets no longer used or usable in the business of AHL or any of its Subsidiaries;

         (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; or

         (e) the transfer by any Subsidiary of any of its property to any Borrower, or the transfer by AHL of any of its intellectual property to any Borrower.

         SECTION 9.7 Limitations on Dividends and Distributions. Declare or pay any dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock; or make any material change in its capital structure that could reasonably be expected to have a Material Adverse Effect; provided that
(a) AHL or any Subsidiary may pay dividends in shares of its own capital stock,
(b) any Subsidiary of a Borrower may pay dividends or make other distributions in respect of its capital stock to such Borrower, (c) any Subsidiary of a Borrower may make payments on any Debt or other obligation owed to such Borrower which Debt or other obligation is permitted hereunder and (d) AHL may purchase restricted securities (as defined in Rule 144(a)(3) promulgated under the Securities Act of 1933, as amended) issued by AHL in connection with acquisitions consummated prior to the Closing Date or in connection with acquisitions consummated in compliance with Section 9.4(g), in an aggregate amount not to exceed $500,000 in any fiscal year; and (d) AHL may repurchase shares of its capital stock for an employee benefit plan sponsored by AHL or one of its subsidiaries so long as the total consideration paid in such repurchases does not exceed $500,000 in any Fiscal Year.

         SECTION 9.8 Transactions with Affiliates. Directly or indirectly: (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates, or (b) enter into, or be a party to, any transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

         SECTION 9.9 Certain Accounting Changes. Change its Fiscal Year end, or make any material change in its accounting treatment and reporting practices except as required by GAAP.

         SECTION 9.10 Licenses. Terminate any material Governmental Approval or any Material Contract without the prior written consent of the Required Lenders if such termination would have a Material Adverse Effect.

         SECTION 9.11 Restrictive Agreements. Enter into (a) any agreement providing for Debt of AHL or its Subsidiaries which contains any negative pledge on assets (other than negative pledges on assets securing Capital Leases or purchase money Debt permitted under Section 9.1(i)) or any covenants materially more restrictive than the provisions of Articles VII, VIII and IX hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt or (b) any agreement which shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability to make any payment to AHL or any of its Subsidiaries, in the form of dividends, intercompany advances or otherwise.


                                   ARTICLE X

                              DEFAULT AND REMEDIES

         SECTION 10.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

         (a) Default in Payment of Principal of Loans. Any Borrower shall default in any payment of principal of any Loan or Note when and as due (whether at maturity, by reason of acceleration or otherwise).

         (b) Other Payment Default. Any Borrower shall default for more than ten (10) days past the due date (whether at maturity, by reason of acceleration or otherwise) in the payment of interest on any Loan or Note or the payment of any other Obligation, including, without limitation, any payment of any Obligation of any Borrower or Subsidiary thereof to the Administrative Agent, the Security Trustee or any Lender under any of the Security Documents or other Loan Documents.

         (c) Misrepresentation. Any representation or warranty made or deemed to be made by any Borrower or any of its Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made, except to the extent that (i) an event or condition has occurred that would cause a representation or warranty to be incorrect or misleading, (ii) the occurrence of such event or condition and the representation or warranty to which it relates has been previously disclosed in writing to the Administrative Agent and the Lenders and (iii) the occurrence of such event or condition did not and will not have, and is not reasonably expected to have, a Material Adverse Effect with respect to AHL or any of its Subsidiaries.

         (d) Default in Performance of Certain Covenants. Any Borrower shall default in the performance or observance of any covenant or agreement contained in Section 6.4(e), Section 7.11, Section 7.3 (solely as it relates to the required maintenance of the $500,000,000 aviation services insurance policy) or Articles VIII or IX of this Agreement.

         (e) Default in Performance of Other Covenants and Conditions. Any Borrower or Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 10.1), any Security Document or any other Loan Document and such default shall continue for a period of fifteen (15) days after written notice thereof has been given to such Borrower or Subsidiary by the Administrative Agent or knowledge thereof is gained by any officer of any Borrower.

         (f) Debt Cross-Default. AHL or any of its Subsidiaries shall (i) default in the payment of any Debt in an amount exceeding $1,000,000 (or equivalent thereof in another currency) beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created; or
(ii) default in the observance or performance of any other agreement or condition relating to any Debt in an amount exceeding $1,000,000 (or equivalent thereof in another currency) or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

         (g) Change in Control. A Change in Control shall occur.

         (h) Voluntary Bankruptcy Proceeding. AHL or any Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts; (iii) consent to or fail to contest within sixty (60) days of the filing thereof any petition filed against it in an involuntary case under such bankruptcy laws or other laws; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, administrator, administrative receiver, custodian, trustee, manager, liquidator or similar officer, of itself or of a substantial part of its property; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (i) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against AHL or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for AHL or any Subsidiary thereof or for all or any substantial part of their respective assets, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive calendar days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (j) Failure of Agreements. Any material provision of this Agreement, any Security Document or other Loan Document shall for any reason cease to be valid and binding on any Borrower or Subsidiary thereof party thereto or any such Person shall so state in writing or the Security Documents shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

         (k) Termination Event. The occurrence of any of the following events:
(i) any Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, such Borrower or ERISA Affiliate is required to pay as contributions thereto; (ii) an accumulated funding deficiency in excess of $250,000 or equivalent thereof in another currency occurs or exists, whether or not waived, with respect to any Pension Plan; (iii) a Termination Event; or (iv) any Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plan notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $250,000 or equivalent thereof in another currency.

         (l) Judgment. A judgment or judgments or order or orders for the payment of money which, individually or in the aggregate, exceed in amount the Material Judgment Amount shall be entered against AHL or any of its Subsidiaries by any court and such judgment or order shall continue undischarged or unstayed for a period of thirty (30) days.

         (m) Attachment. A warrant or writ of attachment or execution or similar process shall be issued against any property of AHL or any Subsidiary thereof which exceeds in value the Material Judgment Amount and such warrant or process shall continue undischarged or unstayed for a period of thirty (30) days.

         SECTION 10.2 Remedies. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall, upon the request and direction of the Required Lenders, by notice to the Borrowers:

         (a) Acceleration: Termination of Facilities. Declare the principal of and interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Lenders, the European Swingline Lender, and to the Administrative Agent under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facilities and the Commitments and any right of the Borrowers to request borrowings thereunder; provided, that upon the occurrence of an Event of Default specified in Section 10.1(h) or (i), the Credit Facilities and the Commitments shall be automatically terminated and all Obligations shall automatically become due and payable.

         (b) Rights of Collection. Exercise on behalf of the Lenders all of their other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrowers' Obligations.

         SECTION 10.3 Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrowers, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, neither the Administrative Agent nor any Lender shall exercise at any time during which no Event of Default shall have occurred and be continuing any right or remedy with respect to any of the Collateral, including, but not limited to, any right granted in any Security Document to collect accounts receivable or to notify account debtors.

         SECTION 10.4 Set-off. Except to the extent prohibited by law, in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 12.7 are hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, excluding government securities required by Applicable Law to be held as security for worker's compensation and similar claims and of whatever currency exchanged, if necessary, at the Spot Rate to the currency of the Obligations) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrowers against and on account of the Obligations then due and payable.

         SECTION 10.5 Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or if any Lender shall at any time receive any Collateral in respect to its Loans (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall, to the extent permitted by Applicable Law, purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         SECTION 10.6 Consents. The Borrowers acknowledge that certain transactions contemplated by this Agreement and the other Loan Documents and certain actions which may be taken by the Administrative Agent or the Lenders in the exercise of their respective rights under this Agreement and the other Loan Documents may require the consent of a Governmental Authority. If counsel to the Administrative Agent reasonably determines that the consent of a Governmental Authority is required in connection with the execution, delivery and performance of any of the aforesaid documents or any documents delivered to the Administrative Agent or the Lenders in connection therewith or as a result of any action which may be taken pursuant thereto, then the Borrowers, at their sole cost and expense, agree to use their reasonable best efforts to secure such consent and to cooperate with the Administrative Agent and the Lenders in any action commenced by the Administrative Agent or any Lender to secure such consent.


                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

         SECTION 11.1 Appointment. Each Lender hereby irrevocably appoints and authorizes First Union to act as Administrative Agent hereunder and under the other Loan Documents and to take such actions as agent on its behalf hereunder and under the other Loan Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Administrative Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto. Additionally, each Lender hereby appoints the Administrative Agent to act as its agent and trustee in relation to the German Security Documents and the UK Security Documents (in such capacity, the "Security Trustee") and authorizes the Administrative Agent to enter into the German Security Documents and the UK Security Documents on its behalf and to take such action on its behalf and to exercise and enforce such rights, powers and discretions as are expressly or by implication delegated to the Administrative Agent by the terms of this Agreement, the German Security Documents and the UK Security Documents and such rights and discretions as are reasonably incidental thereto. The duties and functions of the Administrative Agent and the Security Trustee shall be of an administrative nature only. Neither the Administrative Agent nor the Security Trustee shall be deemed to be a trustee of any Lender except as specified in this Agreement, the German Security Documents and the UK Security Documents, nor shall the Administrative Agent or the Security Trustee be deemed to be an agent or trustee of the Borrowers for any purpose. The Security Trustee shall have no duties or obligations except those expressly set out in this Agreement, the German Security Documents and the UK Security Documents.

         SECTION 11.2 Nature of Duties. The Administrative Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Loan Documents. The Administrative Agent shall not have, by reason of this Agreement or any other Loan Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations or liabilities in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. The Administrative Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Loan Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that the Administrative Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

         SECTION 11.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by it or such Person under or in connection with the Loan Documents, except for its or such Person's own gross negligence or willful misconduct, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Loan Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Loan Document, or for the financial condition of Borrowers or any of their Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Borrowers or any of their Subsidiaries.

         SECTION 11.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Administrative Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Administrative Agent in accordance with the provisions of this Agreement. The Administrative Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Loan Document (i) if such action or omission would, in the reasonable opinion of the Administrative Agent, violate any applicable law or any provision of this Agreement or any other Loan Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent's acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

         SECTION 11.5 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Administrative Agent or any such Person hereafter taken, including any review of the affairs of AHL and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that (i) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of AHL and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrowers hereunder, and (ii) it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Loan Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of AHL and its Subsidiaries. Except as expressly provided in this Agreement and the other Loan Documents, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of AHL or its Subsidiaries or any other Person that may at any time come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         SECTION 11.6 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent shall have received written notice from Borrowers or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to the Lenders, the Administrative Agent shall have no obligation to notify the Lenders with respect thereto. The Administrative Agent shall (subject to Sections 11.4 and 12.10) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         SECTION 11.7 Indemnification. To the extent the Administrative Agent is not reimbursed by or on behalf of Borrowers, and without limiting the joint and several obligations of Borrowers to do so, the Lenders (i) shall and do hereby indemnify the Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, and (ii) shall reimburse the Administrative Agent upon demand, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, for any expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents (including, without limitation, reasonable attorneys' fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Lenders); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

         SECTION 11.8 The Administrative Agent in its Individual Capacity. With respect to its Commitment, the Loans made by it and the Note or Notes issued to it, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Borrowers, any of their Subsidiaries or any of their respective Affiliates as if the Administrative Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         SECTION 11.9 Successor Administrative Agent. The Administrative Agent may resign at any time by giving thirty (30) days' prior written notice to the Borrowers and the Lenders. Upon any such notice of resignation, the Required Lenders will, with the prior written consent of the Borrowers (which consent shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor to the Administrative Agent (provided that the Borrowers' consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing). If no successor to the Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such thirty-day period, then the retiring Administrative Agent may, on behalf of the Lenders and after consulting with the Lenders and the Borrowers, appoint a successor Administrative Agent from among the Lenders. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent. If no successor to the Administrative Agent has accepted appointment as Administrative Agent by the thirtieth (30th) day following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Administrative Agent hereunder and under the other Loan Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for hereinabove.


                                  ARTICLE XII

                                 MISCELLANEOUS

         SECTION 12.1  Notices.

         (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to any Agent as understood by such Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

         If to any Borrower:          AHL Services, Inc.
                                      3353 Peachtree Road, N.E.
                                      Suite 1120, North Tower
                                      Atlanta, Georgia 30326
                                      Attention:  David L. Gamsey
                                        Chief Financial Officer
                                      Telephone No.:  (404) 267-2222 Ext. 207
                                      Telecopy No.:  (404) 267-2230

         If to First Union,
         as Administrative Agent:
                                      First Union National Bank
                                      NC 0737
                                      301 South College Street, DC-5
                                      Charlotte, North Carolina 28288-0737
                                      Attention: Mark B. Felker
                                      Telephone No.: (704) 374-7074
                                      Telecopy No.:  (704) 374-4793

                                      and

                                      First Union National Bank
                                      999 Peachtree Street, N.E.
                                      Atlanta, Georgia  30309
                                      Attention: Louis K. Beasley III
                                      Telephone No.: (404) 225-4145
                                      Telecopy No.: (404) 225-4286

                                               and

                                      First Union Capital Markets Corp.
                                      One First Union Center, DC-4
                                      Charlotte, North Carolina 28288-0680
                                      Attention:  Syndications Agency Services
                                      Telephone No.:  (704) 383-6591
                                      Telecopy No.:  (704) 383-0288

         If to any Lender:            The Address set forth on Schedule 1.1

         If to the European
         Swingline Lender:            First Union National Bank - London Branch
                                      3 Bishopsgate
                                      London EC2N 3AB
                                      England
                                      Attention:  Claire Hatherley
                                      Telephone No.:  44 171 621-1477
                                      Telecopy No.:  44 171 929-4644

         (c) Administrative Agent's Office. The Loan Office for the Administrative Agent shall be its office at One First Union Center, 301 South College Street, DC-5, Charlotte, North Carolina 28288-0737, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers and Lenders, as the Administrative Agent's office referred to herein.

         SECTION 12.2 Expenses. The Borrowers will pay all out-of-pocket expenses of the Administrative Agent in connection with: (a) the preparation, execution and delivery of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including all syndication and due diligence expenses, appraiser's fees, search fees, recording fees, taxes and reasonable fees and disbursements of counsel for the Administrative Agent; (b) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any of the other Loan Documents including reasonable fees and disbursements of counsel for the Administrative Agent, search fees, appraiser's fees, recording fees and taxes imposed in connection therewith; and (c) after the occurrence and during the continuance of an Event of Default consulting with one or more Persons, including appraisers, accountants, engineers and attorneys, concerning or related to the nature, scope or value of any right or remedy of the Administrative Agent or any of the Lenders hereunder or under any of the other Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the reasonable fees and disbursements of such Persons. In addition, the Borrowers will pay all out-of-pocket expenses of the Administrative Agent and each Lender in connection with prosecuting or defending any claim in any way arising out of, related to, connected with, or enforcing any provision of, this Agreement or any of the other Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by the Administrative Agent or any of the Lenders.

         SECTION 12.3 Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of Georgia, without reference to the conflicts or choice of law principles thereof.

         SECTION 12.4 Consent to Jurisdiction. The Borrowers hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in Fulton County, Georgia, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrowers hereby irrevocably consent to the service of a summons and compliant and other process in any action, claim or proceeding brought by any Agent or Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 12.1. Each of the Borrowers (other than AHL) hereby irrevocably appoints AHL as its agent to receive on its behalf service of copies of the summons and complaint or any other process that may be served in any such action or proceedings at the address of AHL as specified in Section 12.1. Such service may be made by mailing or delivering a copy of such process to such Borrowers in care of AHL, as agent for service of process, at the address of AHL as specified in Section 12.1, and each of the Borrowers (other than AHL) hereby irrevocably authorizes and directs AHL, as agent for service of process, to receive such service on its behalf. Nothing in this Section 12.4 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or to bring any action or proceeding against any Borrower or its properties in the courts of any other jurisdictions.

         SECTION 12.5 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         SECTION 12.6 Reversal of Payment. To the extent any Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

         SECTION 12.7 Successors and Assigns; Participations.

         (a) Assignment by Lenders. Each Lender may assign to one or more other Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the outstanding Loans made by it and the Note or Notes held by it); provided, however, that (i) any such assignment (other than an assignment to a Lender or an Affiliate of a Lender) shall not be made without the prior written consent of the Administrative Agent and, if no Event of Default then exists, the Borrowers (to be evidenced by their counter execution of the relevant Assignment and Acceptance), which consent shall not be unreasonably withheld, (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to each such assignment) shall in no event be less than the lesser of (y) the entire Commitment of such Lender immediately prior to such assignment or (z) $5,000,000, and (iii) the parties to each such assignment will execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance (an "Assignment and Acceptance") in the form of Exhibit E attached hereto, together with any Note or Notes subject to such assignment, and, except in the case of an assignment to a Lender or an Affiliate of a Lender, will pay a nonrefundable processing fee of $3,500 to the Administrative Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein, which effective date shall be at least five Business Days after the execution thereof (unless the Administrative Agent shall otherwise agree), (A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Loan Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof, be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of the Administrative Agent and the other parties hereto as if set forth at length herein.

         (b) Maintenance of the Register. The Administrative Agent will maintain at its address for notices referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers and each Lender at any reasonable time and from time to time upon reasonable prior notice.

         (c) Acceptance of Assignment; Replacement Notes. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee and counter executed by the Borrowers (if required), together with any Note or Notes subject to such assignment and the processing fee referred to in subsection (a) above, the Administrative Agent will (i) accept such Assignment and Acceptance, (ii) on the effective date thereof, record the information contained therein in the Register and (iii) give notice thereof to the Borrowers and the Lenders. Within five (5) Business Days after its receipt of such notice, the Borrowers, at their own expense, will execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Assignee in an aggregate principal amount equal to the principal amount of the Commitment (or, if the Commitments have been terminated, the principal amount of the Loans) assumed by it pursuant to such Assignment and Acceptance and, to the extent the assigning Lender has retained its Loans and/or Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an aggregate principal amount equal to the principal amount of the Commitment (or, if the Commitments have been terminated, the principal amount of the Loans) retained by it hereunder. Such new Note or Notes shall be dated the date of the replaced Note or Notes and shall otherwise be in substantially the forms of the Notes attached hereto as Exhibits A-1 and A-2. The Administrative Agent will return canceled Notes to the Borrowers.

         (d) Participations. Each Lender may, without the consent of the Borrowers, the Administrative Agent or any other Lender, sell to one or more other Persons (each, a "Participant") participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the outstanding Loans made by it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance of such obligations, (ii) any such participation (other than a participation by Bank Leumi Le-Israel, B.M., Miami Agency to its subsidiary Bank Leumi USA) shall be in an amount of not less than $5,000,000, but no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers more than fifty percent of the beneficial interests in all of such Lender's rights and obligations under this Agreement, (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and no Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Loan Document (except as to actions that would (w) reduce or forgive the principal amount of, or rate of interest (other than interest accruing as provided in Section 3.1(f)) on, any Loan, or reduce or forgive any fees or other Obligations, (x) extend any date (including without limitation, the Revolving Facility Termination Date) fixed for the payment of any principal of or interest on any Loan, any fees or any other Obligations,
(y) release any material portion of Collateral securing the Obligations (other than (1) upon termination of the Commitments and payment and satisfaction of all Obligations (other than any Obligations that survive the termination of this Agreement pursuant to Section 12.12), (2) Collateral constituting property being sold or disposed of if Borrowers certify to the Administrative Agent that the sale or disposition is made in compliance with the provisions of this Agreement and the Security Documents, upon which certification the Administrative Agent may conclusively rely in good faith, without further inquiry, or (3) otherwise in accordance with the terms of this Agreement and the Security Documents), or (z) increase any Commitment of any Lender), and
(iv) except as expressly set forth in this Agreement, no Participant shall have any rights under this Agreement or any of the other Loan Documents, each Participant's rights against the granting Lender in respect of any participation are to be those set forth in the participation agreement, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not granted such participation. Each Participant may be entitled, pursuant to the terms of its participation agreement, to compensation calculated in accordance with the provisions of Sections 3.7, 3.8, 3.9 and 3.10 and to rights of setoff in accordance with Section 10.4, in each case to the extent that the Lender from which it purchased its participation would be entitled to such benefits if the participation had not been made;

provided that nothing contained herein shall cause the Participant to be deemed to be a Lender or to otherwise be granted any rights under this Agreement.

         (e) Other Assignments. Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note to any Federal Reserve Bank as security for borrowings therefrom; provided, however, that no such pledge or assignment shall release a Lender from any of its obligations hereunder.

         (f) Disclosure of Information; Confidentiality. The Administrative Agent and the Lenders shall treat as confidential all non-public information, including, without limitation, all financial projections, obtained pursuant to the Loan Documents and shall disclose such information outside their organizations only as may be deemed appropriate by any of the Administrative Agent or the Lenders in the exercise of its or their rights under the Loan Documents or as compelled by judicial or administrative process or by other requirements of Applicable Law or as requested by regulatory authorities or pursuant to legal process. The Administrative Agent and any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 12.7, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrowers furnished to the Administrative Agent or such Lender.

         SECTION 12.8 Amendments, Waivers and Consents: Renewal. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrowers; provided, that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Loans, provided, however, that the Required Lenders may at any time, in their sole discretion (but shall be under no obligation to), approve any increases requested by Borrowers in the amount of the Aggregate Commitment above Three Hundred Seventy-Five Million Dollars ($375,000,000) without the approval of any other Lender or Lenders (but in no event will any Lender's Commitment be increased without the prior written consent of such Lender) so long as after giving effect to any such proposed increase no Default or Event of Default has occurred and shall be continuing, (b) extend the originally scheduled time or times of payment of the principal of any Loan or the time or times of payment of interest on any Loan or any fees due hereunder, (c) reduce the rate of interest or fees payable on any Loan (other than interest accruing as provided in Section 3.1(f)), (d) permit any subordination of the principal or interest on any Loan to any other Debt, (e) release any material portion of the Collateral or Security Document (other than (i) upon termination of the Commitments and payment and satisfaction of all Obligations (other than any Obligations that survive the termination of this Agreement pursuant to Section 12.12), (ii) Collateral constituting property being sold or disposed of if Borrowers certify to the Administrative Agent that the sale or disposition is made in compliance with the provisions of this Agreement and the Security Documents, upon which certification the Administrative Agent may conclusively rely in good faith, without further inquiry, or (iii) as specifically permitted in this Agreement or the applicable Security Document), (f) amend the provisions of this Section 12.8 or the definition of Required Lenders, (g) amend the provisions of Section 3.5, (h) change the provisions of Section 2.4(f) so that the percentage of the Commitments allocated to each Lender is changed upon a reduction of the Commitments, or (i) amend the definition of Alternative Currency, in each case, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of Article XI shall be made without the written consent of the Administrative Agent.

         SECTION 12.9 Performance of Duties. The Borrowers' obligations under this Agreement and each of the Loan Documents shall be performed at the joint and several sole cost and expense of the Borrowers.

         SECTION 12.10 Indemnification. The Borrowers agree to reimburse the Administrative Agent and the Lenders for all reasonable costs and expenses, including reasonable counsel, appraisal, or other expert or consultant fees and disbursements incurred, and the Borrowers hereby indemnify and hold the Administrative Agent and the Lenders harmless from and against all losses suffered by the Administrative Agent and the Lenders in connection with (a) the exercise by the Administrative Agent or the Lenders of any right or remedy granted to them under this Agreement or any of the other Loan Documents, (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the other Loan Documents and (c) the collection or enforcement of the Obligations or any of them; provided, that the indemnity contained herein shall not apply to the extent that such losses, claims, damages, liabilities or other expenses result from the gross negligence or willful misconduct of such indemnified person.

         SECTION 12.11 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or such Lenders pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facilities have not been terminated.

         SECTION 12.12 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

         SECTION 12.13 Provision of Loan Documents. Upon request by AHL, the Administrative Agent shall use its best efforts to provide to AHL, or to cause to be provided to AHL, a copy of the final forms of this Agreement and the other Loan Documents on a diskette or other machine readable format.

         SECTION 12.14 Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 12.15 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 12.16 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 12.17 AHL as Agent for Other Borrowers. Each Borrower hereby irrevocably appoints and authorizes AHL to be its agent to transact all matters relating to this Agreement and the other Loan Documents, including, without limitation, (a) to provide the Administrative Agent with all notices with respect to Loans for the benefit of any other Borrower and all other notices and instructions under this Agreement and (b) to take, on behalf of Borrowers, all actions, including, without limitation, the provision of consents, as are required or permitted to be taken by any or all of the Borrowers pursuant to this Agreement.

         SECTION 12.18 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been paid and satisfied in full (other than any Obligations that survive the termination of this Agreement pursuant to Section 12.12) and the Commitments have been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

         SECTION 12.19 EMU; Continuity of Contract, Etc.

         (a) Definitions. As used in this Section 12.19 the following terms have the following meanings:

         "beginning of the third stage of EMU" means the date the third stage of EMU began or the date on which circumstances arise which, in the opinion of the Administrative Agent, have substantially the same effect and result in substantially the same consequences as the beginning of the third stage of EMU as contemplated by the Treaty on European Union.

         "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

         "EMU legislation" means legislative measures of the European Council for the introduction of change over to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU.

         "euro" means the single currency to which participating member states of the European Union have converted and may from time to time in the future convert.

         "euro unit" means the currency unit of the euro.

         "fixed exchange rate" means the exchange rate for a national currency unit into a euro unit set in accordance with EMU legislation in effect from time to time.

         "national currency unit" means the unit of currency (other than a euro unit) of a participating member state.

         "participating member state" means each state so described in any EMU legislation that converts from its national currency unit to the euro.

         "Treaty on European Union" means the treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (signed February 7, 1992), as amended from time to time.

         (b) Effectiveness of Provisions. The provisions of clauses (c) through
(m) below, inclusive, shall be effective at and from the later of the execution of this Agreement or the beginning of the third stage of EMU, provided, that if and to the extent that any such provision relates to any state (or the currency of such state) that is not a participating member state on the beginning of the third stage of EMU, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a participating member state.

         (c) Continuity of Contract. The parties to this Agreement agree that the occurrence or non-occurrence of EMU, any event or events associated with the EMU and/or the introduction of the euro in all or any part of the European Union will not result in the discharge, cancellation, rescission or termination in whole or in part of this Agreement or any other Loan Document or give the Administrative Agent, the Lenders or the Borrowers the right to cancel, rescind, terminate or vary this Agreement or any other Loan Document, other than as specifically provided in this Agreement.

         (d) Redenomination and Alternative Currencies. Each obligation of any party under this Agreement which has been denominated in the national currency unit of a participating member state shall be redenominated into the euro unit at the fixed exchange rate, provided, that if and to the extent that any EMU legislation provides that following the beginning of the third stage of EMU an amount denominated either in the euro unit or in the national currency unit of a member state and payable within the member state by crediting an account of a creditor can be paid by a debtor either in the euro unit or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in such national currency unit; provided, however, any amount paid in a national currency unit shall equal, at the fixed exchange rate for that national currency unit, the required amount stated to be due in euro units.

         (e) Loans. Any Loan in the currency of a participating member state shall be made in the euro unit, provided that any Loan may, if so requested by any Borrower, be made in the national currency unit (based upon the published fixed exchange rate) of any participating member state so long as such national currency unit continues to be available as legal tender for obligations of the same type or character as the obligations set forth in this Agreement, is freely convertible and is not subject to exchange controls.

         (f) Business Days. With respect to any amount denominated or to be denominated in the euro unit or a national currency unit, any reference to a "Business Day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in New York City and prime banks in London generally provide quotations for deposits denominated in the euro unit and such national currency unit.

         (g) Payments to the Administrative Agent. Those Sections of this Agreement providing for payment or repayment in a national currency unit shall be construed so that, in relation to the payment of any amount of euro units or national currency units, such amount shall be made available to the Administrative Agent in immediately available, freely transferable, cleared funds to such account with each bank (in such principal financial center) as the Administrative Agent may from time to time nominate for this purpose.

         (h) Payment by the Administrative Agent to the Lenders. Any amount payable by the Administrative Agent to the Lenders under this Agreement in the national currency unit of a participating member state shall be paid in the currency received by it from the Borrowers.

         (i) Payments by the Administrative Agent or Lenders Generally. With respect to the payment of any amount denominated in the euro unit or in a national currency unit, the Administrative Agent shall not be liable to the Borrowers or any of the Lenders, nor shall any Lender be liable to the Borrower or the Administrative Agent, in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent or such Lender, as the case may be, if the Administrative Agent or such Lender, as the case may be, has made reasonable effort to effect all relevant steps to achieve, on the date required by the Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account with the bank in the principal financial center in the participating member state which the Borrowers or, as the case may be, the Administrative Agent or any Lender shall have specified for such purpose. In this paragraph, "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent or any Lender, as the case may be, may from time to time reasonably believe to be in effect for the purpose of clearing or settling payment of the euro.

         (j) Basis of Accrual. If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a participating member state, in Administrative Agent's judgment, shall not be available because interest rate quotes for a national currency unit are no longer provided, or shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a participating member state; provided, however, if any Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

         (k) Rounding and Other Consequential Changes. Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation and without prejudice to the respective liabilities for indebtedness of the Borrowers to the Administrative Agent and to the Lenders and the Administrative Agent and the Lenders to the Borrowers under or pursuant to this Agreement:

                  (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Administrative Agent or Lenders shall be replaced by a reference to such reasonably comparable amount (or an integral multiple thereof) in the euro unit as the Administrative Agent may from time to time specify; and

                  (ii) except as expressly provided in this Agreement, each provision of this Agreement, including, without limitation, the right to combine currencies to effect a set off, shall be subject to such reasonable changes of interpretation as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the implementation of the EMU to place the parties hereto in substantially the position they would have occupied had the EMU not been implemented.

         (l) Exchange Indemnification and Increased Costs. The Borrowers shall upon demand from the Administrative Agent, pay to the Administrative Agent for the account of each Lender the amount of (i) any loss or cost or increased cost incurred by the Administrative Agent or such Lender in respect of any Loans made hereunder as a result of the Borrowers' election to borrow in national currency units and repay in euro units or to borrow in euro units and repay in national currency units, (ii) any reduction in any amount payable to, or in the effective return on its capital to, the Administrative Agent or such Lender in respect of any Loans made hereunder as a result of the Borrowers' election to borrow in national currency units and repay in euro units or to borrow in euro units and repay in national currency units, (iii) any interest or other return in respect of any Loans made hereunder, including principal, foregone by the Administrative Agent or its holding company or any Lender or its holding company, as a result of the introduction of, change over to or operation of the euro in any participating member state, or (iv) any currency exchange loss that the Administrative Agent or such Lender sustains in respect of any Loans made hereunder as a result of the Borrowers' election to borrow in national currency units and repay in euro units or to borrow in euro units and repay in national currency units.

         (m) Further Assurance. Each Borrower agrees, at the request of the Administrative Agent, at the time of or at any time following the implementation of the EMU, to enter into an agreement amending this Agreement in such manner as the Administrative Agent reasonably shall request in order to reflect the conversion of a participating member state's national currency unit into the euro unit and to place the parties hereto in the position they would have been in had the EMU not been implemented.

         SECTION 12.20 Entire Agreement. This Agreement and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

         SECTION 12.21 Transitional Provisions.

                  (a) Prior Credit Agreement Superseded. This Agreement shall on the Closing Date supersede the Prior Credit Agreement in its entirety, except as provided in this Section 12.21. On the Closing Date, (i) the rights and obligations of the parties evidenced by the Prior Credit Agreement shall be evidenced by this Credit Agreement and the other Loan Documents, (ii) the entire principal amount of all Existing LIBOR Rate Loans, together with all accrued and unpaid interest thereon and any amounts required to be paid pursuant to Section 3.8 of the Prior Credit Agreement, shall be paid to the Administrative Agent on the Closing Date for allocation among the the Existing Lenders in accordance with the terms of the Prior Credit Agreement, (iii) all "Base Rate Loans" as defined in the Prior Credit Agreement (the "Existing Base Rate Loans") shall be continued as Base Rate Loans hereunder and shall be allocated among the Lenders in accordance with their Commitment Percentages as of the Closing Date, provided, however, that all accrued and unpaid interest in respect of such Existing Base Rate Loans through (but not including) the Closing Date shall be paid to the Administrative Agent on the Closing Date for allocation among the Existing Lenders in accordance with the terms of the Prior Credit Agreement, (iv) all "Swingline Loans" as defined in the Prior Credit Agreement (the "Existing Swingline Loans") shall be continued as Swingline Loans hereunder, provided, however, that all accrued and unpaid interest on the principal amount of the Existing Swingline Loans through (but not including) the Closing Date shall be paid to the Administrative Agent for the account of the Swingline Lender in accordance with the terms of the Prior Credit Agreement, (v) all "European Swingline Loans" as defined in the Prior Credit Agreement (the "Existing European Swingline Loans") shall be continued as European Swingline Loans hereunder, provided, however, that all accrued and unpaid interest on the principal amount of the Existing European Swingline Loans through (but not including) the Closing Date shall be paid to the Administrative Agent for the account of the European Swingline Lender in accordance with the terms of the Prior Credit Agreement, (vi) all Existing Letters of Credit shall, for purposes of this Credit Agreement, be Letters of Credit hereunder, and (vii) all fees and expenses, if any, owing or accruing under or in respect of the Prior Credit Agreement through (but not including) the Closing Date shall be calculated as of the Closing Date (prorated in the case of any fractional periods), and shall be paid on the Closing Date to the Administrative Agent for the account of the Administrative Agent, the Issuing Bank and the Existing Lenders in accordance with the terms of the Prior Credit Agreement.

                  (b) Return of Notes. As soon as reasonably practicable after its receipt, on the Closing Date, of its Notes hereunder and payment in full of any "Obligations" owed to it under the Prior Credit Agreement (some or all of which may be paid with the proceeds of Loans made in accordance with the terms and conditions hereof), each of the Lenders that was, immediately prior to the Closing Date, a party to the Prior Credit Agreement will promptly return to AHL any promissory notes of the Borrowers that may be held by such Lender pursuant to the Prior Credit Agreement. In addition, the Administrative Agent will request that any "Lender" under the Prior Credit Agreement which is not a Lender hereunder promptly return to AHL any promissory notes of the Borrowers held by such Person pursuant to the Prior Credit Agreement upon receipt by it of payment of all "Obligations" owed to it under the Prior Credit Agreement.

         SECTION 12.22 Acknowledgments. The Borrowers hereby acknowledge that:

                  (a) they have been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent, Syndication Agents, Co-Arrangers, Issuing Bank nor any Lender has any fiduciary duty to the Borrowers arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent, Issuing Bank and the Lenders, on the one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the parties hereto.


 [Remainder of page intentionally blank; signatures appear on following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.


BORROWERS:

[CORPORATE SEAL]                        AHL SERVICES, INC.


                                        By:  /s/ David L. Gamsey
                                           ------------------------------------
                                        Title: CFO
                                              ---------------------------------


                                        Address:    3353 Peachtree Road, N.E.
                                                    Atlanta, Georgia 30326

                                        Telecopier: 404.267.2230


[CORPORATE SEAL]                        ARGENBRIGHT SECURITY, INC.


                                        By:  /s/ David L. Gamsey
                                           ------------------------------------
                                        Title: CFO
                                              ---------------------------------


                                        Address:    3353 Peachtree Road, N.E.
                                                    Atlanta, Georgia 30326

                                        Telecopier: 404.267.2230


        [Signature Page to second amended and restated Credit Agreement]

[CORPORATE SEAL]                        ARGENBRIGHT, INC.


                                        By:  /s/ David L. Gamsey
                                           ------------------------------------
                                        Title: CFO
                                              ---------------------------------


                                        Address:    3353 Peachtree Road, N.E.
                                                    Atlanta, Georgia 30326

                                        Telecopier: 404.267.2230


[CORPORATE SEAL]                        ADI U.K. LIMITED


                                        By:  /s/ David L. Gamsey
                                           ------------------------------------
                                        Title: Director
                                              ---------------------------------


                                        Address:    3353 Peachtree Road, N.E.
                                                    Atlanta, Georgia 30326

                                        Telecopier: 404.267.2230


        [Signature Page to second amended and restated Credit Agreement]

[CORPORATE SEAL]                        AVIATION DEFENCE INTERNATIONAL
                                        GERMANY LIMITED


                                        By:  /s/ David L. Gamsey
                                           ------------------------------------
                                        Title: Director
                                              ---------------------------------


                                        Address:    3353 Peachtree Road, N.E.
                                                    Atlanta, Georgia 30326

                                        Telecopier: 404.267.2230


[CORPORATE SEAL]                        ARGENBRIGHT HOLDINGS LIMITED


                                        By:  /s/ David L. Gamsey
                                           ------------------------------------
                                        Title: CFO
                                              ---------------------------------


                                        Address:    3353 Peachtree Road, N.E.
                                                    Atlanta, Georgia 30326

                                        Telecopier: 404.267.2230


        [Signature Page to second amended and restated Credit Agreement]

[CORPORATE SEAL]                        THE ADI GROUP LIMITED


                                        By:  /s/ David L. Gamsey
                                           ------------------------------------
                                        Title: Director
                                              ---------------------------------


                                        Address:    3353 Peachtree Road, N.E.
                                                    Atlanta, Georgia 30326

                                        Telecopier: 404.267.2230


[CORPORATE SEAL]                        ADI ALPHA HOLDING GMBH


                                        By:  /s/ David L. Gamsey
                                           ------------------------------------
                                        Title: Director
                                              ---------------------------------


                                        Address:
                                                    ---------------------------

                                                    ---------------------------

                                        Telecopier:
                                                    ---------------------------


        [Signature Page to Second Amended and Restated Credit Agreement]

LENDERS AND AGENTS:

                                  FIRST UNION NATIONAL BANK, as
                                  Administrative Agent, Issuing Bank and Lender



                                  By: /s/
                                     ------------------------------------------
                                  Title: Senior Vice President
                                        ---------------------------------------


        [Signature Page to Second Amended and Restated Credit Agreement]

                                    FIRST UNION NATIONAL BANK,
                                    LONDON BRANCH, as European Swingline Lender


                                    By: /s/
                                       ----------------------------------------
                                    Title: Vice President
                                          -------------------------------------


                                    Address:          3 Bishopsgate
                                                      London
                                                      EC2N 3AB, U.K.

                                    Telecopier:       011.44.171.929.4644


        [Signature Page to Second Amended and Restated Credit Agreement]

                                WACHOVIA BANK, N.A., as Lender


                                By: /s/ Gary C. Gaskill
                                   --------------------------------------------
                                Title: Vice President
                                      -----------------------------------------

                                Address:          191 Peachtree Street, N.E.
                                                  30th Floor, Mail Stop GA-212
                                                  Atlanta, GA 30303-1757

                                Telecopier:       404.332.6920


        [Signature Page to Second Amended and Restated Credit Agreement]

                                 SUNTRUST BANK, ATLANTA, as Lender


                                 By: /s/ Daniel S. Komitor
                                    -------------------------------------------
                                 Title: Vice President
                                       ----------------------------------------

                                 By: /s/ Philip J. Potter III
                                    -------------------------------------------
                                 Title: Banking Officer
                                       ----------------------------------------


                                 Address:          25 Park Place
                                                   23rd Floor
                                                   Atlanta, GA 30303

                                 Telecopier:       404.588.8833


        [Signature Page to Second Amended and Restated Credit Agreement]

                                 BANK OF AMERICA, N.A., as Lender


                                 By: /s/
                                    -------------------------------------------
                                 Title: Sr. Vice President
                                       ----------------------------------------


                                 Address:          600 Peachtree Street, N.E.
                                                   19th Floor
                                                   Atlanta, GA 30308

                                 Telecopier:       404.607.6343


        [Signature Page to Second Amended and Restated Credit Agreement]

                                 FLEET NATIONAL BANK, as Lender


                                 By: /s/ Thomas Engels
                                    -------------------------------------------
                                 Title: Senior Vice President
                                       ----------------------------------------

                                 Address:          One Federal Street
                                                   MA OF DO 4J

                                 Telecopier:       617.346.4667


        [Signature Page to Second Amended and Restated Credit Agreement]

                                 DRESDNER BANK AG, New York and Grand
                                 Cayman Branches, as Lender


                                 By: /s/
                                    -------------------------------------------
                                 Title: VP
                                       ----------------------------------------

                                 By: /s/
                                    -------------------------------------------
                                 Title: SVP
                                       ----------------------------------------


                                 Address:          75 Wall Street
                                                   New York, NY 10005

                                 Telecopier:       212.429.2244


        [Signature Page to Second Amended and Restated Credit Agreement]

                                  DG BANK DEUTSCHE
                                  GENOSSENSCHAFTSBANK AG CAYMAN
                                  ISLAND BRANCH, as Lender


                                  By: /s/ Kurt A. Morris
                                     ------------------------------------------
                                  Title: Vice President
                                        ---------------------------------------

                                  By: /s/ Eric K. Zimmerman
                                     ------------------------------------------
                                  Title: Assistant Vice President
                                        ---------------------------------------

                                  Address:          303 Peachtree Road
                                                    Atlanta, GA 30308

                                  Telecopier:       404.524.4006


        [Signature Page to Second Amended and Restated Credit Agreement]

                                   THE BANK OF NOVA SCOTIA, as Lender


                                   By: /s/ W.J. Brown
                                      -----------------------------------------
                                   Title: Vice President
                                         --------------------------------------

                                   Address:          600 Peachtree Street
                                                     Suite 2700
                                                     Atlanta, GA 30308

                                   Telecopier:       404.888.8998


        [Signature Page to Second Amended and Restated Credit Agreement]

                             SCOTIABANK EUROPE PLC, as Lender for
                             Revolving Loans made in Alternative Currencies, as Lender


                             By: /s/
                                -----------------------------------------------
                             Title: Relationship Manager
                                   --------------------------------------------

                             Address:          33 Finsbury Square
                                               London EC2A 1BB

                             Telecopier:       44.171.826.5987


        [Signature Page to Second Amended and Restated Credit Agreement]

                               SALOMON BROTHERS HOLDING COMPANY
                               INC., as Lender and Syndication Agent


                               By: /s/ Timothy L. Freeman
                                  ---------------------------------------------
                               Title: Attorney-in-Fact
                                     ------------------------------------------

                               Address:          399 Park Avenue
                                                 New York, NY 10043
                                                 Attention:
                                                           --------------------

                                Telecopier:       212.793.3963


        [Signature Page to Second Amended and Restated Credit Agreement]

                           MERCANTILE BANK NATIONAL
                           ASSOCIATION, as Lender


                           By: /s/ Gerald P. Kirk
                              -------------------------------------------------
                           Title: Vice President
                                 ----------------------------------------------

                           Address: One Mercantile Center, 12th Floor Saint Louis, MO 63101
                                             Attention: Gerald Kirk

                           Telecopier:       314.418.2203


        [Signature Page to Second Amended and Restated Credit Agreement]

                           BANK ONE, NA, as Lender


                           By: /s/ David T. McNeela
                              -------------------------------------------------
                           Title: Vice President
                                 ----------------------------------------------

                           Address: 1 Bank One Plaza; Suite 0324/1-10 Chicago, IL 60670-0324
                                             Attention: David T. McNeela

                           Telecopier:       (312) 732-2991


        [Signature Page to Second Amended and Restated Credit Agreement]

                           SOVEREIGN BANK, as Lender


                           By: /s/ Joseph L. Becker
                              -------------------------------------------------
                           Title: V.P.
                                 ----------------------------------------------

                           Address:          50 Rowes Wharf, Suite 430
                                             Boston, MA 02110
                                             Attention: Joseph L. Becker

                           Telecopier:       617.478.6799


          [Signature Page to Second Amended and Restated Credit Agreement]

                            BANK AUSTRIA CREDITANSTALT
                            CORPORATE FINANCE INC.,
                            as Lender


                            By: /s/ Thomas G. Pierce
                               ------------------------------------------------
                            Title: Thomas G. Pierce, Senior Associate
                                  ---------------------------------------------

                            By: /s/ Carl S. Drake
                               ------------------------------------------------
                            Title: Carl Drake, Vice President
                                  ---------------------------------------------

                            Address: Two Ravinia Drive, Suite 1680 Atlanta, Georgia 30346
                                             Attention: Thomas G. Pierce

                            Telecopier:      770.390.1857


          [Signature Page to Second Amended and Restated Credit Agreement]

                           THE FUJI BANK AND TRUST COMPANY, as Lender


                           By: /s/ Ricky Simmons
                              -------------------------------------------------
                           Title: Vice President & Manager
                                 ----------------------------------------------

                           Address:          Two World Trade Center
                                             New York NY 10048
                                             Attention: Ricky Simmons

                           Telecopier:       (212) 321-9407


        [Signature Page to Second Amended and Restated Credit Agreement]

                           BANK LEUMI LE-ISRAEL, B.M.,
                           MIAMI AGENCY, as Lender


                           By: /s/ Stephen Hanas
                              -------------------------------------------------
                           Title: Vice President
                                 ----------------------------------------------

                           Address:          800 Brickell Ave, Suite 1400
                                             Miami, FL 33131
                                             Attention:
                                                       ------------------------

                           Telecopier:       305-377-6544


        [Signature Page to Second Amended and Restated Credit Agreement]

                           CITY NATIONAL BANK, as Lender


                           By: /s/ James Benko
                              -------------------------------------------------
                           Title: Vice President
                                 ----------------------------------------------

                           Address: 400 N. Roxbury Dr, 3rd Floor Beverly Hills, CA 90210
                                             Attention: James Benko

                           Telecopier:       310-888-6564


        [Signature Page to Second Amended and Restated Credit Agreement]

                     SCHEDULE 1.1: LENDERS AND COMMITMENTS

                                   Commitment            Commitment
     Lenders                       (Dollars)             Percentage
     -------                       ---------             ----------

First Union National              $ 42,500,000          11.3333333333%
Bank and its Lender
Affiliates

Salomon Brothers                  $ 42,500,000          11.3333333333%
Holding Company Inc.

Bank of America, N.A              $ 40,000,000          10.6666666667%

Wachovia Bank N.A                 $ 40,000,000          10.6666666667%

SunTrust Bank, Atlanta            $ 35,000,000           9.3333333333%

Fleet National Bank               $ 30,000,000           8.0000000000%

Dresdner Bank AG, New             $ 25,000,000           6.6666666667%
York and Grand Cayman
Branches

Mercantile Bank National          $ 20,000,000           5.3333333333%
Association

The Bank of Nova Scotia           $ 20,000,000           5.3333333333%
and its Lender Affiliates

Bank One, NA                      $ 15,000,000           4.0000000000%

Sovereign Bank                    $ 15,000,000           4.0000000000%

Bank Austria                      $ 15,000,000           4.0000000000%
Creditanstalt Corporate
Finance Inc.

The Fuji Bank Limited             $ 12,500,000           3.3333333333%

DG Bank Deutsche                  $ 10,000,000           2.6666666667%
Genossenschaftsbank
Cayman Islands Branch

Bank Leumi Le-Israel,             $  7,500,000           2.0000000000%
B.M., Miami Agency

City National Bank                $  5,000,000           1.3333333333%

TOTAL:                            $375,000,000                100.000%